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As filed with the Securities and Exchange Commission on November 8, 2006

Registration No. 333-_______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

BRANDYWINE REALTY TRUST

BRANDYWINE OPERATING PARTNERSHIP, L.P.

(Exact Name of Registrant as Specified in Its Charter)

Maryland Delaware (State or Other Jurisdiction of Incorporation or Organization)	23-2413352 23-2862640 (I.R.S. Employer Identification Number)

555 East Lancaster Avenue, Suite 100

Radnor, Pennsylvania 19087

(610) 325-5600

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Gerard H. Sweeney

President and Chief Executive Officer

555 East Lancaster Avenue, Suite 100

Radnor, Pennsylvania 19087

(610) 325-5600

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Michael H. Friedman, Esquire

Pepper Hamilton LLP

3000 Two Logan Square

Philadelphia, Pennsylvania 19103-2799

(215) 981-4000

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after this Registration Statement becomes effective as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee

3.875% Exchangeable Guaranteed Notes due 2026 of Brandywine Operating Partnership, L.P.	$345,000,000		100%	$345,000,000	$36,915
Common shares of beneficial interest, $.01 par value per share, of Brandywine Realty Trust	2,500,000	(2)	—	—	—	(3)
Guarantee by Brandywine Realty Trust of the 3.875% Exchangeable Guaranteed Notes due 2026 of Brandywine Operating Partnership, L.P.	—		—	—	—	(4)

Total	—		—	$345,000,000	$36,915

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended (the “Securities Act”).

(2) Represents the estimated maximum number of common shares of beneficial interest of Brandywine Realty Trust that could be issuable upon exchange of the 3.875% Exchangeable Guaranteed Notes of Brandywine Operating Partnership, L.P. Pursuant to Rule 416 of the Securities Act, this registration statement also covers such additional common shares that may be issued from time to time upon exchange of the notes as a result of the anti-dilution provisions of the 3.875% Exchangeable Guaranteed Notes of Brandywine Operating Partnership, L.P.

(3) Pursuant to Rule 457(i) under the Securities Act, there is no registration fee payable with respect to common shares of Brandywine Realty Trust issuable upon exchange of the 3.875% Exchangeable Guaranteed Notes of Brandywine Operating Partnership, L.P. because no additional consideration will be received in connection with the exercise of the exchange privilege.

(4) Pursuant to Rule 457(n) under the Securities Act, there is no additional registration fee payable with respect to the guarantee.

PROSPECTUS

$345,000,000

Brandywine Operating Partnership, L.P.

3.875% Exchangeable Guaranteed Notes due 2026

fully and unconditionally guaranteed by

Brandywine Realty Trust

We issued a total of $345 million aggregate principal amount of our 3.875% Exchangeable Senior Notes due 2026 in a private placement completed in October 2006.

The notes bear interest at the rate of 3.875% per year, payable on April 15 and October 15 of each year, beginning on April 15, 2007. The notes will mature on October 15, 2026. However, on or after October 20, 2011, we may redeem the notes, in whole or in part, for cash at 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest (including additional interest, if any). We may not redeem the notes prior to October 20, 2011 except to the extent necessary to preserve the status of Brandywine Realty Trust as a real estate investment trust. On October 20, 2011, October 15, 2016 and October 15, 2021, as well as following the occurrence of certain change in control transactions prior to October 20, 2011, holders may require us to repurchase notes, in whole or in part, for cash at 100% of the principal amount of the notes to be repurchased plus accrued and unpaid interest (including additional interest, if any).

The notes will be exchangeable for cash and common shares of beneficial interest, par value $0.01 per share, of Brandywine Realty Trust, which we refer to as the “Brandywine common shares,” prior to the close of business on the second business day prior to the stated maturity date at any time on or after October 15, 2025 and also under the following circumstances: (1) if the closing sale price of the Brandywine common shares reaches a specified threshold over a specified time period; (2) if the trading price of the notes is below a specified threshold for a specified time period; (3) if those notes have been called for redemption; (4) upon the occurrence of the specified transactions described in this prospectus; or (5) if Brandywine common shares cease to be listed on a national or regional securities exchange for 30 consecutive trading days. Upon an exchange of notes we will deliver cash and Brandywine common shares, if any, with an aggregate value, which we refer to as the “exchange value,” equal to the exchange rate multiplied by the average price (as defined in this prospectus) of Brandywine common shares as follows: (1) an amount in cash, which we refer to as the “principal return,” equal to the lesser of (a) the principal amount of the exchanged notes and (b) the exchange value; and (2) if the exchange value is greater than the principal return, an amount with a value equal to the difference between the exchange value and the principal return, which we refer to as the “net amount.” The net amount may be paid, at our option, in cash, Brandywine common shares or a combination of cash and Brandywine common shares.

The initial exchange rate for each $1,000 principal amount of notes is 25.4065 Brandywine common shares (equivalent to an initial exchange price of approximately $39.36 per Brandywine common share). For a discussion of the circumstances in which the exchange rate will be subject to adjustment, see “Description of Notes – Exchange Rate Adjustments” in this prospectus. In addition, if certain change in control transactions occur prior to October 20, 2011 and a holder elects to exchange notes in connection with any such transaction, we will increase the exchange rate in connection with that exchange.

The notes are unsecured and rank equally with all of the other unsecured and unsubordinated indebtedness of Brandywine Operating Partnership, L.P. from time to time outstanding. The notes are fully and unconditionally guaranteed by Brandywine Realty Trust, the sole general partner of Brandywine Operating Partnership, L.P. The guarantee of the notes is an unsecured and unsubordinated obligation of Brandywine Realty Trust. Brandywine Realty Trust has no material assets other than its investment in Brandywine Operating Partnership, L.P.

Brandywine Operating Partnership, L.P. and Brandywine Realty Trust do not intend to apply for the listing of the notes on any securities exchange or for inclusion of the notes in any automated quotation system. The notes are designated for trading in The PORTALSM Market of the National Association of Securities Dealers, Inc. The notes sold using this prospectus, however, will no longer be eligible for trading in The PORTAL Market of the National Association of Securities Dealers. Pursuant to a registration rights agreement, Brandywine Operating Partnership, L.P. and Brandywine Realty Trust have agreed to file this shelf registration statement permitting the resale of the notes and Brandywine common shares, if any, issued upon the exchange of the notes. If Brandywine Operating Partnership, L.P. and Brandywine Realty Trust fail to comply with specified obligations under the registration rights agreement, additional interest will be payable on the notes.

The selling securityholders identified in this prospectus may offer from time to time up to $345,000,000 aggregate principal amount of the notes and Brandywine common shares, if any, issuable upon exchange of the notes. The notes and the Brandywine common shares, if any, issuable upon exchange of the notes may be offered in market transactions, in negotiated transactions or otherwise, and at prices and on terms which will be determined by the then prevailing market price or at negotiated prices directly or through a broker or brokers, who may act as agent or as principal or by a combination of such methods of sale. See “Plan of Distribution” on page 74 for more information on the methods of sale.

This prospectus covers resales by the selling securityholders of the notes and the Brandywine common shares, if any, issuable upon exchange of the notes. We will not receive any of the proceeds from the sale by the selling securityholders of the notes or the Brandywine common shares, if any, issuable upon the exchange of the notes.

The Brandywine common shares are listed on the New York Stock Exchange under the symbol “BDN”. On November 6, 2006, the last reported sale price of Brandywine Realty Trust common shares of beneficial interest on the New York Stock Exchange was $32.01 per share.

Investing in the notes involves risks. See “Risk Factors” beginning on page 7 of this prospectus, as well as the risk factors that are incorporated by reference in this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTAION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is November 8, 2006.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act of 1933, as amended, or the Securities Act. Under the shelf registration statement, the selling securityholders may, from time to time, sell the offered securities described in this prospectus in one or more offerings. We will not receive any proceeds from the resale by any such selling securityholder of the offered securities described in this prospectus.

Additionally, in certain circumstances, we may provide a prospectus supplement that will contain specific information about the terms of a particular offering by one or more selling securityholders. We may also provide a prospectus supplement to add, update or change information contained in this prospectus.

This prospectus and any accompanying prospectus supplement do not contain all of the information included in the shelf registration statement. We have omitted parts of the shelf registration statement in accordance with the rules and regulations of the SEC. For further information, we refer you to the shelf registration statement on Form S-3 of which this prospectus is a part, including its exhibits. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC rules and regulations require that an agreement or document be filed as an exhibit to the shelf registration statement, please see that agreement or document for a complete description of these matters.

You should rely only on the information contained or incorporated by reference in this prospectus and, if applicable, any prospectus supplement. We have not authorized anyone to provide you with any other information. If you receive any other information, you should not rely on it. No offer to sell these securities is being made in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus and, if applicable, any prospectus supplement or any document incorporated by reference in this prospectus or any prospectus supplement, is accurate as of any date other than the date on the front cover of this prospectus or on the front cover of the applicable prospectus supplement or documents or as specifically indicated in the document. Our business, financial condition, results of operations and prospects may have changed since that date.

You should read both this prospectus and any prospectus supplement together with the additional information described under the caption “Where You Can Find More Information” on page ii in this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

Brandywine Realty Trust and Brandywine Operating Partnership, L.P. file annual, quarterly and current reports, proxy statements and other information with the SEC. The filings of Brandywine Realty Trust and Brandywine Operating Partnership, L.P. with the SEC are available to the public on the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document that Brandywine Realty Trust or Brandywine Operating Partnership, L.P. files with the SEC at its Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room and their copy charges.

You can inspect reports, proxy statements and other information that Brandywine Realty Trust files with the SEC at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document.

Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

We incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed furnished and not filed in accordance with SEC rules, and no such information shall be deemed specifically incorporated by reference hereby):

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•	Annual Report on Form 10-K of Brandywine Realty Trust for the year ended December 31, 2005 (as amended by Amendment No. 1 thereto on Form 10-K/A filed on March 22, 2006);
•	Annual Report on Form 10-K of Brandywine Operating Partnership, L.P. for the year ended December 31, 2005;
•	Quarterly Reports on Form 10-Q of Brandywine Realty Trust for the quarters ended March 31, 2006 and June 30, 2006;
•

Quarterly Reports on Form 10-Q of Brandywine Operating Partnership, L.P. for the quarters ended March 31, 2006 and June 30, 2006 (as amended by Amendment No. 1 thereto on Form 10-Q/A filed on August 15, 2006);

•

Current Reports on Form 8-K of Brandywine Realty Trust filed on January 10, 2006 (as amended on January 19, 2006 and as further amended on September 27, 2006, in each case on Form 8-K/A), February 15, 2006, March 17, 2006, March 28, 2006, June 5, 2006, June 19, 2006, August 18, 2006, September 1, 2006, September 21, 2006 (as amended on September 21, 2006), September 27, 2006 (two reports), September 29, 2006, October 4, 2006 and October 17, 2006;

•

Current Reports on Form 8-K of Brandywine Operating Partnership, L.P. filed on January 10, 2006 (as amended on January 19, 2006 and as further amended on September 27, 2006, in each case on Form 8-K/A), February 15, 2006, March 17, 2006, March 28, 2006, June 5, 2006, June 19, 2006, August 18, 2006, September 1, 2006, September 21, 2006 (as amended on September 21, 2006), September 27, 2006 (two reports), September 29, 2006, October 4, 2006 and October 17, 2006;

•	Registration Statements on Form 8-A of Brandywine Realty Trust filed on October 14, 1997, December 29, 2003 and February 5, 2004; and
•

all documents filed by either Brandywine Realty Trust or Brandywine Operating Partnership, L.P. with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended , or the Exchange Act, after the date of this prospectus.

To receive a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents), write us at the following address or call us at the telephone number listed below:

BRANDYWINE REALTY TRUST

555 East Lancaster Avenue, Suite 100

Radnor, PA 19087

Telephone: (610) 832-7702

Brandywine Realty Trust also maintains a website at http://www.brandywinerealty.com through which you can obtain copies of documents that Brandywine Realty Trust and Brandywine Operating Partnership, L.P. filed with the SEC. The contents of that website are not incorporated by reference in or otherwise a part of this prospectus.

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CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus, including the information incorporated by reference into this prospectus, and any prospectus supplement, may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of each of Brandywine Realty Trust and Brandywine Operating Partnership, L.P. to be materially different from future results, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “project,” or the negative of these words, or other similar words or terms. Factors which could materially and adversely affect Brandywine Realty Trust and Brandywine Operating Partnership, L.P. include, but are not limited to the following:

•	changes in economic conditions generally and the real estate market specifically;
•	legislative/regulatory changes, including changes to laws governing the taxation of real estate investment trusts, or REITs;
•	availability of debt and equity capital;
•	interest rate fluctuations;
•	competition;
•	supply and demand for properties in our current and proposed market areas;
•	accounting principles;
•	policies and guidelines applicable to REITs; and
•

environmental risks, tenant bankruptcies and the other matters described under the heading “Risk Factors” in Brandywine Realty Trust’s Annual Report on Form 10-K for the year ended December 31, 2005 and Brandywine Operating Partnership, L.P.’s Annual Report on Form 10-K for the year ended December 31, 2005, as revised or supplemented by the most recent Quarterly Report on Form 10-Q of Brandywine Realty Trust and Brandywine Operating Partnership, L.P., respectively, filed with the SEC, as well as other reports filed from time to time by Brandywine Realty Trust and Brandywine Operating Partnership, L.P. with the SEC that are incorporated by reference into this prospectus. See “Where You Can Find More Information” and “Incorporation by Reference” in this prospectus for information about how to obtain copies of those documents.

All of these factors should be considered in evaluating any forward-looking statements included or incorporated by reference in this prospectus or any accompanying prospectus supplement.

In light of these uncertainties and risks, prospective investors are cautioned not to place undue reliance on these forward-looking statements. Except with respect to such material changes to our risk factors as may be reflected from time to time in our quarterly filings or as otherwise required by law, Brandywine Realty Trust and Brandywine Operating Partnership, L.P. are under no obligation to, and expressly disclaim any obligation to, update or revise any forward-looking statements included or incorporated by reference in this prospectus or any accompanying prospectus supplement, whether as a result of new information, future events or otherwise. Because of the factors referred to above, the future events discussed in or incorporated by reference in this prospectus or any accompanying prospectus supplement may not occur and actual results, performance or achievement could differ materially from that anticipated or implied in the forward-looking statements.

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SUMMARY

The information below is only a summary of more detailed information included elsewhere in this prospectus or the documents incorporated herein by reference. This summary does not contain all the information that is important to you or that you should consider before investing in the notes and the Brandywine common shares for which the notes, in certain circumstances, are exchangeable. As a result, you should carefully read this entire prospectus as well as the information incorporated herein by reference.

As used in this prospectus, unless the context otherwise requires, the term “Operating Partnership” refers to Brandywine Operating Partnership, L.P., the term “Brandywine” refers to Brandywine Realty Trust and the terms “we,” “us,” “our” or similar expressions refer collectively to Brandywine Realty Trust and its subsidiaries, including the Operating Partnership. However, for purposes of “Summary— The Notes” and “Description of Notes” in this prospectus, the terms “we”, “us”, “our” and “Operating Partnership” refer to Brandywine Operating Partnership, L.P. and not any of its subsidiaries, and the term “Brandywine” refers to Brandywine Realty Trust and not any of its subsidiaries (including the Operating Partnership).

Brandywine Realty Trust and Brandywine Operating Partnership, L.P.

Brandywine is a self-administered and self-managed real estate investment trust, or REIT, active in acquiring, developing, redeveloping, leasing and managing office and industrial properties. As of June 30, 2006, we owned 278 office properties, 23 industrial and one mixed-use property that contain an aggregate of approximately 30.3 million net rentable square feet. In addition, as of June 30, 2006, we held interests in 11 unconsolidated real estate ventures that we formed with third parties to develop or own commercial properties. Our properties are located in the office and industrial markets in and surrounding Philadelphia, Pennsylvania; Wilmington, Delaware; Southern and Central New Jersey; Richmond, Virginia; Metropolitan Washington, D.C.; Dallas/Fort Worth and Austin, Texas; and Oakland, Silicon Valley, San Diego and Los Angeles, California.

Brandywine was organized and commenced operations in 1986 as a Maryland real estate investment trust. The Operating Partnership was formed and commenced operations in 1996 as a Delaware limited partnership. Brandywine owns its assets, and conducts its operations, through the Operating Partnership. Brandywine controls the Operating Partnership as its sole general partner and, as of June 30, 2006, Brandywine owned an approximately 95.7% interest in the Operating Partnership.

Our executive offices are located at 555 East Lancaster Avenue, Radnor, Pennsylvania 19087, and our telephone number is (610) 325-5600.

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The Notes

This summary is not a complete description of the notes. You should read the full text and more specific details contained elsewhere in this prospectus. For a more detailed description of the notes, see “Description of Notes” in this prospectus.

Issuer of Notes

Brandywine Operating Partnership, L.P.

Guarantor of Notes

Brandywine Realty Trust, general partner of the Operating Partnership.

Issuer of Brandywine Common Shares Upon Exchange of Notes in Certain Circumstances

Brandywine Realty Trust, general partner of the Operating Partnership.

Notes Issued

$345,000,000 aggregate principal amount of 3.875% Exchangeable Guaranteed Notes due 2026.

Ranking of Notes

The notes are unsecured obligations and rank equally with all of the Operating Partnership’s other unsecured and unsubordinated indebtedness. The notes are effectively subordinated to the secured indebtedness of the Operating Partnership and to all indebtedness and other liabilities of the subsidiaries of the Operating Partnership. See “Risk Factors – Effective subordination of the notes and guarantee may reduce amounts available for payment of the notes and guarantee” in this prospectus.

Parent Guarantee

Brandywine fully and unconditionally guaranteed the notes. The guarantee is an unsecured and unsubordinated obligation of Brandywine. Brandywine has, however, no material assets other than its investment in the Operating Partnership.

Interest

The notes bear interest at a rate of 3.875% per year. Interest is payable semi-annually in arrears on April 15 and October 15 of each year, beginning on April 15, 2007.

Maturity

The notes will mature on October 15, 2026, unless previously redeemed, repurchased or exchanged by us in accordance with their terms prior to that date.

Redemption of Notes at Our Option

Prior to October 20, 2011, we may not redeem the notes except to preserve the status of Brandywine as a real estate investment trust for U.S. federal income tax purposes. However, on or after October 20, 2011, we may redeem the notes, in whole or in part, upon not less than 30 nor more than 60 days’ prior written notice to holders of the notes, for cash equal to 100% of the principal amount of the notes to be redeemed plus any unpaid interest (including additional interest, if any) accrued to the redemption date.

Repurchase of Notes at Each Holder’s Option on Certain Dates

Holders of notes may require us to repurchase their notes, in whole or in part, on October 20, 2011, October 15, 2016, and October 15, 2021 for cash equal to 100% of the principal amount of the notes to be repurchased plus any unpaid interest (including additional interest, if any) accrued to the repurchase date.

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Repurchase of Notes at Each Holder’s Option Upon Certain Change in Control Transactions

If Brandywine or the Operating Partnership undergoes certain change in control transactions prior to October 20, 2011, holders of notes may require the Operating Partnership to repurchase their notes, in whole or in part, for cash equal to 100% of the principal amount of the notes to be repurchased plus any unpaid interest (including additional interest, if any) accrued to the repurchase date.

Exchange Rights

Holders may exchange their notes based on the applicable exchange rate (described below) prior to the close of business on the second business day prior to the stated maturity date at any time on or after October 15, 2025 and also under any of the following circumstances:

•

during any calendar quarter beginning after December 31, 2006 (and only during such calendar quarter), if, and only if, the closing sale price of Brandywine common shares for at least 20 trading days (whether or not consecutive) in the period of 30 consecutive trading days ending on the last trading day of the preceding calendar quarter is greater than 130% of the exchange price per Brandywine common share in effect on the applicable trading day;

•

during the five consecutive trading-day period following any five consecutive trading-day period in which the trading price of the notes was less than 98% of the product of the closing sale price of Brandywine common shares multiplied by the applicable exchange rate;

•	if those notes have been called for redemption, at any time prior to the close of business on the second business day prior to the redemption date;
•	upon the occurrence of specified transactions described under “Description of Notes – Exchange Rights” in this prospectus; or
•	if Brandywine common shares are not listed on a national or regional securities exchange for 30 consecutive trading days.

By delivering to the holder cash and Brandywine common shares, if any, we will satisfy our obligation with respect to the notes tendered for exchange. Accordingly, upon exchange of a note, accrued and unpaid interest will be deemed to be paid in full, rather than cancelled, extinguished or forfeited.

Exchange Rate

The initial exchange rate for each $1,000 principal amount of notes is 25.4065 Brandywine common shares, payable in cash and, at our election, Brandywine common shares, as described under “Description of Notes – Exchange Settlement” in this prospectus (equivalent to an initial exchange price of $39.36 per Brandywine common share). In addition, if certain change in control transactions occur prior to October 20, 2011 and a holder elects to exchange notes in connection with any such transaction, we will increase the exchange rate in connection with such exchange by a number of additional Brandywine common shares based on the date such transaction becomes effective and the price paid per Brandywine common share in such transaction as described under “Description of Notes – Exchange Rights – Make Whole Upon Certain Change in Control Transactions” in this prospectus. The exchange rate may also be adjusted under certain other circumstances, including the payment of cash dividends in excess of Brandywine’s current regular quarterly cash dividend of $0.44 per Brandywine common share, but will not be adjusted for accrued and unpaid interest on the notes. See “Description of Notes – Exchange Rate Adjustments” in this prospectus.

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Exchange Settlement

Upon an exchange of notes, we will deliver cash and, at our election, Brandywine common shares, with an aggregate value, which we refer to as the “exchange value,” equal to the exchange rate multiplied by the average price of Brandywine common shares as follows: (1) an amount in cash, which we refer to as the “principal return,” equal to the lesser of (a) the principal amount of the exchanged notes and (b) the exchange value; and (2) if the exchange value is greater than the principal return, an amount with a value equal to the difference between the exchange value and the principal return, which we refer to as the “net amount.” The net amount may be paid, at our option, in cash, Brandywine common shares or a combination of cash and Brandywine common shares. We refer to any cash delivered upon an exchange of notes as part of the net amount as the “net cash amount”, and we refer to any Brandywine common shares delivered upon an exchange of notes as part of the net amount as the “net shares.” Any portion of the net amount that we elect for Brandywine to issue as net shares will be equal to the sum of the daily share amounts (calculated as described under “Description of Notes – Exchange Settlement” in this prospectus) for each trading day in the 10 consecutive trading-day period referred to below, except that we will pay cash in lieu of any fractional Brandywine common shares issuable, at our option, as net shares based on the average price of Brandywine common shares.

The “average price” of Brandywine common shares will be equal to the average of the closing sale prices of Brandywine common shares over the 10 consecutive trading-day period commencing on the third trading day following the date the notes are tendered for exchange.

We will pay the principal return and cash for fractional shares, and deliver net shares or pay the net cash amount, as applicable, to holders upon an exchange of their notes no later than the third business day following the last trading day of the 10 consecutive trading-day period referred to above.

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Restrictions on Ownership

In order to assist Brandywine in maintaining its qualification as a REIT for U.S. federal income tax purposes, no person may own, or be deemed to own by virtue of the attribution rules of the Internal Revenue Code of 1986, as amended (hereinafter referred to as the “Internal Revenue Code” or the “Code”), more than 9.8% in value of the outstanding shares of beneficial interest in Brandywine, subject to certain exceptions. Notwithstanding any other provision of the notes, no holder of notes will be entitled to exchange such notes for Brandywine common shares to the extent that receipt of such Brandywine common shares would cause such holder (together with such holder’s affiliates) to exceed the ownership limit contained in the declaration of trust of Brandywine. See “Description of Shares of Beneficial Interest – Shares – REIT Ownership Limitations” in this prospectus.

No Shareholder Rights for Holders of Notes

Holders of notes, as such, do not have any rights as shareholders of Brandywine (including, without limitation, voting rights and rights to receive dividends or other distributions on Brandywine common shares).

Registration Rights

Brandywine and the Operating Partnership have agreed to file, at their expense, with the SEC within 90 calendar days after the original issuance of the notes, and to use their respective reasonable best efforts to cause to become effective within 180 calendar days after the original issuance of the notes, a shelf registration statement, or otherwise make a shelf registration statement available, with respect to the resale of the notes and the Brandywine common shares that may be issuable upon exchange of the notes. See “Description of Notes – Registration Rights; Additional Interest” in this prospectus.

If Brandywine and the Operating Partnership fail to comply with specified obligations under the registration rights agreement, additional interest will be payable on the notes. See “Description of Notes – Registration Rights; Additional Interest” in this prospectus. This prospectus is part of the shelf registration statement filed pursuant to the terms of the registration rights agreement.

Trading

The notes are designated for trading on The PORTAL Market. The notes sold using this prospectus, however, will no longer be eligible for trading on The PORTAL Market. We have not applied, and do not intend to apply, for the listing of the notes on any securities exchange or for quotation on any automated dealer quotation system. Brandywine common shares are listed on the New York Stock Exchange under the symbol “BDN.”

Use of Proceeds

We will not receive any proceeds from the sale of any securities offered by this prospectus.

Book-Entry Form

The notes are issued in book-entry only form and will be represented by one or more permanent global certificates deposited with a custodian for, and registered in the name of a nominee of, The Depository Trust Company, commonly known as DTC, in New York, New York. Beneficial interests in a global certificate representing the notes are shown on, and transfers will be effected only through, records maintained by DTC and its direct and indirect participants, and such interests may not be exchanged for certificated notes, except in limited circumstances described in “Description of Notes Book – Entry System.”

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Material U.S. Federal Income Tax

The notes and the Brandywine common shares that may be issuable upon exchange of the notes are subject to special and complex U.S. federal income tax rules. Prospective investors are urged to consult their own tax advisors with respect to the federal, state, local and foreign tax consequences of purchasing, owning and disposing of the notes and the Brandywine common shares for which the notes, in certain circumstances, are exchangeable. See “Material U.S. Federal Income Tax Considerations” in this prospectus.

Risk Factors

You should carefully read the “Risk Factors” beginning on page 7 of this prospectus, as well as the risk factors that are incorporated by reference in this prospectus, before investing in the notes.

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RISK FACTORS

You should carefully consider the risks described below, as well as the risks described in the documents incorporated by reference in this prospectus, before investing in the notes. These risks are not the only ones that we face. Additional risks not presently known or that are currently deemed immaterial could also materially and adversely affect the business, financial condition, results of operations and prospects of Brandywine and its subsidiaries, including the Operating Partnership. The trading price of the notes and the Brandywine common shares for which the notes, under certain circumstances, are exchangeable could decline due to any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of these risks and uncertainties. See “Cautionary Statement Concerning Forward-Looking Statements” in this prospectus.

Risks Related to this Offering

Brandywine has no material assets other than its investment in the Operating Partnership.

Brandywine fully and unconditionally guaranteed the notes. The guarantee is an unsecured and unsubordinated obligation of Brandywine and ranks equally with Brandywine’s other unsecured and unsubordinated obligations. As of October 31, 2006, Brandywine and its consolidated subsidiaries had unsecured and unsubordinated obligations of approximately $2.3 billion, consisting of (1) approximately $60.0 million of indebtedness under our revolving credit facility, (2) $113 million principal amount of 4.34% notes due 2008, (3) $300 million principal amount of floating rate notes due 2009, (4) $275 million principal amount of 4.50% notes due 2009, (5) $300 million principal amount of 5.625% notes due 2010, (6) $300 million principal amount of 5.75% notes due 2012, (7) $250 million principal amount of 5.40% notes due 2014, (8) $250 million principal amount of 6.00% notes due 2016, (9) $345 million principal amount of 3.875% exchangeable notes due 2026 and (10) $78.6 million principal amount of preferred trust notes due 2035. Additionally, as of that date, Brandywine and its consolidated subsidiaries had secured obligations of approximately $1,073.2 million, consisting of mortgage notes payable and a secured note payable. Holders of the notes will be relying solely upon the Operating Partnership, as issuer, and Brandywine, as guarantor, to make payments of principal and interest on the notes. Brandywine has no material assets other than its investment in the Operating Partnership.

Effective subordination of the notes and the guarantee may reduce amounts available for payment of the notes and the guarantee.

Both the notes and the guarantee are unsecured. The holders of our secured debt may foreclose on the assets securing such debt, reducing the cash flow from the foreclosed property available for payment of unsecured debt, including the notes and the guarantee. The holders of our secured debt also would have priority over unsecured creditors in the event of our bankruptcy, liquidation or similar proceeding. As a result, the notes and the guarantee are effectively subordinated to our secured debt. The notes are also effectively subordinated to all indebtedness and other liabilities of the subsidiaries of the Operating Partnership.

We may not have the cash necessary to pay the principal return and any net amount upon an exchange of notes or to repurchase the notes on specified dates or following certain change in control transactions.

Upon an exchange of notes in accordance with their terms, we will be required to pay the principal return of those notes in cash. Holders of notes also have the right to require us to repurchase the notes for cash on October 20, 2011, October 15, 2016 and October 15, 2021 or upon the occurrence of certain change in control transactions prior to October 20, 2011. We may not have sufficient funds to pay the principal return and any net cash amount or make the required repurchase of notes, as the case may be, in cash at the applicable time and, in such circumstances, may not be able to arrange the necessary financing on favorable terms. In addition, our ability to pay the principal return and any such net cash amount or make the required repurchase, as the case may be, may be limited by law or the terms of other debt agreements or securities. However, our failure to pay the principal return and any such net cash amount or make the required repurchase, as the case may be, would constitute an event of default under the indenture governing the notes, which, in turn, could constitute an event of default under other debt agreements or securities, thereby resulting in their acceleration and required prepayment and further restrict our ability to make such payments and repurchases.

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There is currently no trading market for the notes, and an active liquid trading market for the notes may not develop.

There is no existing trading market for the notes. The notes are designated for trading on The PORTAL Market. However, notes sold pursuant to this prospectus will no longer be eligible for trading on The PORTAL Market. We do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system. An active public trading market may not develop for the notes and, even if one develops, may not be maintained. If an active public trading market for the notes does not develop or is not maintained, the market price and liquidity of the notes is likely to be adversely affected and holders may not be able to sell their notes at desired times and prices or at all. If any notes are traded after their purchase, they may trade at a discount from their purchase price.

The liquidity of the trading market, if any, and future trading prices of the notes will depend on many factors, including, among other things, the market price of Brandywine common shares, prevailing interest rates, the business, financial condition, results of operations, prospects and credit quality of Brandywine and its subsidiaries, including the Operating Partnership, and other comparable entities, the market for similar securities and the overall securities market, and may be adversely affected by unfavorable changes in any of these factors, some of which are beyond our control and others of which would not affect debt that is not convertible or exchangeable into capital stock. Historically, the market for convertible or exchangeable debt has been volatile. Market volatility could materially and adversely affect the notes, regardless of the business, financial condition, results of operations, prospects or credit quality of Brandywine and its subsidiaries, including the Operating Partnership.

The notes have a number of features that may adversely affect the value and trading prices of the notes, including exchange conditions and the lack of financial covenants. In addition, even if the exchange conditions are met, because the exchange value of the notes is dependent upon the closing sale price of Brandywine common shares, volatile or depressed market prices for Brandywine common shares are likely to have a similar effect on the trading prices of the notes. We cannot assure you that the closing sale price of Brandywine common shares in the future will not have an adverse effect on the trading prices of the notes.

Holders of notes are not entitled to any rights with respect to Brandywine common shares, but will be subject to all changes made with respect to Brandywine common shares.

Holders of notes are not entitled to any rights with respect to Brandywine common shares (including, without limitation, voting rights and rights to receive any dividends or other distributions on Brandywine common shares). However, holders of notes are subject to all changes affecting Brandywine common shares. Holders of notes are entitled to the rights afforded Brandywine common shares only if and when Brandywine common shares are delivered to them upon an exchange of notes. For example, in the event that an amendment is proposed to the declaration of trust or bylaws of Brandywine requiring shareholder approval and the record date for determining the shareholders of record entitled to vote on the amendment occurs prior to a holder’s receipt of Brandywine common shares upon an exchange of notes, that holder will not be entitled to vote on the amendment, even though that holder will be subject to any changes affecting Brandywine common shares.

The price of Brandywine common shares may fluctuate significantly.

The market price of Brandywine common shares may fluctuate significantly in response to many factors, including:

•	actual or anticipated changes in operating results or business prospects;
•	changes in financial estimates by securities analysts;
•	an inability to meet or exceed securities analysts’ estimates or expectations;

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•	conditions or trends in our industry or sector;
•	the performance of other office REITs and related market valuations;
•	announcements by us or our competitors of significant acquisitions, strategic partnerships, divestitures, joint ventures or other strategic initiatives;
•	hedging or arbitrage trading activity in Brandywine common shares;
•	changes in interest rates;
•	capital commitments;
•	additions or departures of key personnel; and
•	future sales of Brandywine common shares or securities convertible into, or exchangeable or exercisable for, Brandywine common shares.

Holders who receive Brandywine common shares upon exchange of their notes are subject to the risk of volatile and depressed market prices of Brandywine common shares. In addition, many of the factors listed above are beyond our control. These factors may cause the market price of Brandywine common shares to decline, regardless of the financial condition, results of operations, business or prospects of Brandywine and its subsidiaries. We cannot assure you that the market price of Brandywine common shares will not fall in the future.

The conditional exchange feature of the notes may prevent an exchange of notes prior to October 15, 2025, and we also have the right to deliver all cash upon an exchange of notes, so that holders may not receive any Brandywine common shares upon exchange.

The notes are exchangeable prior to the close of business on the second business day prior to the stated maturity date at any time on or after October 15, 2025 and also if the closing sale price of Brandywine common shares reaches a specified threshold over a specified time period, if the trading price of the notes is below a specified threshold for a specified time period or if certain specified transactions or events occur and then only at prescribed times. See “Description of Notes – Exchange Rights” in this prospectus. If these conditions are not met, holders of notes will not be able to exchange their notes prior to October 15, 2025 and, therefore, may not be able to receive the value of the consideration for which the notes would otherwise be exchangeable. In addition, even if such conditions are met, upon an exchange of notes, we are required to pay the principal return in cash and, to the extent any net amount exists, we may elect to pay the entire net amount in cash. As a result, we are not required to deliver any Brandywine common shares upon an exchange of notes. Therefore, holders may not be able to obtain any benefits of future ownership of Brandywine common shares upon any exchange and would be required to incur the related transaction costs to purchase Brandywine common shares with the cash consideration received upon such exchange, including Brandywine common shares that holders may require in order to cover short positions.

The premium payable on notes exchanged in connection with certain change in control transactions prior to October 20, 2011 may not adequately compensate holders for the lost option time value of their notes as a result of any such change in control.

If certain transactions that constitute a change in control occur prior to October 20, 2011, under certain circumstances, we will increase the exchange rate by a number of additional Brandywine common shares. This increased exchange rate will apply only to holders who exchange their notes in connection with any such transaction. The number of the additional Brandywine common shares will be determined based on the date on which the transaction becomes effective and the price paid per Brandywine common share in such transaction, as described under “Description of Notes – Exchange Rights – Make Whole Upon Certain Change in Control Transactions” in this prospectus. While the number of additional Brandywine common shares is designed to compensate holders for the lost option time value of the notes as a result of such transaction, the amount of the premium payable is only an approximation of such lost value and may not adequately compensate holders for such loss. In addition, notwithstanding the foregoing, if (1) such transaction occurs on or after October 20, 2011, or (2) the price paid per Brandywine common share in the transaction is less than $32.80 or equal to or in excess of $70.00, the exchange rate will not be increased. In no event will the number of Brandywine common shares issuable upon an exchange of notes exceed 30.4878 subject to adjustment under certain circumstances, regardless of when the transaction becomes effective or the price paid per Brandywine common share in the transaction.

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The exchange rate of the notes may not be adjusted for all dilutive events and the adjustments are subject to limitations in the case of certain dilutive events.

Adjustments to the exchange rate of the notes as a result of cash dividends and self-tender or exchange offers may not exceed 30.4878 Brandywine common shares for each $1,000 principal amount of notes, subject to adjustment in certain cases. As a result, holders of the notes will not realize the benefits of an increase to the exchange rate otherwise described in this prospectus if such increase, together with previous increases, would result in the issuance of a number of Brandywine common shares upon exchange in excess of such specified maximum amount.

The exchange rate of the notes is subject to adjustment for certain events, including, without limitation, certain dividends on Brandywine common shares, the issuance of certain rights, options or warrants to holders of Brandywine common shares, subdivisions or combinations of Brandywine common shares, certain distributions of assets, debt securities, capital stock or cash to holders of Brandywine common shares and certain tender or exchange offers as described under “Description of Notes – Exchange Rate Adjustments” in this prospectus. The exchange rate will not be adjusted for other events, such as an issuance of Brandywine common shares for cash, that may adversely affect the trading price of the notes and Brandywine common shares. We cannot assure you that an event will not occur that is adverse to the interests of the holders of the notes and their value but does not result in an adjustment to the exchange rate.

The definition of a change in control requiring us to repurchase notes is limited, so that the market price of the notes may decline if Brandywine or the Operating Partnership enters into a transaction that is not a change in control under the indenture.

The term “change in control” (as used in the notes and the indenture) is limited in terms of its scope and may not include every event that might cause the market price of the notes to decline. As a result, our obligation to repurchase the notes upon a change in control may not preserve the value of the notes in the event of a highly leveraged transaction, reorganization, merger or similar transaction.

Upon exchange of the notes, holders may receive less consideration than expected because the value of Brandywine common shares may decline between the day that the exchange right is exercised and the day the value of the Brandywine common shares is determined.

The exchange value that holders will receive upon exchange of notes is determined on the basis of the closing sale price of Brandywine common shares on the New York Stock Exchange for each of the 10 consecutive trading days beginning on the third trading day following the date the notes are tendered for exchange. Accordingly, if the price of Brandywine common shares decreases after the exchange right is exercised, the exchange value will be adversely affected.

The net share settlement feature of the notes may have adverse consequences.

The net share settlement feature of the notes, which is described under “Description of Notes – Exchange Settlement” in this prospectus, may:

•	result in holders receiving no shares upon exchange or fewer shares relative to the exchange value of the notes;
•	reduce our liquidity because we will be required to pay the principal return in cash and the net amount, if any, may be paid, at our option, in cash as well;

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•	delay holders’ receipt of the proceeds upon exchange; and
•	subject holders to market risk before receiving any shares upon exchange.

Ownership limitations in Brandywine’s declaration of trust may impair the ability of holders to exchange notes for Brandywine common shares.

In order to assist Brandywine in maintaining its qualification as a REIT for U.S. federal income tax purposes, no person may own, or be deemed to own by virtue of the attribution rules of the Internal Revenue Code, more than 9.8% in value of the outstanding shares of beneficial interest in Brandywine, subject to certain exceptions. Notwithstanding any other provision of the notes, no holder of notes is entitled to exchange such notes for Brandywine common shares to the extent that receipt of such Brandywine common shares would cause such holder (together with such holder’s affiliates) to exceed the ownership limit contained in the declaration of trust of Brandywine. See “Description of Shares of Beneficial Interest – Shares – REIT Ownership Limitations” in this prospectus.

U.S. Federal Income Tax Risks Related to the Notes

Certain of the possible adjustments to the exchange rate (or the failure to make certain adjustments to the exchange rate) may result in a deemed distribution from Brandywine to a holder of a note.

The exchange rate of the notes is subject to adjustment under specified circumstances. If certain of the possible adjustments to the exchange rate of the notes are made, a holder may be deemed to have received a distribution from Brandywine. See “Material U.S. Federal Income Tax Considerations” in this prospectus.

The exchange of notes for cash and any Brandywine common shares will be taxable for holders.

Upon any exchange of notes for cash and, at our election, any Brandywine common shares, a U.S. holder will recognize gain or loss in an amount equal to the difference between the amount realized and such holder’s adjusted basis in such notes.

We may withhold on payments to non-U.S. holders of notes in a repurchase, redemption or conversion of notes for cash and any common stock.

We may be required to withhold U.S. federal income tax from any amount paid to non-U.S. holders of notes upon a repurchase, redemption or exchange of notes for cash or any Brandywine common shares. We also intend to withhold U.S. federal income tax from any amount paid to non-U.S. holders with respect to deemed distributions from us that may result in connection with certain adjustments made to the exchange rate of the notes. See “Material U.S. Federal Income Tax Considerations” in this prospectus.

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USE OF PROCEEDS

We will not receive any proceeds from the sale of the notes offered by this prospectus or any accompanying prospectus supplement or the Brandywine common shares for which the notes, in certain circumstances, are exchangeable.

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RATIOS OF EARNINGS TO FIXED CHARGES AND PREFERRED SHARE DISTRIBUTIONS

Brandywine

The following table sets forth Brandywine’s ratios of earnings to combined fixed charges and preferred share distributions for the periods indicated.

	For the Six Months Ended June 30, 2006	For the Years Ended December 31,

		2005	2004	2003	2002	2001

Ratio of earnings to fixed charges and preferred share distributions	0.71	1.26	1.65	1.79	1.39	1.03

For the purpose of calculating the ratios of earnings and preferred share distributions to combined fixed charges, earnings have been calculated by adding minority interest attributable to continuing operations and fixed charges to income from continuing operations of Brandywine, less capitalized interest, income from unconsolidated equity method investments not distributed and preferred distributions of consolidated subsidiaries. Fixed charges consist of interest costs, whether expensed or capitalized, amortization of deferred financing costs, amortization of discounts or premiums related to indebtedness, Brandywine’s share of interest expense from unconsolidated equity method investments and preferred distributions of consolidated subsidiaries. Preferred distributions includes income allocated to holders of Brandywine’s preferred shares.

Operating Partnership

The following table sets forth the Operating Partnership’s ratios of earnings to fixed charges for the periods indicated.

	For the Six Months Ended June 30, 2006	For the Years Ended December 31,

		2005	2004	2003	2002	2001

Ratio of earnings to fixed charges	0.74	1.38	1.93	2.34	1.77	1.29

For the purpose of calculating the ratios of earnings to fixed charges, earnings have been calculated by adding fixed charges to income from continuing operations of the Operating Partnership, less capitalized interest and income from unconsolidated equity method investments not distributed. Fixed charges consist of interest costs, whether expensed or capitalized, amortization of deferred financing costs, amortization of discounts or premiums related to indebtedness and the Operating Partnership’s share of interest expense from unconsolidated equity method investments.

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PRICE RANGE OF BRANDYWINE COMMON SHARES

The Brandywine common shares are traded on the New York Stock Exchange, or the NYSE, under the symbol “BDN.” On November 6, 2006, there were 759 holders of record of Brandywine common shares. On November 6, 2006, the closing price per Brandywine common share on the NYSE was $32.01.

The table below sets forth the historical quarterly high and low closing price per Brandywine common share as reported on the NYSE, and the distributions paid on the Brandywine common shares with respect to each such period.

	High	Low	Close	Distribution (1)

2006
Fourth Quarter (through November 6, 2006)	$34.45	$31.97	$32.01	$—
Third Quarter	33.83	30.98	32.55	0.44	(2)
Second Quarter	32.17	27.65	32.17	0.44
First Quarter	31.90	28.94	31.76	0.44
2005
Fourth Quarter	29.69	26.30	27.91	0.44
Third Quarter	32.71	29.56	31.09	0.44
Second Quarter	30.90	27.49	30.65	0.44
First Quarter	30.06	27.61	28.40	0.44
2004
Fourth Quarter	30.31	28.15	29.39	0.44
Third Quarter	29.81	26.08	28.48	0.44
Second Quarter	30.81	24.30	27.19	0.44
First Quarter	30.55	26.50	30.55	0.44

(1)

In connection with our merger with Prentiss Properties Trust, Brandywine declared a dividend of $0.02 per Brandywine common share on December 21, 2005, which was paid on January 17, 2006 to shareholders of record on January 4, 2006.

(2)	Brandywine declared a distribution of $0.44 per Brandywine common share to holders of record as of October 5, 2006, which was paid on October 16, 2006.

Distributions to shareholders are usually taxable as ordinary income, although a portion of the distribution may be designated as capital gain or may constitute a tax-free return of capital. Annually, we provide each of our shareholders a statement detailing distributions paid during the preceding year and their characterization as ordinary income, capital gain or return of capital.

In order to maintain its status as a REIT, Brandywine must make annual distributions to shareholders of at least 90% of Brandywine’s taxable income (not including net capital gains). Future distributions by Brandywine will be declared at the discretion of Brandywine’s board of trustees and will depend on our actual cash flow, our financial condition, capital requirements, the annual distribution requirements under the REIT provisions of the Internal Revenue Code and other factors that Brandywine’s board of trustees deems to be relevant.

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DESCRIPTION OF NOTES

The following description, which summarizes certain terms and provisions of the notes, the indenture (including the supplemental indenture relating to the notes) and the registration rights agreement that we entered into in connection with the issuance of the notes does not purport to be complete and is subject to, and qualified in its entirety by reference to, the actual terms and provisions of the notes, the indenture and the registration rights agreement, each of which is incorporated herein by reference. See “Where You Can Find More Information” on page ii of this prospectus.

Capitalized terms used but not otherwise defined in this section of this prospectus will have the meanings given to them in the notes, the indenture or the registration rights agreement, as applicable. As used in this section of this prospectus, the terms “we,” “us,” “our” and “Operating Partnership” refer to Brandywine Operating Partnership, L.P., and not to any of its subsidiaries, and the term “Brandywine” refers to Brandywine Realty Trust and not to any of its subsidiaries (including Operating Partnership). Unless the context otherwise requires, the term “interest” includes additional interest, if any, due under the registration rights agreement.

General

The notes have been issued pursuant to an indenture, dated as of October 22, 2004, which the Operating Partnership and Brandywine have entered into with The Bank of New York, as trustee, which we refer to as the “original indenture,” as supplemented by the first supplemental indenture thereto dated as of May 25, 2005 and the second supplemental indenture thereto relating to the notes dated as of October 4, 2006. We refer to the original indenture as supplemented by the first and second supplemental indentures thereto as the “indenture.”

The second supplemental indenture relating to the notes provides that many of the covenants included in the original indenture will not apply to the notes, including, in particular, Section 1006 (“Limitation on Incurrence of Indebtedness”), which imposes limitations on the ability of the Operating Partnership and its subsidiaries to incur unsecured and secured indebtedness and also requires them to maintain a specified level of unencumbered assets. Accordingly, holders of these notes will not have the benefit of these covenants in the original indenture.

The notes are unsecured obligations of the Operating Partnership and rank equally with all of the other unsecured and unsubordinated indebtedness of the Operating Partnership. The notes are effectively subordinated to the secured indebtedness of the Operating Partnership and Brandywine and to all indebtedness and other liabilities of the subsidiaries of the Operating Partnership. See “Risk Factors – Effective subordination of the notes and the guarantee may reduce amounts available for payment of the notes and the guarantee” in this prospectus.

Brandywine fully and unconditionally guaranteed the notes. The guarantee is an unsecured and unsubordinated obligation of Brandywine. Brandywine has, however, no material assets other than its interest in the Operating Partnership. See “Risk Factors – Brandywine has no material assets other than its investment in the Operating Partnership” and “— Effective subordination of the notes and the guarantee may reduce amounts available for payment of the notes and the guarantee” in this prospectus.

The notes are initially limited to the aggregate principal amount of $345,000,000. We may, without the consent of holders of the notes, increase the principal amount of the notes by issuing additional debt securities in the future on the same terms and conditions, except for any difference in the issue price and interest accrued prior to the issue date of the additional debt securities, and with the same CUSIP number as the notes, provided that such additional debt securities constitute part of the same issue as the notes for U.S. federal income tax purposes. The notes and any additional debt securities would rank equally and ratably and would be treated as a single series of debt securities for all purposes under the indenture.

The notes are issued only in fully registered, book-entry form, in denominations of $1,000 and integral multiples thereof, except under the limited circumstances described under “— Book-Entry System” below.

Holders may exchange notes at the office of the exchange agent, present notes for registration of transfer at the office of the registrar for the notes and present notes for payment at maturity at the office of the paying agent. We have appointed the trustee as the initial exchange agent, registrar and paying agent for the notes.

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If any interest payment date, stated maturity date, redemption date or repurchase date is not a business day, the payment otherwise required to be made on such date will be made on the next business day without any additional payment as a result of such delay. The term “business day” means, with respect to any note, any day, other than a Saturday, Sunday or any other day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close. All payments will be made in U.S. dollars.

The terms of the notes provide that we are permitted to reduce interest payments and payments upon a redemption, repurchase or exchange of notes otherwise payable to a holder for any amounts we are required to withhold by law. For example, non-U.S. holders of notes may, under some circumstances, be subject to U.S. federal withholding tax with respect to payments of interest on the notes. Moreover, holders of exchangeable debt instruments such as the notes may, in certain circumstances, be deemed to have received distributions with respect to Brandywine shares if the exchange price of such instruments is adjusted even though such holders have not received any cash or property as a result of such adjustments, which deemed distribution (in the case of a non-U.S. holder) will be subject to a U.S. federal withholding tax. See “Material U.S. Federal Income Tax Considerations” in this prospectus.

The indenture does not contain any provisions that would necessarily protect holders of notes if we were involved in a highly leveraged transaction, reorganization, merger or other similar transaction that may adversely affect us. Furthermore, the notes contain certain features that could deter or discourage third party acquisition proposals that could be beneficial to holders.

We or one of our affiliates may, to the extent permitted by applicable law, at any time purchase notes in the open market, by tender at any price or by private agreement. Any note purchased by us or our affiliates (1) after the date that is two years from the latest issuance of the notes may, to the extent permitted by applicable law, be reissued or sold or may be surrendered to the trustee for cancellation or (2) on or prior to the date referred to in clause (1), will be surrendered to the trustee for cancellation. Any notes surrendered for cancellation may not be reissued or resold and will be canceled promptly.

Interest

Interest on the notes accrues at the rate of 3.875% per year from and including October 4, 2006 or the most recent interest payment date to which interest has been paid or provided for, and is payable semi-annually in arrears on April 15 and October 15 of each year, beginning on April 15, 2007. The interest so payable will be paid to each holder in whose name a note is registered at the close of business on the April 1 or October 1 (whether or not a business day) immediately preceding the applicable interest payment date. Interest on the notes is computed on the basis of a 360-day year consisting of twelve 30-day months. In addition, we may be required to pay additional interest on the notes as provided under “— Registration Rights; Additional Interest” below.

Upon an exchange of notes, accrued interest thereon will be deemed to be paid by delivery of the consideration due to the exchanging holder upon such exchange, except that holders of notes on a record date will be entitled to receive interest payable on the related interest payment date even if such notes are exchanged after such record date and on or prior to such interest payment date. However, unless we have called the notes for redemption on a redemption date that falls after a record date for an interest payment date and on or prior to the second business day following the related interest payment date, holders who surrender their notes for exchange after such record date and on or prior to such interest payment date must pay to the exchange agent upon exchange an amount in cash equal to the interest payable by us on such interest payment date. The foregoing sentence will not, however, apply to notes with overdue interest or additional interest at the time of the exchange, with respect to such overdue interest or additional interest, as applicable. No other payment or adjustment will be made for accrued interest on an exchanged note.

If we redeem the notes, or if a holder surrenders a note for repurchase by us in accordance with the terms of such note, we will pay accrued and unpaid interest (including additional interest, if any) to the holder that surrenders such note for redemption or repurchase, as the case may be. However, if an interest payment date falls on or prior to the redemption date or repurchase date for a note and after the related record date, we will pay the accrued and unpaid interest (including additional interest, if any) due on that interest payment date instead to the record holder of such note at the close of business on the related record date.

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Maturity

The notes will mature on October 15, 2026 and will be paid against presentation and surrender thereof at the corporate trust office of the trustee unless (1) earlier redeemed by us at our option or repurchased by us at a holder’s option at certain times as described under “— Redemption of Notes at Our Option,” “—Repurchase at Option of Holders on Certain Dates” or “— Repurchase at Option of Holders Upon a Change in Control” below, or (2) exchanged at a holder’s option as permitted under “— Exchange Rights” below. The notes will not be entitled to the benefits of, or be subject to, any sinking fund.

Redemption of Notes at Our Option

We do not have the right to redeem any of the notes prior to October 20, 2011, except to preserve the status of Brandywine as a REIT for U.S. federal income tax purposes. If, at any time, we determine it is necessary to redeem the notes in order to preserve the status of Brandywine as a REIT, we may redeem the notes, in whole or in part, for cash equal to 100% of the principal amount of the notes plus unpaid interest (including additional interest, if any) accrued to the redemption date. In addition, on or after October 20, 2011, we will have the right to redeem the notes in whole or in part, at any time or from time to time, for cash equal to 100% of the principal amount of the notes to be redeemed plus unpaid interest (including additional interest, if any) accrued to the redemption date. Written notice of redemption must be delivered to holders of the notes not less than 30 nor more than 60 days prior to the redemption date.

If the paying agent holds money sufficient to pay the redemption price due on a note on the redemption date in accordance with the terms of the indenture, then, on and after the redemption date, that note will cease to be outstanding and interest on that note will cease to accrue, whether or not the holder effects a book-entry transfer of that note or delivers that note to the paying agent. Thereafter, all other rights of the holder of that note terminate, other than the right to receive the redemption price and additional interest, if any, due on the redemption date.

If we decide to redeem the notes in part, the trustee will select the notes to be redeemed (in principal amounts of $1,000 and integral multiples thereof) on a pro rata basis or such other method it deems fair and appropriate. If the trustee selects a portion of a note for partial redemption and a holder exchanges a portion of the same note, the exchanged portion will be deemed to be from the portion selected for redemption.

In the event of any redemption of notes in part, we are not required to:

•

issue or register the transfer or exchange of any note during a period beginning at the opening of business 15 days before any selection of notes for redemption and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all holders of notes to be so redeemed; or

•	register the transfer or exchange of any note so selected for redemption, in whole or in part, except the unredeemed portion of any note being redeemed in part.

If we call notes for redemption, a holder may exchange notes called for redemption only until the close of business on the second business day immediately preceding the redemption date, unless we fail to pay the redemption price. See “— Exchange Rights - Exchange upon Notice of Redemption” below.

Repurchase at Option of Holders on Certain Dates

Holders of notes may require us to repurchase their notes in whole or in part (in principal amounts of $1,000 and integral multiples thereof) on October 20, 2011, October 15, 2016 and October 15, 2021 for cash equal to 100% of the principal amount of the notes to be repurchased plus unpaid interest (including additional interest, if any) accrued to the repurchase date. To exercise its repurchase right, a holder must deliver a written repurchase notice to the paying agent, which initially is the trustee, during the period beginning at any time from the opening of business on the date that is 30 days prior to the repurchase date until the close of business on the second business day prior to the repurchase date. Our repurchase obligation is subject to certain additional conditions.

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On or before the 30th day prior to each repurchase date, we will provide to the trustee, any paying agent and to all holders of the notes, and to beneficial owners as required by applicable law, a notice stating, among other things:

•	the repurchase price;
•	the name and address of the trustee and any paying agent;
•

that notes with respect to which the holder has delivered a repurchase notice may be exchanged, if otherwise exchangeable, only if the holder withdraws the repurchase notice in accordance with the terms of the indenture; and

•	the procedures that holders must follow to require us to repurchase their notes.

We will also disseminate a press release through Dow Jones & Company, Inc. or Bloomberg Business News containing the information specified in such notice or publish that information in a newspaper of general circulation in The City of New York, or through such other public medium as we deem appropriate at that time. In addition, we will post any such press release on Brandywine’s website.

A holder’s notice electing to require us to repurchase notes must specify:

•	if such notes are in certificated form, the certificate number(s) of the notes to be repurchased;
•	the principal amount of notes to be repurchased, in integral multiples of $1,000, provided that the remaining principal amount of notes is in an authorized denomination; and
•	that the notes are to be repurchased by us pursuant to the applicable provisions of the indenture and the notes.

Holders may withdraw any repurchase notice in whole or in part by a written notice of withdrawal delivered to the paying agent prior to the close of business on the second business day prior to the repurchase date. If a holder of notes delivers a repurchase notice, it may not thereafter surrender such notes for exchange unless such repurchase notice is withdrawn as permitted below. The notice of withdrawal must specify:

•	the name of the holder;
•	the principal amount of notes in respect of which the repurchase notice is being withdrawn, which must be an integral multiple of $1,000;
•	if the notes subject to the withdrawal notice are in certificated form, the certificate number(s) of all notes subject to the withdrawal notice; and
•	the principal amount of notes, if any, that remains subject to the repurchase notice, which must be an integral multiple of $1,000.

If the notes are in book-entry form, the above notices must also comply with the appropriate procedures of The Depository Trust Company, or “DTC.”

Holders electing to require us to repurchase notes must either effect book-entry transfer of notes in book-entry form in compliance with appropriate DTC procedures or deliver the notes in certificated form, together with necessary endorsements, to the paying agent prior to the repurchase date to receive payment of the repurchase price on the repurchase date. We will pay the repurchase price within two business days after the later of the repurchase date or the time of such transfer or delivery of the notes.

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If the paying agent holds funds sufficient to pay the repurchase price of the notes on the repurchase date, then on and after such date:

•	such notes will cease to be outstanding;
•	interest on such notes will cease to accrue; and
•	all rights of holders of such notes will terminate except the right to receive the repurchase price.

This will be the case whether or not book-entry transfer of the notes in book-entry form is made and whether or not notes in certificated form, together with the necessary endorsements, are delivered to the paying agent.

No notes may be repurchased by us at the option of the holders thereof if there has occurred and is continuing an event of default with respect to the notes (other than a default in the payment of the repurchase price for those notes). In addition, we may also be unable to repurchase the notes in accordance with their terms. See “Risk Factors – We may not have the cash necessary to pay the principal return and any net amount upon an exchange of notes or to repurchase the notes on specified dates or following certain change in control transactions” in this prospectus.

To the extent legally required in connection with a repurchase of notes, we will comply with the provisions of Rule 13e-4 and other tender offer rules under the Exchange Act then applicable, if any, and will file a Schedule TO or any other schedule required under the Exchange Act.

We may arrange for a third party to purchase any notes for which we receive a valid repurchase notice that is not withdrawn, in the manner and otherwise in compliance with the requirements set forth in the terms of the notes applicable to the offer to repurchase the notes. If a third party purchases any notes under these circumstances, then interest will continue to accrue on those notes and those notes will continue to be outstanding after the repurchase date and will be fungible with all other notes then outstanding. The third party subsequently may resell those purchased notes to other investors.

Repurchase at Option of Holders upon a Change in Control

If a change in control (as defined below) occurs at any time prior to October 20, 2011, holders of notes may require us to repurchase their notes in whole or in part for cash equal to 100% of the principal amount of the notes to be repurchased plus unpaid interest (including additional interest, if any) accrued to the repurchase date. If a change in control occurs on or after October 20, 2011, holders of notes will not have any right to require us to repurchase their notes, except as described under “— Repurchase at Option of Holders on Certain Dates” above.

Within 20 days after the occurrence of a change in control, we are obligated to give to the holders of the notes written notice of the change in control and of the repurchase right arising as a result of the change in control and the repurchase date (which may be no earlier than 15 days and no later than 30 days after the date of such notice). We must also deliver a copy of this notice to the trustee. We will also disseminate a press release through Dow Jones & Company, Inc. or Bloomberg Business News announcing the occurrence of the change in control or publish that information in a newspaper of general circulation in The City of New York or through such other public medium as we deem appropriate at that time. In addition, we will post any such press release on Brandywine’s website.

To exercise its repurchase right, a holder of notes must deliver to the trustee prior to the close of business on the third business day prior to the repurchase date written notice of such holder’s exercise of its repurchase right. This notice must state:

•	if such notes are in certificated form, the certificate number(s) of the notes to be repurchased;

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•	the portion of the principal amount of notes to be repurchased, in multiples of $1,000, provided that the remaining principal amount of notes is in an authorized denomination; and
•	that the notes are to be repurchased by us pursuant to the applicable provisions of the notes.

Holders may withdraw any repurchase notice in whole or in part by a written notice of withdrawal delivered to the paying agent prior to the close of business on the third business day prior to the repurchase date. If a holder of notes delivers a repurchase notice, it may not thereafter surrender such notes for exchange unless such repurchase notice is withdrawn as permitted below. The notice of withdrawal must specify:

•	the name of the holder;
•	the principal amount of notes in respect of which the repurchase notice is being withdrawn, which must be an integral multiple of $1,000;
•	if the notes subject to the withdrawal notice are in certificated form, the certificate number(s) of all notes subject to the withdrawal notice; and
•	the principal amount of notes, if any, that remains subject to the repurchase notice, which must be an integral multiple of $1,000.

If the notes are in book-entry form, the above notices must comply with the appropriate procedures of DTC.

Holders electing to require us to repurchase notes must either effect book-entry transfer of notes in book-entry form in compliance with appropriate DTC procedures or deliver the notes in certificated form, together with necessary endorsements, to the paying agent prior to the repurchase date to receive payment of the repurchase price on the repurchase date. We will pay the repurchase price within two business days after the later of the repurchase date or the time of such transfer or delivery of the notes.

If the paying agent holds funds sufficient to pay the repurchase price of the notes on the repurchase date, then on and after such date:

•	such notes will cease to be outstanding;
•	interest on such notes will cease to accrue; and
•	all rights of holders of such notes will terminate except the right to receive the repurchase price.

This will be the case whether or not book-entry transfer of the notes in book-entry form is made and whether or not notes in certificated form, together with the necessary endorsements, are delivered to the paying agent.

A “change in control” will be deemed to have occurred at the time that any of the following occurs:

•

consummation of any transaction or event (whether by means of a share exchange or tender offer applicable to Brandywine common shares, a liquidation, consolidation, recapitalization, reclassification, combination or merger of Brandywine or a sale, lease or other transfer of all or substantially all of the consolidated assets of Brandywine) or a series of related transactions or events pursuant to which all of the outstanding Brandywine common shares are exchanged for or converted into the right to receive cash, securities or other property;

•

any “person” or “group”, other than Brandywine, the Operating Partnership or any majority-owned subsidiary of Brandywine or the Operating Partnership or any employee benefit plan of Brandywine, the Operating Partnership or such subsidiary, is or becomes the “beneficial owner,” directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of shares of beneficial interest of Brandywine then outstanding entitled to vote generally in elections of trustees;

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•

during any period of 12 consecutive months after the date of original issuance of the notes, persons who at the beginning of such 12-month period constituted the board of trustees of Brandywine, together with any new persons whose election, appointment, designation or nomination was approved by a vote of a majority of the persons then still comprising the board of trustees who were either members of the board of trustees at the beginning of such period or whose election, appointment, designation or nomination for election was previously so approved, cease for any reason to constitute a majority of the board of trustees of Brandywine; or

•

Brandywine ceases to be the general partner of the Operating Partnership; provided, however, that the pro rata distribution by Brandywine to its shareholders of units of limited partnership interest in the Operating Partnership or any other equity securities in any of Brandywine’s other subsidiaries will not, in and of itself, constitute a change in control for purposes of this definition.

However, even if any of the events specified above have occurred, except as indicated below, a “change in control” will not be deemed to have occurred if either:

•

the closing sale price of Brandywine common shares for any five trading days within (1) the period of 10 consecutive trading days ending immediately after the later of the change in control or the public announcement of the change in control, in the case of a change in control relating to an acquisition of shares of beneficial interest, or (2) the period of 10 consecutive trading days ending immediately after the change in control, in the case of a change in control relating to a merger, consolidation or asset sale, equals or exceeds 105% of the exchange price applicable to the notes on each of those trading days; provided, however, that the exception to the definition of “change in control” specified in clauses (1) and (2) above shall not apply in the context of a “change of control” as described under “— Exchange Rights - Exchange Upon Specified Transactions” or “— Exchange Rights - Make Whole Upon Certain Change in Control Transactions” below; or

•

at least 90% of the consideration paid for Brandywine common shares (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights) in a merger, consolidation or other transaction otherwise constituting a change in control consists of shares of common stock (or depositary receipts or other certificates representing or evidencing common equity interests) traded on a national securities exchange or quoted on an established automated over-the-counter trading market in the United States (or will be so traded or quoted immediately following such merger, consolidation or other transaction) and as a result of the merger, consolidation or other transaction the notes become exchangeable into such shares of common stock (or depositary receipts or other certificates representing or evidencing common equity interests).

For purposes of these provisions, “person” includes any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act.

The definition of “change in control” includes a phrase relating to the sale, lease or other transfer of “all or substantially all” of the consolidated assets of Brandywine. There is no precise, established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase its notes as a result of the sale, lease or other transfer of less than all of the consolidated assets of Brandywine may be uncertain.

No notes may be repurchased by us at the option of the holders thereof if there has occurred and is continuing an event of default with respect to the notes (other than a default in the payment of the repurchase price for those notes). In addition, we may also be unable to repurchase the notes in accordance with their terms. See “Risk Factors – We may not have the cash necessary to pay the principal return and any net amount upon an exchange of notes or to repurchase the notes on specified dates or following certain change in control transactions” in this prospectus.

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To the extent legally required in connection with a repurchase of notes, we will comply with the provisions of Rule 13e-4 and other tender offer rules under the Exchange Act then applicable, if any, and will file a Schedule TO or any other required schedule under the Exchange Act.

We may arrange for a third party to purchase any notes for which we receive a valid repurchase notice that is not withdrawn, in the manner and otherwise in compliance with the requirements set forth in the terms of the notes applicable to the offer to repurchase the notes. If a third party purchases any notes under these circumstances, then interest will continue to accrue on those notes and those notes will continue to be outstanding after the repurchase date and, subject to compliance with applicable law, will be fungible with all other notes then outstanding. The third party subsequently may resell those purchased notes to other investors subject to compliance with applicable law.

No Shareholder Rights for Holders of Notes

Holders of notes, as such, do not have any rights as shareholders of Brandywine (including, without limitation, voting rights and rights to receive any dividends or other distributions on Brandywine common shares).

Exchange Rights

Subject to the restrictions on ownership of Brandywine common shares and the conditions described below, holders may exchange their notes for cash or, at our option, a combination of cash and Brandywine common shares, initially at an exchange rate of 25.4065 Brandywine common shares per $1,000 principal amount of notes (equivalent to an initial exchange price of $39.36 per Brandywine common share). The exchange rate and the equivalent exchange price in effect at any given time are referred to in this prospectus as the “exchange rate” and the “exchange price,” respectively, and will be subject to adjustment as described herein.

Upon exchange of a note, a holder will not receive any cash payment of interest (unless such exchange occurs after a record date and on or prior to the interest payment date to which it relates) and we will not adjust the exchange rate to account for accrued and unpaid interest. Our delivery to the holder of cash and, if applicable, Brandywine common shares, if any, will be deemed to satisfy our obligation with respect to notes tendered for exchange. Accordingly, upon an exchange of notes, any accrued but unpaid interest will be deemed to be paid in full, rather than cancelled, extinguished or forfeited.

Holders of notes at the close of business on a record date for an interest payment will receive payment of interest payable on the corresponding interest payment date notwithstanding the exchange of such notes at any time after the close of business on the applicable regular record date. Notes tendered for exchange by a holder after the close of business on any record date for an interest payment and on or prior to the corresponding interest payment date must be accompanied by payment of an amount equal to the interest that the holder is to receive on the notes; provided, however, that no such payment will be required to be made (1) if we have specified a redemption date that is after such record date and on or prior to the second business day following such interest payment date, or (2) with respect to overdue interest (including additional interest), if any overdue interest exists at the time of exchange with respect to such notes.

If a holder exchanges notes and we elect to deliver Brandywine common shares, we will pay any documentary, stamp or similar issue or transfer tax due on the issue of Brandywine common shares upon the exchange, if any, unless the tax is due because the holder requests the shares to be issued or delivered to a person other than the holder, in which case the holder will pay that tax prior to receipt of such Brandywine common shares.

If a holder wishes to exercise its exchange right, such holder must deliver an irrevocable duly completed and manually signed exchange notice, together, if the notes are in certificated form, with the certificated security, to the exchange agent along with appropriate endorsements and transfer documents, if required or, if the notes are in book-entry form, comply with appropriate procedures of DTC, and pay any transfer or similar tax, if required. The exchange agent will, on the holder’s behalf, exchange the notes into cash and Brandywine common shares, if any. Holders may obtain copies of the required form of the exchange notice from the exchange agent.

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If a holder has already delivered a repurchase notice as described under either “— Repurchase at Option of Holders on Certain Dates” or “— Repurchase at Option of Holders upon a Change in Control” above, with respect to a note, that holder may not tender that note for exchange until the holder has properly withdrawn the repurchase notice.

A holder may exchange fewer than all of its notes so long as the notes exchanged are an integral multiple of $1,000 principal amount and the remaining principal amount of notes is in an authorized denomination.

Upon surrender of a note for exchange, the holder shall deliver to us cash equal to the amount that we are required to deduct and withhold under applicable law in connection with such exchange; provided, however, that if the holder does not deliver such cash, we may deduct and withhold from the consideration otherwise deliverable to such holder the amount required to be deducted and withheld under applicable law.

Holders may surrender their notes for exchange for cash or, at our option, a combination of cash and Brandywine common shares, at the applicable exchange rate prior to the close of business on the second business day immediately preceding the stated maturity date at any time on or after October 15, 2025 and also under any of the following circumstances:

•

during any calendar quarter beginning after December 31, 2006 (and only during such calendar quarter) if, and only if, the closing sale price of Brandywine common shares for at least 20 trading days (whether or not consecutive) in the period of 30 consecutive trading days ending on the last trading day of the preceding calendar quarter is more than 130% of the exchange price per Brandywine common share in effect on the applicable trading day;

•

during the five consecutive trading-day period following any five consecutive trading-day period in which the trading price of the notes was less than 98% of the product of the closing sale price of Brandywine common shares multiplied by the applicable exchange rate;

•	if those notes have been called for redemption, at any time prior to the close of business on the second business day prior to the redemption date;
•	during prescribed periods upon the occurrence of specified transactions discussed below; or
•	if Brandywine common shares are not listed on a national or regional securities exchange for 30 consecutive trading days.

“Closing sale price” of Brandywine common shares or other capital stock or similar equity interests or other publicly traded securities on any date means the closing sale price per share (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported on the principal United States securities exchange on which Brandywine common shares or such other capital stock or similar equity interests or other securities are traded or, if Brandywine common shares or such other capital stock or similar equity interests or other securities are not listed on a national or regional securities exchange, as reported by Pink Sheets LLC or another established over-the-counter trading market in the United States. The closing sale price will be determined without regard to after-hours trading or extended market making. In the absence of the foregoing, we will determine the closing sale price on such basis as we consider appropriate.

“Trading day” means a day during which trading in securities generally occurs on the NYSE or, if Brandywine common shares are not then listed on the NYSE, on the principal other national or regional securities exchange on which Brandywine common shares are then traded.

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Make Whole Upon Certain Change in Control Transactions

If a change in control occurs prior to October 20, 2011 as a result of a transaction described in the first or second bullets of the definition of change in control (as set forth above under “— Repurchase at Option of Holders upon a Change in Control”) and a holder elects to exchange its notes in connection with such change in control as described below under “— Exchange Rights - Exchange upon Specified Transactions,” we will increase the applicable exchange rate for the notes surrendered for exchange by a number of additional Brandywine common shares (the “additional change in control shares”) as described below. An exchange of notes will be deemed for these purposes to be “in connection with” such a change in control if the notice of exchange of the notes is received by the exchange agent from and including the effective date of the change in control up to and including the 30th business day following the effective date of the change in control.

The number of additional change in control shares will be determined by reference to the table below and is based on the date on which such change in control transaction becomes effective (the “effective date”) and the price (the “stock price”) paid per Brandywine common share in such transaction. If the holders of Brandywine common shares receive only cash in the change in control transaction, the stock price shall be the cash amount paid per Brandywine common share. Otherwise, the stock price shall be the average of the closing sale prices of Brandywine common shares on the 10 consecutive trading days up to but excluding the effective date of the change in control.

The stock prices set forth in the first row of the table (i.e., the column headers) will be adjusted as of any date on which the exchange rate of the notes is adjusted. The adjusted stock prices will equal the stock prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the exchange rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the exchange rate as so adjusted. In addition, the number of additional change in control shares will be subject to adjustment in the same manner as the exchange rate as set forth below under “— Exchange Rate Adjustments.”

The following table sets forth the stock price and number of additional change in control shares to be received per $1,000 principal amount of notes:

	Stock Price

Effective Date	$32.80	$40.00	$45.00	$50.00	$55.00	$60.00	$65.00	$70.00

October 4, 2006	5.0813	2.1779	1.1900	0.6388	0.3329	0.1632	0.0681	0.0186
October 15, 2007	5.0813	2.1042	1.0901	0.5437	0.2547	0.1030	0.0270	0.0019
October 15, 2008	5.0813	1.9703	0.9400	0.4167	0.1598	0.0391	0.0020	0.0000
October 15, 2009	5.0813	1.7371	0.7181	0.2502	0.0524	0.0011	0.0000	0.0000
October 15, 2010	5.0813	1.3128	0.3734	0.0459	0.0000	0.0000	0.0000	0.0000
October 20, 2011	5.0813	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The actual stock prices and effective dates may not be set forth in the table, in which case:

(1) if the stock price is between two stock price amounts in the table or the effective date is between two dates in the table, the additional change in control shares will be determined by straight-line interpolation between the number of additional change in control shares set forth for the higher and lower stock price amounts and the two dates, as applicable, based on a 365-day year;

(2) if the stock price is equal to or in excess of $70.00 per Brandywine common share (subject to adjustment), no additional change in control shares will be issued upon exchange; and

(3) if the stock price is less than $32.80 per Brandywine common share (subject to adjustment), no additional change in control shares will be issued upon exchange.

Notwithstanding the foregoing, in no event will the total number of Brandywine common shares, including any additional change in control shares, issuable upon exchange exceed 30.4878 per $1,000 principal amount of notes, subject to adjustment in the same manner as the exchange rate as set forth below under “— Exchange Rate Adjustments.”

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Our obligation to deliver the additional change in control shares could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

Exchange upon Satisfaction of Market Price Condition

A holder may surrender any of its notes for exchange during any calendar quarter beginning after December 31, 2006 (and only during such calendar quarter) if, and only if, the closing sale price of Brandywine common shares for at least 20 trading days (whether or not consecutive) in the period of 30 consecutive trading days ending on the last trading day of the preceding calendar quarter is more than 130% of the exchange price per Brandywine common share in effect on the applicable trading day. Brandywine’s board of trustees will make appropriate adjustments, in its good faith determination, to account for any adjustment to the exchange rate that becomes effective, or any event requiring an adjustment to the exchange rate where the ex-dividend date of the event occurs, during that 30 consecutive trading-day period.

Exchange upon Satisfaction of Trading Price Condition

A holder may surrender any of its notes for exchange during the five consecutive trading-day period following any five consecutive trading-day period in which the trading price per $1,000 principal amount of notes (as determined following a reasonable request by a holder of the notes) was less than 98% of the product of the closing sale price of Brandywine common shares multiplied by the applicable exchange rate.

The “trading price” of the notes on any date of determination means the average of the secondary market bid quotations per $1,000 principal amount of notes obtained by the trustee for a $5,000,000 principal amount of notes at approximately 3:30 p.m., New York City time, on such determination date from two independent nationally recognized securities dealers that we select, which may include the initial purchasers of the notes; provided that if at least two such bids cannot reasonably be obtained by the trustee, but one such bid can reasonably be obtained by the trustee, then one bid shall be used. If the trustee cannot reasonably obtain at least one bid for a $5,000,000 principal amount of notes from a nationally recognized securities dealer or, in our reasonable judgment, the bid quotations are not indicative of the secondary market value of the notes, then the trading price per $1,000 principal amount of notes will be deemed to be less than 98% of the product of the closing sale price of Brandywine common shares and the exchange rate on such determination date.

The trustee has no obligation to determine the trading price of the notes unless we have requested such determination, and we have no obligation to make such request unless a holder provides us with reasonable evidence that the trading price per $1,000 principal amount of notes is less than 98% of the product of the closing sale price of Brandywine common shares and the exchange rate, whereupon we shall instruct the trustee to determine the trading price of the notes beginning on the next trading day and on each successive trading day until the trading price is greater than or equal to 98% of the product of the closing sale price of Brandywine common shares and the exchange rate.

Exchange upon Notice of Redemption

A holder may surrender for exchange any of the notes called for redemption at any time prior to the close of business on the second business day prior to the redemption date, even if the notes are not otherwise exchangeable at such time. The right to exchange notes will expire at that time, unless we default in making the payment due upon redemption. A holder may exchange fewer than all of its notes so long as the notes exchanged are an integral multiple of $1,000 principal amount and the remaining principal amount of notes is in an authorized denomination. However, if a holder has already delivered a repurchase notice with respect to a note, such holder may not surrender that note for exchange until it has withdrawn such notice in accordance with the terms of the notes.

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Exchange upon Specified Transactions

If Brandywine elects to:

•

distribute to all holders of Brandywine common shares certain rights entitling them to purchase, for a period expiring within 45 days, Brandywine common shares at less than the closing sale price of Brandywine common shares on the trading day immediately preceding the declaration date of such distribution; or

•

distribute to all holders of Brandywine common shares assets, debt securities or rights to purchase securities of Brandywine or the Operating Partnership, which distribution has a per share value exceeding 15% of the closing sale price of Brandywine common shares on the trading day immediately preceding the declaration date of such distribution, we must notify the holders of notes at least 20 days prior to the ex-dividend date for such distribution. Once we have given that notice, holders may surrender their notes for exchange at any time until the earlier of the close of business on the business day prior to the ex-dividend date or an announcement that such distribution will not take place; provided, however, that a holder may not exercise this right to exchange if the holder may participate, on an as-exchanged basis, in the distribution without exchange of the notes. The ex-dividend date is the first date upon which a sale of the Brandywine common shares does not automatically transfer the right to receive the relevant distribution from the seller of the Brandywine common shares to its buyer.

In addition, if Brandywine or the Operating Partnership is a party to a consolidation, merger, binding share exchange or a sale, lease or other transfer of all or substantially all of the consolidated assets of Brandywine or the Operating Partnership pursuant to which all of the outstanding Brandywine common shares would be exchanged for cash, securities or other property that is not otherwise a change in control, a holder may surrender its notes for exchange at any time from and including the date that is 15 business days prior to the anticipated effective time of the transaction up to and including five business days after the actual date of such transaction. We will notify holders as promptly as practicable following the date we publicly announce such transaction (but in no event less than 15 business days prior to the anticipated effective time of such transaction).

If a change in control occurs as a result of a transaction described in the first or second bullets of the definition of change in control (as set forth above under “— Repurchase at Option of Holders Upon a Change in Control”), a holder will have the right to exchange its notes at any time from and including the effective date of such transaction up to and including the 30th business day following the effective date of the transaction, subject to expiration of a holder’s exchange right with respect to any notes submitted for repurchase. We will notify holders as promptly as practicable following the date we publicly announce such change in control (but in no event later than five business days prior to the effective date of such change in control).

If Brandywine or the Operating Partnership is a party to a consolidation, merger, binding share exchange or a sale, lease or other transfer of all or substantially all of the consolidated assets of Brandywine or the Operating Partnership pursuant to which all of the Brandywine common shares are exchanged for cash, securities or other property, then from and after the effective time of the transaction, any exchange of notes, including the exchange value and the net shares deliverable in connection with such exchange, will be based on the kind and amount of cash, securities or other property that a holder of notes would have received if such holder had exchanged its notes for Brandywine common shares immediately prior to the effective time of the transaction. For purposes of the foregoing, where a consolidation, merger or binding share exchange or a sale, lease or other transfer of all or substantially all of the consolidated assets of Brandywine involves a transaction that causes Brandywine common shares to be converted into the right to receive more than a single type of consideration based upon any form of shareholder election, such consideration will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Brandywine common shares that affirmatively make such an election. If a change in control occurs prior to October 20, 2011 as a result of a transaction described in the first or second bullets of the definition thereof, we will adjust the exchange rate for notes tendered for exchange in connection with the transaction, as described above under “— Exchange Rights - Make Whole Upon Certain Change in Control Transactions.”

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Exchange Upon Delisting of Brandywine Common Shares

A holder may surrender any of its notes for exchange at any time beginning on the first business day after Brandywine common shares have ceased to be listed on a national or regional securities exchange for a 30 consecutive trading-day period.

Exchange Settlement

Upon an exchange of notes, we will deliver, in respect of each $1,000 principal amount of notes tendered for exchange in accordance with their terms:

•	cash in an amount (the “principal return”) equal to the lesser of (a) the principal amount of notes surrendered for exchange and (b) the exchange value; and
•

if the exchange value is greater than the principal return, an amount (the “net amount”) in cash or Brandywine common shares with an aggregate value equal to the difference between the exchange value and the principal return as described in this prospectus.

We may elect to deliver any portion of the net amount in cash (which we refer to as the “net cash amount”) or Brandywine common shares, and any portion of the net amount we elect to deliver in Brandywine common shares (the “net shares”) will be the sum of the daily share amounts (calculated as described below) for each trading day during the applicable exchange period. Prior to the close of business on the second trading day following the date on which notes are tendered for exchange, we will inform holders of such notes of our election to pay cash for all or a portion of the net amount and, if applicable, the portion of the net amount that will be paid in cash and the portion that will be delivered in the form of net shares.

We will deliver cash in lieu of any fractional Brandywine common shares issuable in connection with payment of the net shares based upon the average price.

The “exchange value” for each $1,000 principal amount of notes is equal to (a) the applicable exchange rate, multiplied by (b) the average price.

The “applicable exchange period” means the 10 consecutive trading-day period commencing on the third trading day following the date the notes are tendered for exchange.

The “average price” is equal to the average of the closing sale prices of Brandywine common shares for each trading day in the applicable exchange period.

The “daily share amount” for each $1,000 principal amount of notes and each trading day in the applicable exchange period is equal to the greater of:

•	zero; and
•	a number of Brandywine common shares determined by the following formula:
(closing sale price of Brandywine common shares on such trading day x applicable exchange rate) - ($1,000 + net cash amount, if any)

10 x closing sale price of Brandywine common shares on such trading day

The exchange value, principal return, net amount, net cash amount and the number of net shares, as applicable, will be determined by us promptly after the end of the applicable exchange period. We will pay the principal return and cash in lieu of fractional shares, and deliver net shares or pay the net cash amount, as applicable, no later than the third business day following the last trading day of the applicable exchange period.

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Exchange Rate Adjustments

The exchange rate shall be adjusted from time to time as follows:

(1) If Brandywine issues Brandywine common shares as a dividend or distribution on Brandywine common shares to all holders of Brandywine common shares, or if Brandywine effects a share split or share combination, the exchange rate will be adjusted based on the following formula:

ER1 = ER0 x OS1/OS0

where

ER0 = the exchange rate in effect immediately prior to the adjustment relating to such event

ER1 = the new exchange rate in effect taking such event into account

OS0 = the number of Brandywine common shares outstanding immediately prior to such event

OS1 = the number of Brandywine common shares outstanding immediately after such event.

Any adjustment made pursuant to this paragraph (1) shall become effective on the date that is immediately after (x) the date fixed for the determination of shareholders entitled to receive such dividend or other distribution or (y) the date on which such split or combination becomes effective, as applicable. If any dividend or distribution described in this paragraph (1) is declared but not so paid or made, the new exchange rate shall be readjusted to the exchange rate that would then be in effect if such dividend or distribution had not been declared.

(2) If Brandywine issues to all holders of Brandywine common shares any rights, warrants, options or other securities entitling them for a period of not more than 45 days after the date of issuance thereof to subscribe for or purchase Brandywine common shares, or issues to all holders of Brandywine common shares securities convertible into Brandywine common shares for a period of not more than 45 days after the date of issuance thereof, in either case at an exercise price per Brandywine common share or a conversion price per Brandywine common share less than the closing sale price of Brandywine common shares on the business day immediately preceding the time of announcement of such issuance, the exchange rate will be adjusted based on the following formula:

ER1 = ER0 x (OS0+X)/(OS0+Y)

where

ER0 = the exchange rate in effect immediately prior to the adjustment relating to such event

ER1 = the new exchange rate taking such event into account

OS0 = the number of Brandywine common shares outstanding immediately prior to such event

X = the total number of Brandywine common shares issuable pursuant to such rights, warrants, options, other securities or convertible securities

Y = the number of Brandywine common shares equal to the quotient of (A) the aggregate price payable to exercise such rights, warrants, options, other securities or convertible securities and (B) the average of the closing sale prices of Brandywine common shares for the 10 consecutive trading days prior to the business day immediately preceding the date of announcement for the issuance such rights, warrants, options, other securities or convertible securities.

If the application of the foregoing formula would result in a decrease in the exchange rate, no adjustment to the exchange rate will be made.

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For purposes of this paragraph (2), in determining whether any rights, warrants, options, other securities or convertible securities entitle the holders to subscribe for or purchase, or exercise a conversion right for, Brandywine common shares at less than the applicable closing sale price of Brandywine common shares, and in determining the aggregate exercise or conversion price payable for such Brandywine common shares, there shall be taken into account any consideration received by Brandywine for such rights, warrants, options, other securities or convertible securities and any amount payable on exercise or conversion thereof, with the value of such consideration, if other than cash, to be determined by Brandywine’s board of trustees.

If any right, warrant, option, other security or convertible security described in this paragraph (2) is not exercised or converted prior to the expiration of the exercisability or convertibility thereof, the new exchange rate shall be readjusted to the exchange rate that would then be in effect if such right, warrant, option, other security or convertible security had not been so issued.

(3) If Brandywine distributes shares of capital stock, evidences of indebtedness or other assets or property of Brandywine to all holders of Brandywine common shares, excluding:

(A) dividends, distributions, rights, warrants, options, other securities or convertible securities referred to in paragraph (1) or (2) above,

(B) dividends or distributions paid exclusively in cash, and

(C) Spin-Offs described below in this paragraph (3),

then the exchange rate will be adjusted based on the following formula:

ER1 = ER0 x SP0/(SP0-FMV)

where

ER0 = the exchange rate in effect immediately prior to the adjustment relating to such event

ER1 = the new exchange rate taking such event into account

SP0 = the average of the closing sale prices of Brandywine common shares for the 10 consecutive trading days prior to the business day immediately preceding the earlier of the record date or the ex-dividend date for such distribution

FMV = the fair market value (as determined in good faith by Brandywine’s board of trustees) of the shares of capital stock, evidences of indebtedness, assets or property distributed with respect to each outstanding Brandywine common share on the earlier of the record date or the ex-dividend date for such distribution.

An adjustment to the exchange rate made pursuant to the immediately preceding paragraph shall be made successively whenever any such distribution is made and shall become effective on the day immediately after the date fixed for the determination of holders of Brandywine common shares entitled to receive such distribution.

If Brandywine distributes to all holders of Brandywine common shares capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit of Brandywine (a “Spin-Off”), the exchange rate in effect immediately before the close of business on the date fixed for determination of holders of Brandywine common shares entitled to receive such distribution will be adjusted based on the following formula:

ER1 = ER0 x (FMV0+MP0)/MP0

where

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ER0 = the exchange rate in effect immediately prior to the adjustment relating to such event

ER1 = the new exchange rate taking such event into account

FMV0 = the average of the closing sale prices of the capital stock or similar equity interest distributed to holders of Brandywine common shares applicable to one Brandywine common share over the first 10 consecutive trading days after the effective date of the Spin-Off

MP0 = the average of the closing sale prices of Brandywine common shares over the first 10 consecutive trading days after the effective date of the Spin-Off.

An adjustment to the exchange rate made pursuant to the immediately preceding paragraph will occur on the 10th trading day after the effective date of the Spin-Off.

If any such dividend or distribution described in this paragraph (3) is declared but not paid or made, the new exchange rate shall be readjusted to be the exchange rate that would then be in effect if such dividend or distribution had not been declared.

(4) If Brandywine makes any cash dividend or distribution during any of its quarterly fiscal periods (without regard to when paid) to all holders of Brandywine common shares in an aggregate amount that, together with other cash dividends or distributions made in respect of that quarterly fiscal period, exceeds the product of $0.44 (the “Reference Dividend”) multiplied by the number of Brandywine common shares outstanding on the record date for such distribution, the exchange rate will be adjusted based on the following formula:

ER1 = ER0 x SP0/(SP0-C)

where

ER0 = the exchange rate in effect immediately prior to the adjustment relating to such event

ER1 = the new exchange rate taking such event into account

SP0 = the average of the closing sale prices of Brandywine common shares for the 10 consecutive trading days prior to the business day immediately preceding the earlier of the record date or the day prior to the ex-dividend date for such distribution

C = the amount in cash per share that Brandywine distributes to holders of Brandywine common shares in respect of such quarterly fiscal period that exceeds the Reference Dividend.

An adjustment to the exchange rate made pursuant to this paragraph (4) shall become effective on the date immediately after the date fixed for the determination of holders of Brandywine common shares entitled to receive such dividend or distribution. If any dividend or distribution described in this paragraph (4) is declared but not so paid or made, the new exchange rate shall be readjusted to the exchange rate that would then be in effect if such dividend or distribution had not been declared.

Notwithstanding the foregoing, if an adjustment to the exchange rate is required to be made as a result of a distribution that is not a quarterly dividend either in whole or in part, the Reference Dividend shall be deemed to be zero for purposes of determining the adjustment to the exchange rate as a result of such distribution.

The Reference Dividend shall be subject to adjustment in a manner that is inversely proportional to the adjustments to the exchange rate; provided that no adjustment will be made to the Reference Dividend for any adjustment made to the exchange rate pursuant to this paragraph (4).

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(5) If Brandywine or any of its subsidiaries makes a payment in respect of a tender offer or exchange offer for Brandywine common shares to the extent that the cash and value of any other consideration included in the payment per Brandywine common share exceeds the closing sale price of a Brandywine common share on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Time”), the exchange rate will be adjusted based on the following formula:

ER1 = ER0 x (AC + (SP1 x OS1))/(SP1 X OS0)

where

ER0 = the exchange rate in effect immediately prior to the adjustment relating to such event

ER1 = the new exchange rate taking such event into account

AC = the aggregate value of all cash and any other consideration (as determined by Brandywine’s board of trustees) paid or payable for Brandywine common shares purchased in such tender or exchange offer

OS0 = the number of Brandywine common shares outstanding immediately prior to the date such tender or exchange offer expires

OS1 = the number of Brandywine common shares outstanding immediately after such tender or exchange offer expires (after giving effect to the purchase or exchange of shares pursuant to such tender or exchange offer)

SP1 = the average of the closing sale prices of Brandywine common shares for the 10 consecutive trading days commencing on the trading day next succeeding the date such tender or exchange offer expires.

If the application of the foregoing formula would result in a decrease in the exchange rate, no adjustment to the exchange rate will be made.

Any adjustment to the exchange rate made pursuant to this paragraph (5) shall become effective on the date immediately following the Expiration Time. If Brandywine or one of its subsidiaries is obligated to purchase Brandywine common shares pursuant to any such tender or exchange offer but is permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the new exchange rate shall be readjusted to be the exchange rate that would be in effect if such tender or exchange offer had not been made.

Notwithstanding the foregoing, in the event of an adjustment to the exchange rate pursuant to paragraphs (4) or (5), in no event will the exchange rate exceed 30.4878, subject to adjustment pursuant to paragraphs (1), (2) and (3) above.

If Brandywine has in effect a rights plan while any notes remain outstanding, holders of notes will receive, upon an exchange of notes in respect of which we have elected to deliver net shares, in addition to such net shares, rights under Brandywine’s shareholder rights agreement unless, prior to exchange, the rights have expired, terminated or been redeemed or unless the rights have separated from the Brandywine common shares. If the rights provided for in the rights plan adopted by Brandywine have separated from the Brandywine common shares in accordance with the provisions of the applicable shareholder rights agreement so that holders of notes would not be entitled to receive any rights in respect of Brandywine common shares into which notes are exchangeable, the exchange rate will be adjusted at the time of separation as if Brandywine had distributed to all holders of Brandywine common shares capital stock, evidences of indebtedness or other assets or property pursuant to paragraph (3) above, subject to readjustment upon the subsequent expiration, termination or redemption of the rights.

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In addition to the adjustments pursuant to paragraphs (1) through (5) above, we may increase the exchange rate in order to avoid or diminish any income tax to holders of Brandywine common shares resulting from any dividend or distribution of capital stock (or rights to acquire Brandywine common shares) or from any event treated as such for income tax purposes. We may also, from time to time, to the extent permitted by applicable law, increase the exchange rate by any amount for any period if we have determined that such increase would be in the best interests of Brandywine or the Operating Partnership. If we make such determination, it will be conclusive and we will mail to holders of the notes a notice of the increased exchange rate and the period during which it will be in effect at least 15 days prior to the date the increased exchange rate takes effect in accordance with applicable law.

We will not make any adjustment to the exchange rate if holders of the notes are permitted to participate, on an as-exchanged basis, in the transactions described above.

The applicable exchange rate will not be adjusted upon certain events, including but not limited to:

•

the issuance of any Brandywine common shares pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of Brandywine or those of the Operating Partnership and the investment of additional optional amounts in shares of Brandywine common shares under any plan;

•

the issuance of any Brandywine common shares or options or rights to purchase those shares pursuant to any present or future employee, trustee or consultant benefit plan, employee agreement or arrangement or program of Brandywine or the Operating Partnership;

•	the issuance of any Brandywine common shares pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the date the notes were first issued;
•	a change in the par value of Brandywine common shares;
•	accumulated and unpaid dividends or distributions;
•	as a result of a tender offer solely to holders of less than 100 Brandywine common shares; and
•	the issuance of limited partnership units by the Operating Partnership and the issuance of Brandywine common shares or the payment of cash upon redemption thereof.

No adjustment in the exchange price will be required unless the adjustment would require an increase or decrease of at least 1% of the exchange price. If the adjustment is not made because the adjustment does not change the exchange price by at least 1%, then the adjustment that is not made will be carried forward and taken into account in any future adjustment. All required calculations will be made to the nearest cent or 1/1000th of a share, as the case may be. Notwithstanding the foregoing, if the notes are called for redemption, all adjustments not previously made will be made on the applicable redemption date.

If certain of the possible adjustments to the exchange price of the notes are made, a holder may be deemed to have received a distribution from Brandywine or other income from us even though such holder has not received any cash or property as a result of such adjustments. We intend to withhold federal income tax (in the case of a non-U.S. holder) with respect to any deemed distribution from Brandywine, from cash payments of interest and payments in redemption, repurchase or exchange of the notes. See “Material U.S. Federal Income Tax Considerations” in this prospectus.

Ownership Limit

In order to assist Brandywine in maintaining its qualification as a REIT for U.S. federal income tax purposes, no person may own, or be deemed to own by virtue of the attribution rules of the Internal Revenue Code, more than 9.8% in value or number, whichever is more restrictive, of the issued and outstanding shares of any class or series of shares of beneficial interest in Brandywine, subject to certain exceptions. In case of requests for waivers or modifications of such limit by persons that are not individuals or treated as individuals under the Internal Revenue Code, the board of trustees of Brandywine is required to waive or modify such limit if, among other things, evidence satisfactory to it is presented that such ownership would not jeopardize Brandywine’s status as a REIT. Notwithstanding any other provision of the notes, no holder of notes will be entitled to exchange such notes for Brandywine common shares to the extent that receipt of such Brandywine common shares would cause such holder (together with such holder’s affiliates) to exceed the ownership limit contained in the declaration of trust of Brandywine. See “Description of Shares of Beneficial Interest - REIT Ownership Limitations” in this prospectus.

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Calculations in Respect of the Notes

Except as explicitly specified otherwise herein, we are responsible for making all calculations required under the notes. These calculations include, but are not limited to, determinations of the exchange price and exchange rate applicable to the notes. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on holders of the notes. We will provide a schedule of our calculations to the trustee, and the trustee is entitled to rely upon the accuracy of our calculations without independent verification. The trustee will forward our calculations to any holder of notes upon request within 20 business days of the effective date of any adjustment.

Guarantee

Brandywine fully and unconditionally guaranteed the due and punctual payment of principal of and interest on the notes, whether at stated maturity, by declaration of acceleration, call for redemption, notice of repurchase or otherwise. Brandywine has, however, no material assets other than its interest in the Operating Partnership.

The indenture requires any “significant subsidiary” to provide a full and unconditional guaranty as to payment of principal and premium, if any, and interest on the debt securities issued by the Operating Partnership not later than 180 days following the date on which that subsidiary becomes a guarantor under our principal credit agreement. As of the date of this prospectus, we have no significant subsidiaries that are guarantors under our principal credit agreement.

If for any reason the obligations of a significant subsidiary that has become a subsidiary guarantor terminate under our principal credit agreement, such subsidiary guarantor will be deemed released from all of its obligations under the indenture and its guarantee will terminate.

Merger, Consolidation or Sale

Each of the Operating Partnership and Brandywine may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into, any other entity, provided that the following conditions are satisfied or fulfilled:

•

Brandywine or the Operating Partnership, as the case may be, is the continuing entity, or the successor (in the case of Brandywine, other than the Operating Partnership) formed by or resulting from any such consolidation or merger or which has received the transfer of those assets is organized under the laws of the United States of America and expressly assumes payment of the principal of and premium, if any, and interest on the notes and the guarantee and the due and punctual performance and observance of all of the covenants and conditions contained in the indenture;

•

if as a result of such transaction the notes become exchangeable into common stock or other securities issued by a third party, such third party assumes or fully and unconditionally guarantees all obligations under the notes and the indenture;

•

immediately after giving effect to the transaction, no event of default under the indenture, and no event which, after notice or the lapse of time, or both, would become an event of default under the indenture, has occurred and is continuing; and

•	an officer’s certificate of Brandywine or the Operating Partnership, as applicable, and a legal opinion covering such conditions is delivered to the trustee.

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Events of Default, Notice and Waiver

The following events will be “events of default” with respect to the notes:

•	default for 30 days in the payment of any interest (including additional interest, if any) on the notes;
•	default in the payment of the principal of the notes when due and payable, whether on the stated maturity date or any earlier date of redemption or repurchase or otherwise;
•

default in the delivery when due of the exchange value, on the terms set forth in the indenture and the notes, upon exercise of a holder’s exchange right in accordance with the indenture and the continuation of such default for 10 days;

•	our failure to provide notice of the occurrence of a change in control when required under the indenture;
•

default in the performance of any other covenant or warranty of the Operating Partnership and/or Brandywine contained in the indenture with respect to the notes, which continues for 60 days after written notice as provided in the indenture;

•

default in the payment of an aggregate principal amount exceeding $25,000,000 of any evidence of indebtedness of the Operating Partnership and/or Brandywine or any mortgage, indenture, note, bond, capitalized lease or other instrument under which that indebtedness is issued or by which that indebtedness is secured, such default having continued after the expiration of any applicable grace period or having resulted in the acceleration of the maturity of that indebtedness, but only if that indebtedness is not discharged or such acceleration is not rescinded or annulled;

•

except as otherwise permitted in the indenture, the guarantee of the notes is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or Brandywine or any other guarantor denies or disaffirms its obligations under the guarantee with respect to the notes; and

•

certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Operating Partnership, Brandywine, or any other significant subsidiary or any of their respective properties.

If an event of default (other than as described in the last bullet above) with respect to notes occurs and is continuing, then in each case the trustee or the holders of not less than 25% in principal amount of the outstanding notes may declare the principal and accrued and unpaid interest on all of the notes to be due and payable immediately by written notice thereof to the Operating Partnership and Brandywine (and to the trustee if given by the holders). If an event of default described in last bullet above occurs and is continuing, the principal (or such portion thereof) of and accrued and unpaid interest on all of the notes will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders. However, at any time after any acceleration with respect to the notes, but before a judgment or decree for payment of the amounts due has been obtained by the trustee, the holders of not less then a majority in principal amount of outstanding notes may rescind and annul that acceleration and its consequences if (1) the Operating Partnership or Brandywine has paid or deposited with the trustee all required payments of the principal of and interest on the notes (without giving effect to the acceleration) plus certain fees, expenses, disbursements and, premium, if any, advances of the trustee, and (2) all events of default, other than the nonpayment of accelerated principal or interest with respect to notes, have been cured or waived as provided in the indenture. The indenture also provides that the holders of not less than a majority in principal amount of the notes may waive any past default with respect to notes and its consequences, except a default (A) in the payment of the principal of or interest on the notes, or (B) in respect of a covenant or provision contained in the indenture that cannot be modified or amended without the consent of the holder of each outstanding note.

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The trustee is required to give notice to the holders of the notes within 90 days of a default under the indenture; provided, however, that the trustee may withhold notice to the holders of the notes of any default with respect to that series (except a default in the payment of the principal of or interest on the notes) if the responsible officers of the trustee consider withholding of notice to be in the interest of the holders.

The indenture provides that no holder of the notes may institute any judicial or other proceedings with respect to the indenture or for any remedy thereunder, except in the case of failure of the trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the notes, as well as an offer of security or indemnity reasonably satisfactory to the trustee. This provision will not prevent, however, any holder of notes from instituting suit for the enforcement of payment of the principal of and interest on the notes at the respective due dates for payment.

Subject to provisions in the indenture relating to its duties in case of default, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any holders of the notes, unless the holders offer to the trustee security or indemnity reasonably satisfactory to the trustee. The holders of not less than a majority in principal amount of the outstanding notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee in respect of the notes. However, the trustee may refuse to follow any direction which is in conflict with any law or the indenture, which may involve the trustee in personal liability or which may be unduly prejudicial to the holders of the notes not joining in the proceeding.

Within 120 days after the close of each fiscal year, Brandywine and the Operating Partnership must deliver to the trustee a certificate, signed by one of several specified officers of Brandywine, acting for itself and as the Operating Partnership’s general partner, stating whether or not such officer has knowledge of any default applicable to the notes under the indenture and, if so, specifying each such default and the nature and status thereof.

Modification of the Indenture

Modifications and amendments of the provisions of the indenture relating to the notes are permitted to be made only with the consent of holders of not less than a majority in principal amount of the notes; provided, however, that no such modification or amendment may, without the consent of the holders of each note affected thereby:

•	change the stated maturity of the principal of, or any installment of interest (including additional interest, if any) on, the notes;
•	reduce the principal amount of, or the rate of interest (including additional interest, if any) on, or change the timing or reduce the amount payable on redemption of, the notes;
•	make any change that impairs or adversely affects the rights of a holder to exchange notes in accordance with the indenture;
•	change the place of payment, or the coin or currency, for payment of principal of, or interest (including additional interest, if any) on, the notes;
•	impair the right to institute suit for the enforcement of any payment on or with respect to notes or the delivery of the exchange value as required by the indenture upon an exchange of notes;
•

reduce the above stated percentage in principal amount of outstanding notes necessary to modify or amend the indenture, to waive compliance with specified provisions thereof or specified defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the indenture;

•

modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that specified other provisions may not be modified or waived without the consent of the holders of each note affected thereby; or

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•	modify or affect in any manner adverse to the holders the terms and conditions of the obligations of Brandywine or any successor entity as guarantor of the notes.

A note is deemed outstanding if it has been authenticated and delivered under the indenture unless, among other things, such note has matured or been canceled, exchanged, redeemed or repurchased.

The indenture provides that the holders of not less than a majority in principal amount of outstanding notes have the right to waive compliance by Brandywine and the Operating Partnership with specified covenants in the indenture in respect of the notes.

Modifications and amendments of the indenture are permitted to be made by Brandywine, the Operating Partnership and the trustee without the consent of any holder, when authorized by the board of trustees of Brandywine, at any time, in a form satisfactory to the trustee, for certain purposes, including the following:

•	to evidence the succession or addition of another person to Operating Partnership as obligor or Brandywine as guarantor, as applicable, under the indenture;
•

to add to the covenants of Brandywine or the Operating Partnership for the benefit of the holders or to surrender any right or power conferred upon Brandywine or the Operating Partnership in the indenture;

•	to add events of default for the benefit of the holders of all the notes;
•

to change or eliminate any provisions of the indenture, provided that the change or elimination will become effective only when there are no notes outstanding which are entitled to the benefit of such provision;

•	to secure, or add additional guarantees with respect to, the notes;
•	to evidence and provide for the acceptance of appointment by a successor trustee and to facilitate the administration of the trust under the indenture by more than one trustee;
•	to cure any ambiguity, defect or inconsistency in the indenture, provided that such action shall not adversely affect the interests of holders in any material respect; or
•

to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate defeasance and discharge of the notes under the indenture, provided that such action shall not adversely affect the interests of the holders in any material respect.

The indenture contains provisions for convening meetings of the holders of the notes. A meeting may be called at any time by the trustee, and also, upon request, by the Operating Partnership or the holders of at least 10% in principal amount of the outstanding notes, in any such case upon notice given as provided in the indenture. Except for any consent that must be given by the holder of each note affected by specified modifications and amendments of the indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present is permitted to be adopted by the affirmative vote of the holders of notes entitled to vote a majority in aggregate principal amount of the notes represented at that meeting; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the notes may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the notes. Any resolution passed or decision taken at any meeting of holders of the notes duly held in accordance with the indenture is binding on all holders of such notes, whether or not present or represented at the meeting. The quorum at any meeting of holders of the notes called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the notes; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the outstanding notes, the persons holding or representing such specified percentage in principal amount of the outstanding notes will constitute a quorum.

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Notwithstanding the foregoing provisions, if any action is to be taken at a meeting of holders of the notes with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding notes affected thereby, or of the holders of such series and one or more additional series:

•	there is no minimum quorum requirement for such meeting; and
•

the principal amount of such outstanding notes that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action is taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the indenture.

Discharge, Defeasance and Covenant Defeasance

We may satisfy and discharge our obligations under the indenture by delivering to the trustee for cancellation all outstanding notes or by depositing with the trustee, the paying agent or the exchange agent, if applicable, after the notes have become due and payable, whether on the stated maturity date, any redemption date or any repurchase date, or upon exchange or otherwise, cash and Brandywine common shares (as applicable under the terms of the indenture) sufficient to pay all of the outstanding notes and paying all other sums payable under the indenture.

Rule 144A Information

If at any time Brandywine or the Operating Partnership is not subject to the reporting requirements of the Exchange Act, Brandywine or the Operating Partnership, as the case may be, will promptly furnish to the holders, beneficial owners and prospective purchasers of the notes or underlying Brandywine common shares, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) of the Securities Act to facilitate the resale of those notes or Brandywine common shares pursuant to Rule 144A.

Provision of Financial Information

So long as the notes are outstanding and whether or not required by the SEC, Brandywine and the Operating Partnership will furnish to the trustee within 15 days of the time periods specified in the SEC’s rules and regulations:

•

all annual and quarterly financial information that would be required to be contained in filings with the SEC on Forms 10-K and 10-Q if Brandywine and the Operating Partnership were required to file those filings, including a related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by our certified independent accountants; and

•	all current reports that would be required to be filed with the SEC on Form 8-K if Brandywine and the Operating Partnership were required to file such reports.

If Brandywine or the Operating Partnership is not subject to Sections 13 and 15(d) of the Exchange Act, Brandywine or the Operating Partnership, as the case may be, will (A) furnish to the holders of the notes, without cost to such holders, a copy of the information and reports referred to above within 15 days of the time periods specified in the SEC’s rules and regulations, and (B) upon written request and payment of the reasonable cost of duplication and delivery, promptly supply to any prospective holder of the debt securities a copy of the information and reports referred to above.

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In addition, whether or not required by the SEC, Brandywine and the Operating Partnership will file a copy of the information and reports referred to above with the SEC for public availability within the time periods specified in the SEC’s rules and regulations (unless the SEC will not accept such a filing).

Governing Law

The indenture, the notes and the guarantee are governed by, and construed in accordance with, the laws of the State of New York.

Trustee

The Bank of New York is the trustee, registrar, exchange agent, bid solicitation agent and paying agent. If an event of default occurs and is continuing, the trustee is required to use the degree of care and skill of a prudent man in the conduct of his own affairs. The trustee will become obligated to exercise any of its powers under the indenture at the request of any of the holders of any notes only after those holders have offered the trustee indemnity satisfactory to it.

If the trustee becomes one of our creditors, it will be subject to limitations on its rights to obtain payment of claims or to realize on some property received for any such claim, as security or otherwise. The trustee is permitted to engage in other transactions with us. If, however, it acquires any conflicting interest, it must eliminate that conflict or resign.

Book-Entry System

The notes have been issued in the form of two fully-registered global notes in book-entry form, which have been deposited with, or on behalf of, The Depository Trust Company (“DTC”) and registered in the name of DTC’s nominee, Cede & Co. Except as set forth below, the global notes may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor of DTC or a nominee of such successor.

So long as DTC or its nominee is the registered owner of a global note, DTC or its nominee, as the case may be, considered the sole holder of the notes represented by such global note for all purposes under the indenture and the beneficial owners of the notes are entitled only to those rights and benefits afforded to them in accordance with DTC’s regular operating procedures. Upon specified written instructions of a participant in DTC, DTC will have its nominee assist participants in the exercise of certain holders’ rights, such as demand for acceleration of maturity or an instruction to the trustee. Except as provided below, owners of beneficial interests in a global note will not be entitled to have notes registered in their names, will not receive or be entitled to receive physical delivery of notes in certificated form and will not be considered the registered owners or holders thereof under the indenture.

If (i) DTC is at any time unwilling or unable to continue as depositary or if at any time DTC ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days, (ii) an Event of Default under the indenture relating to the notes has occurred and is continuing, or (iii) we, in our sole discretion, determine at any time that the notes shall no longer be represented by a global note, we will issue individual notes in certificated form of the same series and like tenor and in the applicable principal amount in exchange for the notes represented by a global note. In any such instance, an owner of a beneficial interest in a global note will be entitled to physical delivery of individual notes in certificated form of the same series and like tenor, equal in principal amount to such beneficial interest and to have the notes in certificated form registered in its name. Notes so issued in certificated form will be issued in denominations of $1,000 or any integral multiple thereof and will be issued in registered form only, without coupons.

The following is based on information furnished by DTC:

DTC acts as securities depositary for the notes. The notes were issued as fully-registered notes registered in the name of Cede & Co. (DTC’s partnership nominee).

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DTC, the world’s largest depositary, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds and provides asset servicing for over 2 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues and money market instruments from over 85 countries that DTC’s direct participants deposit with DTC.

DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC, in turn, is owned by a number of direct participants of DTC and members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation, and Emerging Markets Clearing Corporation, as well as by The New York Stock Exchange, Inc., the American Stock Exchange LLC and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

DTC has Standard & Poor’s highest rating: AAA. The DTC rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.

Purchases of the notes under the DTC system must be made by or through direct participants, which will receive a credit for the notes on DTC’s records. The beneficial interest of each actual purchaser of each note is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of beneficial interests in the notes are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their beneficial interests in notes, except in the event that use of the book-entry system for the notes is discontinued. The laws of some states require that certain persons take physical delivery in definitive form of securities which they own. Such limits and such laws may impair the ability of such persons to own, transfer or pledge beneficial interests in a global note.

To facilitate subsequent transfers, all notes deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of the notes with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the notes; DTC’s records reflect only the identity of the direct participants to whose accounts the notes are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of the notes may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the notes, such as redemption, tenders, defaults, and proposed amendments to the security documents. For example, beneficial owners of the notes may wish to ascertain that the nominee holding the notes for their benefit has agreed to obtain and transmit notices to beneficial owners. In the alternative, beneficial owners may wish to provide their names and addresses to the registrar of the notes and request that copies of the notices be provided to them directly. Any such request may or may not be successful.

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Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the notes unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the regular record date.

The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the notes are credited on the record date (identified in a listing attached to the Omnibus Proxy).

We will pay principal of and interest on the notes in same-day funds to the trustee and from the trustee to DTC, or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts on the applicable payment date in accordance with their respective holdings shown on DTC’s records upon DTC’s receipt of funds and corresponding detail information. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of these participants and not of us, the trustee, DTC, or any other party, subject to any statutory or regulatory requirements that may be in effect from time to time. Payment of principal and interest to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is the responsibility of us or the trustee, disbursement of such payments to direct participants is the responsibility of DTC, and disbursement of such payments to the beneficial owners is the responsibility of the direct or indirect participants.

We will send any redemption notices to DTC. If less than all of the notes are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

A beneficial owner of notes shall give notice to elect to have its notes purchased or tendered, through its participant, to the exchange agent and shall effect delivery of such notes by causing the direct participant to transfer the participant’s interest in notes, on DTC’s records, to the exchange agent. The requirement for physical delivery of notes in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the notes are transferred by direct participants on DTC’s records and followed by a book-entry credit of tendered notes to the exchange agent’s DTC account.

DTC may discontinue providing its services as securities depositary for the notes at any time by giving us reasonable notice. Under such circumstances, if a successor securities depositary is not obtained, we will print and deliver certificated notes. We may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). In that event, we will print and deliver certificated notes.

None of Brandywine, the Operating Partnership, the initial purchasers or the trustee has any responsibility or liability for any aspect of the records relating to or payments made on account of the beneficial interests in a global note, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

The information in this section concerning DTC and DTC’s system has been obtained from sources that we believe to be reliable, but we take no responsibility for its accuracy.

Registration Rights; Additional Interest

We and the initial purchasers of the notes have entered into a registration rights agreement. Under the registration rights agreement, we agreed:

•

to file with the SEC or otherwise have on file with the SEC, by the 90th day after the date we first issued the notes, a shelf registration statement to cover resales of registrable securities (as described below) by the holders who satisfy certain conditions and provide the information we describe below for use with the shelf registration statement;

•

to use our respective reasonable best efforts to cause the shelf registration statement to be declared effective under the Securities Act, as promptly as practicable but in any event by the 180th day after the date we first issued the notes or otherwise make available for use by selling securityholders an effective shelf registration statement no later than such date; and

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•	to use our respective reasonable best efforts to keep the shelf registration statement continuously effective under the Securities Act until there are no registrable securities outstanding.

However, the registration rights agreement permits us to prohibit offers and sales of registrable securities pursuant to the shelf registration statement for a period not to exceed an aggregate of 30 days in any three-month period and not to exceed an aggregate of 90 days in any 12-month period, under certain circumstances and subject to certain conditions. We refer to such any period during which we may prohibit offers and sales as a “suspension period.” We need not specify the nature of the event giving rise to a suspension in any notice to holders of the registrable securities of the existence of such a suspension.

In addition, if we deem it necessary to file a post-effective amendment to the registration statement in order to make changes to the information in the prospectus forming a part of the shelf registration statement regarding the selling holders or the plan of distribution, we may suspend sales under the registration statement until the date on which the post-effective amendment is declared effective by the SEC; provided, however, that any days in any such suspension period shall count towards the 30 and 90 day periods referred to in the previous paragraph.

“Registrable securities” means each note and any Brandywine common share delivered upon exchange of the notes until the earlier of:

•	the date the notes and any such Brandywine common shares have been effectively registered under the Securities Act and disposed of in accordance with the shelf registration statement; and
•

the date when the notes or any such Brandywine common shares are eligible for sale by a holder that is not an affiliate of ours pursuant to Rule 144(k) under the Securities Act or any similar provision then in effect.

Holders of registrable securities must deliver to us certain information to be used in connection with, and to be named as selling securityholders in, the shelf registration statement in order to have their registrable securities included in the shelf registration statement. The form of notice and questionnaire to be used for this purpose is available upon request from us. Any holder that does not duly complete and deliver a questionnaire or provide the information it requires will not be named as a selling securityholder in the shelf registration statement and will not be permitted to sell any registrable securities held by that holder pursuant to the shelf registration statement. We cannot assure you that we will be able to maintain an effective and current shelf registration statement as required. The absence of an effective shelf registration statement is likely to limit a holder’s ability to sell its registrable securities and adversely affect the price, if any, at which it may sell its registrable securities.

If:

•

the shelf registration statement is not filed with the SEC by the 90th day after the first issue date of the notes and we do not have on file with the SEC an effective shelf registration statement covering resales of the registrable securities;

•

the shelf registration statement has not been declared effective under the Securities Act by the 180th day after the first issue date of the notes or an effective shelf registration statement covering resales of the registrable securities is otherwise not made available for use by selling securityholders by such date;

•

a holder supplies the questionnaire described below after the effective date of the shelf registration statement or the date after which we first make available an effective shelf registration statement for use by selling securityholders, and we fail to supplement or amend the shelf registration statement, or file a new shelf registration statement or amend the prospectus, if permitted by applicable law, in accordance with the terms of the registration rights agreement, in order to add such holder as a selling securityholder; or

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•

the shelf registration statement is filed and has become effective under the Securities Act, but then ceases to be effective (without being succeeded immediately by an additional shelf registration statement that is filed and immediately becomes effective) or usable for the offer and sale of registrable securities, other than as a result of a requirement to file a post-effective amendment or prospectus supplement to the registration statement in order to make changes to the information in the prospectus forming part of the shelf registration statement regarding the selling securityholders or the plan of distribution, and (1) we do not cure the lapse of effectiveness or usability of the registration statement within ten business days (or if a suspension period is then in effect, the tenth business day following the expiration of such suspension period) by a post-effective amendment, prospectus supplement or report filed pursuant to the Exchange Act, or (2) if suspension periods exceed an aggregate of 30 days in any three-month period or an aggregate of 90 days in any 12-month period.

then we will pay additional interest on the principal amount of the notes then outstanding that constitute registrable securities. We refer to each event described in the bullet points above as a “registration default.”

In addition, if we fail to name as a selling securityholder in the shelf registration statement or any amendment to the shelf registration statement at the time it becomes effective under the Securities Act or in any prospectus relating to the shelf registration statement at the time we file the prospectus or, if later, the time the related shelf registration statement or amendment becomes effective under the Securities Act, any holder that is entitled to be so named as a selling securityholder within the prescribed time periods, then we will pay additional interest to each holder of notes then outstanding that constitute registrable securities who has provided to us the required selling securityholder information. This event is also a “registration default.”

Additional interest will accrue on the notes then outstanding that constitute registrable securities from, and including, the day following the registration default to, but excluding, the day on which the registration default has been cured. Additional interest will be paid semi-annually in arrears, with the first semi-annual payment due on the first interest payment date, as applicable, following the date on which such additional interest begins to accrue, and will accrue at a rate per year equal to:

•	an additional 0.25% of the principal amount to, and including, the 90th day following such registration default; and
•	an additional 0.50% of the principal amount from and after the 91st day following such registration default.

In no event will additional interest accrue at a rate per year exceeding 0.50%.

We will not pay any additional interest on any note after it has been exchanged for Brandywine common shares. If a note ceases to be outstanding during a registration default, we will prorate the additional interest to be paid with respect to that note.

So long as a registration default continues, we will pay additional interest in cash on April 15 and October 15 of each year to each holder who is entitled to receive additional interest in respect of registrable securities of which the holder was the holder of record at the close of business on the immediately preceding April 1 and October 1, respectively.

Following the cure of a registration default, additional interest will cease to accrue with respect to that registration default. In addition, no additional interest will accrue after the period we and Brandywine must keep the shelf registration statement effective under the Securities Act or on any note that ceases to be a registrable security. However, we will remain liable for any previously accrued additional interest. Other than our obligation to pay additional interest, we will not have any liability for damages with respect to a registration default on any registrable securities.

We have agreed in the registration rights agreement to give notice to all holders of the filing and effectiveness of the initial shelf registration statement by release through a reputable national newswire service; provided that if we designate a previously filed and effective shelf registration statement for use by holders of registrable securities, in lieu of the foregoing notice we will provide notice of our designation of that shelf registration statement and the date on which we will first make available for use by selling securityholders a prospectus thereunder. Similarly, if we designate an effective shelf registration statement for use by selling securityholders, a holder of registrable securities that does not provide us with a completed questionnaire or the information called for by it on or prior to the tenth business day before the date of the initial prospectus made available to selling securityholders will not be named as a selling securityholder in the prospectus and will not able to use the shelf registration statement to resell registrable securities. However, in either case, such a holder of registrable securities may thereafter provide us with a completed questionnaire, following which we will, as promptly as reasonably practicable after the date we receive the completed questionnaire, but in any event within ten business days after that date (except as described below), file a supplement to the prospectus relating to the shelf registration statement or, if required, file a post-effective amendment or a new shelf registration statement in order to permit resales of such holder’s registrable securities. However, if we receive the questionnaire during a suspension period, or we initiate a suspension period within five business days after we receive the questionnaire, then we will, except as described below, make the filing within ten business days after the end of the suspension period. We will not be required to file more than three such amendments or supplements for all holders during a fiscal quarter. If we file a post-effective amendment or a new shelf registration statement, then we will use our respective reasonable best efforts to cause the post-effective amendment or new shelf registration statement to be declared effective under the Securities Act, as promptly as practicable, but in any event by the 30th day in the case of a post-effective amendment and the 60th day in the case of a new shelf registration statement, after the date the registration rights agreement requires us to file the post-effective amendment or new registration statement, as applicable.

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If a holder does not deliver a duly completed questionnaire on or before the tenth business day before the effective date of the original shelf registration statement or on or before the tenth business day before the date the prospectus is first made available for use by selling securityholders, the holder could experience significant additional delay. To the extent that any holder of registrable securities identified in the shelf registration statement is a broker-dealer, or is an affiliate of a broker-dealer that did not acquire its registrable securities in the ordinary course of its business or that at the time of its purchase of registrable securities had an agreement or understanding, directly or indirectly, with any person to distribute the registrable securities, we understand that the SEC may take the view that such holder is, under the SEC’s interpretations, an “underwriter” within the meaning of the Securities Act.

The specific provisions relating to the shelf registration statement process described above is contained in the registration rights agreement. This summary of the registration rights agreement is not complete and is qualified in its entirety by reference to the registration rights agreement.

This prospectus is part of the shelf registration statement filed pursuant to the terms of the registration rights agreement.

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DESCRIPTION OF SHARES OF BENEFICIAL INTEREST

The following is a summary of provisions of Brandywine’s shares of beneficial interest as of the date of this prospectus. This summary does not completely describe Brandywine’s shares of beneficial interest. For a complete description of Brandywine’s shares of beneficial interest, we refer you to Brandywine’s Declaration of Trust and Bylaws, each of which is incorporated by reference in this prospectus. See “Where You Can Find More Information” on page ii of this prospectus.

General

Brandywine’s Declaration of Trust provides that it is authorized to issue up to 220,000,000 shares of beneficial interest, which we refer to in this prospectus as “shares”, consisting of 200,000,000 common shares, par value $.01 per share, which are referred to in this prospectus as “Brandywine common shares”, and 20,000,000 preferred shares, par value $.01 per share. Of the preferred shares, 2,000,000 preferred shares, designated as 7.50% Series C Cumulative Redeemable Preferred Shares, are issued and outstanding as of the date of this prospectus and are referred to in this prospectus as the “Series C Preferred Shares”, and an additional 2,300,000 preferred shares, designated as 7.375% Series D Cumulative Redeemable Preferred Shares, are issued and outstanding as of the date of this prospectus and are referred to in this prospectus as the “Series D Preferred Shares.”

Brandywine’s Declaration of Trust generally may be amended by its Board of Trustees, without shareholder approval, to increase or decrease the aggregate number of authorized shares or the number of shares of any class. The authorized common shares and undesignated preferred shares are generally available for future issuance without further action by Brandywine’s shareholders, unless such action is required by applicable law, the rules of any stock exchange or automated quotation system on which Brandywine’s securities may be listed or traded or pursuant to the preferential rights of the Series C Preferred Shares or the Series D Preferred Shares. Holders of Series C Preferred Shares and Series D Preferred Shares have the right to approve certain additional issuances of preferred shares, such as shares that would rank senior to the Series C Preferred Shares or the Series D Preferred Shares as to distributions or upon liquidation.

Both Maryland statutory law governing real estate investment trusts formed under Maryland law, which we refer to in this prospectus as the “Maryland REIT Law” and Brandywine’s Declaration of Trust provide that none of its shareholders will be personally liable, by reason of status as a shareholder, for any of its obligations. Brandywine’s Bylaws further provide that it will indemnify any shareholder or former shareholder against any claim or liability to which such shareholder may become subject by reason of being or having been a shareholder, and that Brandywine shall reimburse each shareholder who has been successful, on the merits or otherwise, in the defense of a proceeding to which the shareholder has been made a party by reason of status as such for all reasonable expenses incurred by the shareholder in connection with any such claim or liability.

Brandywine’s Declaration of Trust provides that, subject to the provisions of any class or series of preferred shares then outstanding and to the mandatory provisions of applicable law, its shareholders are entitled to vote only on the following matters:

•	election or removal of trustees;
•	amendment of the Declaration of Trust (other than an amendment to increase or decrease the number of authorized shares or the number of shares of any class);
•

a determination by the Board of Trustees to cause Brandywine to invest in commodities contracts (other than interest rate futures intended to hedge against interest rate risk), engage in securities trading (as compared to investment) activities or hold properties primarily for sale to customers in the ordinary course of business; and

•	Brandywine’s merger with another entity.

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Except with respect to these matters, no action taken by Brandywine’s shareholders at any meeting binds the Board of Trustees.

Shares

Common Shares

Each outstanding Brandywine common share entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of trustees. There is no cumulative voting in the election of trustees. The Brandywine common shareholders vote as single class. In the future, Brandywine may issue a series of preferred shares that votes together with the Brandywine common shares as a single class. Holders of Brandywine’s outstanding preferred shares have voting rights only under limited circumstances and, in such circumstances, vote in a class separate from the Brandywine common shareholders. See “—Preferred Shares” below. Subject to (1) the preferential rights of the Series C Preferred Shares and the Series D Preferred Shares, and (2) such preferential rights as may be granted by the Brandywine Board of Trustees in future issuances of additional series of preferred shares, holders of Brandywine common shares are entitled to such distributions as may be authorized from time to time by the Brandywine Board of Trustees and declared by Brandywine out of funds legally available therefor.

Holders of Brandywine common shares have no conversion, exchange or redemption rights or preemptive rights to subscribe for any Brandywine securities. All outstanding Brandywine common shares are fully paid and nonassessable. In the event of any liquidation, dissolution or winding-up of Brandywine’s affairs, subject to (1) the preferential rights of the Brandywine Series C Preferred Shares and the Brandywine Series D Preferred Shares, and (2) such preferential rights as may be granted by the Board of Trustees in future issuances of additional series of preferred shares, holders of Brandywine common shares will be entitled to share ratably in any of Brandywine’s assets remaining after provision for payment of liabilities to creditors. All Brandywine common shares have equal dividend, distribution, liquidation and other rights.

Brandywine’s common shares are listed on the New York Stock Exchange under the symbol “BDN.” The transfer agent and registrar for the common shares is currently Computershare Limited.

Preferred Shares

Brandywine’s Declaration of Trust authorizes it to issue up to 20,000,000 preferred shares, par value $0.01 per share. The Declaration of Trust generally may be amended by the Board of Trustees, without shareholder approval, to increase or decrease the aggregate number of authorized shares of any class.

The holders of the Series C Preferred Shares and the Series D Preferred Shares do not have voting rights, except (1) with respect to actions which would have a material adverse effect on holders of such shares, or (2) in the event that Brandywine fails to pay quarterly distributions for six or more quarters to the holders of the Series C Preferred Shares or the Series D Preferred Shares. If the conditions specified in clause (2) exist, then those holders will have the right, voting together as a single class with any other series of Brandywine’s preferred shares ranking on a parity with the Series C Preferred Shares and the Series D Preferred Shares and upon which like voting rights have been conferred, to elect two additional members to Brandywine’s Board of Trustees.

If Brandywine issues preferred shares, the shares will be fully paid and non-assessable. Prior to the issuance of a new series of preferred shares, Brandywine will file, with the State Department of Assessments and Taxation of Maryland, articles supplementary that will become part of Brandywine’s Declaration of Trust and that will set forth the terms of the new series. The articles supplementary relating to any new series of preferred shares will describe the specific terms of such preferred shares, including:

•	the title and stated value;
•	the number of shares offered, liquidation preference and offering price;
•	the distribution rate, distribution periods and payment dates;

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•	the date on which distributions begin to accrue, and, if applicable, accumulate;
•	any auction and remarketing procedures;
•	any retirement or sinking fund requirement;
•	the terms and conditions of any redemption right;
•	the terms and conditions of any conversion or exchange right;
•	any listing of the offered shares on any securities exchange;
•	whether interests in the offered shares will be represented by depositary shares;
•	any voting rights;
•	the relative ranking and preferences of the preferred shares as to distributions, liquidation, dissolution or winding up;
•	any limitations on issuances of any other series of preferred shares ranking senior to or on a parity with the series of preferred shares as to distributions, liquidation, dissolution or winding up;
•	any limitations on direct or beneficial ownership and restrictions on transfer; and
•	any other specific terms, preferences, rights, limitations or restrictions.

REIT Ownership Limitations

In order for Brandywine to qualify as a REIT under the Internal Revenue Code, not more than 50% in value of its outstanding shares may be owned, directly or indirectly, by five or fewer individuals (defined in the Code to include certain entities such as qualified pension plans) during the last half of a taxable year and shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months (or during a proportionate part of a shorter taxable year).

Because Brandywine’s Board of Trustees believes it is at present important for it to continue to qualify as a REIT, the Declaration of Trust, subject to certain exceptions, contains provisions that restrict the number of shares that a person may own and that are designed to safeguard Brandywine against an inadvertent loss of REIT status. In order to prevent any shareholder from owning shares in an amount that would cause more than 50% in value of the outstanding shares to be held by five or fewer individuals, the Board of Trustees, pursuant to authority granted in Brandywine’s Declaration of Trust, has passed a resolution that, subject to certain exceptions, provides that no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% in value of the outstanding shares. This limitation is referred to in this prospectus as the “ownership limit.” Brandywine’s Board of Trustees, subject to limitations, retains the authority to effect additional increases to, or establish exemptions from, the ownership limit.

In addition, pursuant to Brandywine’s Declaration of Trust, no purported transfer of shares may be given effect if it would result in ownership of all of the outstanding shares by fewer than 100 persons (determined without any reference to the rules of attribution) or result in Brandywine being “closely held” within the meaning of Section 856(h) of the Code. These restrictions are referred to in this prospectus as the “ownership restrictions.” In the event of a purported transfer or other event that would, if effective, result in the ownership of shares in violation of the ownership limit or the ownership restrictions, such transfer would be deemed void and such shares automatically would be exchanged for “excess shares” authorized by the Declaration of Trust, according to rules set forth in the Declaration of Trust, to the extent necessary to ensure that the purported transfer or other event does not result in the ownership of shares in violation of the ownership limit or the ownership restrictions.

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Holders of excess shares are not entitled to voting rights (except to the extent required by law), dividends or distributions. If, after the purported transfer or other event resulting in an exchange of shares for excess shares and prior to the discovery by Brandywine of such exchange, dividends or distributions are paid with respect to shares that were exchanged for excess shares, then such dividends or distributions would be repayable to Brandywine upon demand. While outstanding, excess shares would be held in trust by Brandywine for the benefit of the ultimate transferee of an interest in such trust, as described below. While excess shares are held in trust, an interest in that trust may be transferred by the purported transferee or other purported holder with respect to such excess shares only to a person whose ownership of the shares would not violate the ownership limit or the ownership restrictions, at which time the excess shares would be exchanged automatically for shares of the same type and class as the shares for which the excess shares were originally exchanged. Brandywine’s Declaration of Trust contains provisions that are designed to ensure that the purported transferee or other purported holder of the excess shares may not receive in return for such a transfer an amount that reflects any appreciation in the shares for which such excess shares were exchanged during the period that such excess shares were outstanding. Any amount received by a purported transferee or other purported holder in excess of the amount permitted to be received would be required to be turned over to Brandywine.

Brandywine’s Declaration of Trust also provides that excess shares shall be deemed to have been offered for sale to Brandywine, or its designee, which shall have the right to accept such offer for a period of 90 days after the later of: (1) the date of the purported transfer or event which resulted in an exchange of shares for such excess shares; and (2) the date the Board of Trustees determines that a purported transfer or other event resulting in an exchange of shares for such excess shares has occurred if Brandywine does not receive notice of any such transfer. The price at which Brandywine may purchase such excess shares would be equal to the lesser of: (1) in the case of excess shares resulting from a purported transfer for value, the price per share in the purported transfer that caused the automatic exchange for such excess shares or, in the case of excess shares resulting from some other event, the market price of such shares on the date of the automatic exchange for excess shares; or (2) the market price of such shares on the date that Brandywine accepts the excess shares. Any dividend or distribution paid to a proposed transferee on excess shares prior to the discovery by Brandywine that such shares have been transferred in violation of the provisions of the Declaration of Trust shall be repaid to Brandywine upon its demand. If the foregoing restrictions are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the intended transferee or holder of any excess shares may be deemed, at Brandywine’s option, to have acted as Brandywine’s agent and on Brandywine’s behalf in acquiring or holding such excess shares and to hold such excess shares on Brandywine’s behalf.

Brandywine’s trustees may waive the ownership restrictions if evidence satisfactory to the trustees and its tax counsel or tax accountants is presented showing that such waiver will not jeopardize Brandywine’s status as a REIT under the Code. As a condition of such waiver, Brandywine’s trustees may require that an intended transferee give written notice to Brandywine, furnish such undertakings, agreements and information as may be required by Brandywine’s trustees and/or an undertaking from the applicant with respect to preserving Brandywine’s status. Any transfer of shares or any security convertible into shares that would create a direct or indirect ownership of shares in excess of the ownership limit or result in the violation of the ownership restrictions will be void with respect to the intended transferee and will result in excess shares as described above.

Neither the ownership restrictions nor the ownership limit will be removed automatically even if the REIT provisions of the Code are changed so as no longer to contain any ownership concentration limitation or if the ownership concentration limitation is increased. Except as described above, any change in the ownership restrictions would require an amendment to Brandywine’s Declaration of Trust. Amendments to Brandywine’s Declaration of Trust generally require the affirmative vote of holders owning not less than a majority of the outstanding shares entitled to vote thereon. In addition to preserving Brandywine’s status as a REIT, the ownership restrictions and the ownership limit may have the effect of precluding an acquisition of control of Brandywine without the approval of its Board of Trustees.

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All persons who own, directly or by virtue of the applicable attribution provisions of the Code, more than 4.0% of the value of any class of outstanding shares, must file an affidavit with Brandywine containing the information specified in the Declaration of Trust by January 31 of each year. In addition, each shareholder shall upon demand be required to disclose to Brandywine in writing such information with respect to the direct, indirect and constructive ownership of shares as Brandywine’s trustees deem necessary to comply with the provisions of the Code applicable to REITs, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

The ownership limit could have the effect of delaying, deferring or preventing a transaction or a change in control of Brandywine that might involve a premium price for the common shares or otherwise be in the best interest of Brandywine’s shareholders.

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PROVISIONS OF MARYLAND LAW AND OF BRANDYWINE’S DECLARATION OF

TRUST AND BYLAWS

The following is a summary of provisions of Maryland law, Brandywine’s Declaration of Trust and its Bylaws. This summary does not completely describe Maryland law, the Declaration of Trust or the Bylaws. For a complete description of each of the foregoing, we refer you to the Maryland statutes applicable to REITs, and Brandywine’s Declaration of Trust and Bylaws, each of which is incorporated by reference in this prospectus. See “Where You Can Find More Information” on page ii of this prospectus.

Duration

Under Brandywine’s Declaration of Trust, Brandywine has a perpetual term of existence and will continue perpetually subject to the authority of its Board of Trustees to terminate its existence and liquidate its assets and subject to termination pursuant to the Maryland REIT Law.

Board of Trustees

Brandywine’s Declaration of Trust provides that the number of its trustees shall not be less than three nor more than 15. Any vacancy, including a vacancy created by an increase in the number of trustees, may be filled by a majority of the trustees.

Brandywine’s trustees generally will each serve for a one-year term. In the event that Brandywine fails to pay quarterly distributions for six or more quarters to the holders of the Series C Preferred Shares and the Series D Preferred Shares, those holders will have the right, voting together as a single class with any other series of Brandywine’s preferred shares ranking on a parity with the Series C Preferred Shares and the Series D Preferred Shares and upon which like voting rights have been conferred, to elect two additional members to the Board of Trustees. See “Description of Shares of Beneficial Interest—Preferred Shares of Beneficial Interest.”

Brandywine’s Declaration of Trust generally provides that a trustee may be removed from office only at a meeting of shareholders. However, a trustee elected solely by holders of a series of preferred shares may be removed only by the affirmative vote of a majority of the preferred shares of that series voting as a single class.

Business Combinations

Under Maryland law, as applicable to Maryland real estate investment trusts, certain “business combinations” (including certain mergers, consolidations, share exchanges or, in certain circumstances, asset transfers or issuances or reclassifications of equity securities) between a Maryland real estate investment trust and an “interested shareholder” or an affiliate of the interested shareholder are prohibited for five years after the most recent date on which the interested shareholder becomes an interested shareholder. An interested shareholder includes a person who beneficially owns, and an affiliate or associate (as defined under Maryland law) of the trust who, at any time during the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the trust’s then outstanding voting shares. Thereafter, any such business combination must be recommended by the trustees of such trust and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding voting shares of beneficial interest of the trust, voting together as a single voting group; and
•

two-thirds of the votes entitled to be cast by holders of outstanding voting shares of beneficial interest other than shares held by the interested shareholder with whom or with whose affiliate the business combination is to be effected or by the interested shareholder’s affiliates or associates, voting together as a single voting group.

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These super-majority voting requirements do not apply if the trust’s common shareholders receive a minimum price (as defined under Maryland law) for their shares and the consideration is received in cash or in the same form as previously paid by the interested shareholder for its shares. These provisions also do not apply to business combinations that are approved or exempted by the Board of Trustees of the trust prior to the time that the interested shareholder becomes an interested shareholder. An amendment to a Maryland REIT’s declaration of trust electing not to be subject to the foregoing requirements must be approved by the affirmative vote of at least 80% of the votes entitled to be cast by holders of outstanding voting shares of beneficial interest of the trust, voting together as a single voting group, and two-thirds of the votes entitled to be cast by holders of outstanding voting shares of beneficial interest other than shares of beneficial interest held by interested shareholders. Any such amendment shall not be effective until 18 months after the vote of shareholders and does not apply to any business combination of the trust with an interested shareholder that has such status on the date of the shareholder vote. Brandywine’s Board of Trustees has previously exempted any business combinations involving Prentiss Properties Trust, Safeguard Scientifics, Inc., Pennsylvania State Employees’ Retirement System, LF Strategic Realty Investors L.P., Morgan Stanley Asset Management Inc., Five Arrows Realty Securities III L.L.C. and Gerard H. Sweeney and their respective affiliates and associates from the business combination provisions summarized above and, consequently, the five-year prohibition and the super-majority vote requirements will not apply to business combinations between Brandywine and any of them.

The business combination statute could have the effect of delaying, deferring or preventing offers to acquire Brandywine and of increasing the difficulty of consummating any such transaction.

Control Share Acquisitions

Under Maryland law, as applicable to Maryland real estate investment trusts, “control shares” of a Maryland real estate investment trust acquired in a “control share acquisition” have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter by shareholders, excluding shares owned by the acquirer, by officers or by trustees who are employees of the trust in question. “Control shares” are voting shares of beneficial interest which, if aggregated with all other shares previously acquired by such acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise the voting power in the election of trustees within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;
•	one-third or more but less than a majority; or
•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel Brandywine’s Board of Trustees to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the trust may itself present the question at any shareholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the trust may redeem any or all of the control shares, except those for which voting rights have previously been approved, for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of shareholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a shareholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition, and certain limitations and restrictions otherwise applicable to the exercise of dissenters’ rights do not apply in the context of a control share acquisition.

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Brandywine’s Bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our shares. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

Amendment to the Declaration of Trust

Brandywine’s Declaration of Trust may be amended only by the affirmative vote of the holders of not less than a majority of the shares then outstanding and entitled to vote thereon, except for the provisions of Brandywine’s Declaration of Trust relating to (1) increases or decreases in the aggregate number of shares of any class, which may generally be made by the Board of Trustees without shareholder approval subject to approval rights of holders of the Series C Preferred Shares and the Series D Preferred Shares with respect to issuances of preferred shares that would rank senior as to distributions or in liquidation and (2) the Maryland General Corporation Law provisions on business combinations, amendment of which requires the affirmative vote of the holders of not less than 80% of the shares then outstanding and entitled to vote. In addition, if Brandywine’s Board of Trustees determines, with the advice of counsel, that any one or more of the provisions of its Declaration of Trust conflict with the Maryland REIT Law, the Code or other applicable Federal or state law(s), the conflicting provisions of Brandywine’s Declaration of Trust shall be deemed never to have constituted a part of its Declaration of Trust, even without any amendment thereof.

Termination of Brandywine and REIT Status

Subject to the rights of any outstanding preferred shares and to the provisions of the Maryland REIT Law, Brandywine’s Declaration of Trust permits its Board of Trustees to terminate Brandywine’s existence and to discontinue its election to be taxed as a REIT.

Transactions between Brandywine and its Trustee or Officers

Brandywine’s Declaration of Trust provides that any contract or transaction between it and one or more of its trustees, officers, employees or agents must be approved by a majority of Brandywine’s trustees who have no interest in the contract or transaction.

Limitation of Liability and Indemnification

The Maryland REIT Law permits a Maryland REIT to include in its Declaration of Trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Brandywine’s Declaration of Trust contains a provision which eliminates such liability to the maximum extent permitted by the Maryland REIT Law.

The Maryland REIT Law permits a Maryland REIT to indemnify and advance expenses to its trustees and officers to the same extent as permitted for directors and officers of a Maryland corporation under the Maryland General Corporation Law. In the case of directors and officers of a Maryland corporation, the Maryland General Corporation Law permits a Maryland corporation to indemnify present and former directors and officers against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of such service, unless it is established that either: (1) the act or omission of the director or officer was material to the matter giving rise to the proceeding and either (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty; (2) the director or officer actually received an improper personal benefit in money, property or services; or (3) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

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Brandywine’s Bylaws require Brandywine to indemnify, without a preliminary determination of the ultimate entitlement to indemnification: (1) any present or former trustee, officer or shareholder who has been successful, on the merits or otherwise, in the defense of a proceeding to which he was made a party by reason of such status, against reasonable expenses incurred by him in connection with the proceeding; (2) any present or former trustee or officer against any claim or liability to which he may become subject by reason of such status unless it is established that (a) his act or omission was committed in bad faith or was the result of active and deliberate dishonesty, (b) he actually received an improper personal benefit in money, property or services or (c) in the case of a criminal proceeding, he had reasonable cause to believe that his act or omission was unlawful; and (3) each shareholder or former shareholder against any claim or liability to which he may be subject by reason of such status as a shareholder or former shareholder.

In addition, Brandywine’s Bylaws require Brandywine to pay or reimburse, in advance of final disposition of a proceeding, reasonable expenses incurred by a present or former trustee, officer or shareholder made a party to a proceeding by reason of his status as a trustee, officer or shareholder provided that, in the case of a trustee or officer, Brandywine shall have received (1) a written affirmation by the trustee or officer of his good faith belief that he has met the applicable standard of conduct necessary for indemnification by Brandywine as authorized by the Bylaws and (2) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by Brandywine if it shall ultimately be determined that the applicable standard of conduct was not met. The Bylaws also (1) permit Brandywine, with the approval of its trustees, to provide indemnification and payment or reimbursement of expenses to a present or former trustee, officer or shareholder who served Brandywine’s predecessor in such capacity, and to any of Brandywine’s employees or agents of its predecessor, (2) provide that any indemnification or payment or reimbursement of the expenses permitted by its Bylaws shall be furnished in accordance with the procedures provided for indemnification and payment or reimbursement of expenses under Section 2-418 of the Maryland General Corporation Law for directors of Maryland corporations and (3) permit Brandywine to provide such other and further indemnification or payment or reimbursement of expenses as may be permitted by the Maryland General Corporation Law for directors of Maryland corporations.

The limited partnership agreement of the Operating Partnership also provides for indemnification by the Operating Partnership of Brandywine, as general partner, for any costs, expenses or liabilities incurred by it by reason of any act performed by it for or on behalf of the Operating Partnership; provided that such person’s actions were taken in good faith and in the belief that such conduct was in the best interests of the Operating Partnership and that such person was not guilty of fraud, willful misconduct or gross negligence.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our trustees and officers pursuant to the foregoing provisions or otherwise, we have been advised that, although the validity and scope of the governing statute has not been tested in court, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In addition, state securities laws may limit indemnification.

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MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion describes material U.S. federal income tax considerations relating to the acquisition, ownership and disposition of the notes, taxation of Brandywine as a REIT and the acquisition, ownership and disposition of Brandywine common shares into which the notes may be exchanged, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. The information in this section is based on the Code, current, temporary and proposed Treasury regulations, the legislative history of the Code, current administrative interpretations and practices of the Internal Revenue Service (the “IRS”), including its practices and policies as endorsed in private letter rulings, which are not binding on the IRS (except with respect to the taxpayer that received the ruling), and existing court decisions. Future legislation, regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law. Any change could apply retroactively. It is possible that the IRS could challenge the statements in this discussion, which do not bind the IRS or the courts, and that a court could agree with the IRS.

Because this is a summary that is intended to address only material U.S. federal income tax considerations relating to the acquisition, ownership and disposition of the notes and Brandywine common shares that will apply to all holders, it may not contain all the information that may be important to you. As you review this discussion, you should keep in mind that:

•	the tax consequences to you may vary depending on your particular tax situation;
•

special rules that are not discussed below may apply to you if, for example, you are a tax-exempt organization, a broker-dealer, a non-U.S. person, a trust, an estate, a regulated investment company, a financial institution, an insurance company, a holder of notes or Brandywine common shares through a partnership or similar pass-through entity, or otherwise subject to special tax treatment under the Code;

•	this summary does not address state, local or non-U.S. tax considerations;
•	this summary deals only with notes and Brandywine common shares that are held as “capital assets,” within the meaning of Section 1221 of the Code; and
•	this discussion is not intended to be, and should be construed as tax advice.

You should review the following discussion and consult with your tax advisor to determine the effect of the acquisition, ownership and disposition of the notes and Brandywine common shares received upon exchange of a note on your individual tax situation, including any state, local or non-U.S. tax consequences.

As used herein, the term “U.S. Holder” means any beneficial owner of a note, or of Brandywine common shares received upon exchange of a note, that is, for U.S. federal income tax purposes, (i) a citizen or resident, as defined in Section 7701 (b) of the Code, of the United States, (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) in general, a trust subject to the primary supervision of a U.S. court and the control of one or more U.S. persons or a trust that was both treated as a domestic trust on August 19, 1996 and in existence on August 20, 1996 and has made a valid election to be treated as a U.S. person.

As used herein, the term “Non-U.S. Holder” means a beneficial owner of a note, or Brandywine common shares received pursuant to an exchange of a note, (other than a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not a U.S. Holder.

In the case of an entity treated as a partnership for U.S. federal income tax purposes that is a beneficial owner of a note, or Brandywine common shares received pursuant to an exchange of a note, the treatment of its partners generally will depend upon the status of the partner and the activities of the partnership. Persons that have an indirect interest in a note, or Brandywine common shares received pursuant to an exchange of a note, through an entity treated as a partnership for U.S. federal income tax purposes should consult their tax advisors about the U.S. federal income tax consequences of acquiring, holding and disposing of notes or Brandywine common shares received pursuant to an exchange of a note.

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U.S. Holders of the Notes

Payments of Stated Interest

Stated interest on a note generally will be included in the income of a U.S. Holder as ordinary income at the time such interest is received or accrued, in accordance with such U.S. Holder’s regular method of tax accounting.

Additional Interest

If we or Brandywine fail to comply with specified obligations under the registration rights agreement, such non-compliance may result in the payment of additional interest in the manner described under “Description of Notes – Registration Rights; Additional Interest” in this prospectus. In general, when the amount or timing of any additional payments on a debt instrument is contingent, such debt instrument could be subject to special rules that apply to contingent payment debt instruments. We intend, however, to take the position for U.S. federal income tax purposes that the possibility of such payments should not cause the notes to be subject to the special rules applicable to contingent payment debt instruments and, accordingly, that any such payments of additional interest should be taxable to you as ordinary interest income when received or accrued, in accordance with your usual method of tax accounting. This position is based in part on our determination that as of the date of issuance of the notes, the possibility that such additional payments will be made are “remote” or “incidental” contingencies, within the meaning of applicable Treasury regulations. Except as otherwise specifically discussed herein, the remainder of this discussion assumes that the notes will not be treated as contingent payment debt instruments.

Market Discount

If a U.S. Holder purchases a note after original issue for an amount that is less than its stated redemption price at maturity, such U.S. Holder will be treated as having purchased such note at a “market discount,” unless such market discount is less than a de minimis amount (one-fourth of one percent of the stated redemption price of the note at maturity times the number of complete years to maturity after the U.S. Holder acquires the note).

Under the market discount rules, a U.S. Holder will be required to treat any partial principal payment on a note, or any gain realized on the sale, exchange, or other disposition of a note, as ordinary income to the extent of the lesser of (i) the amount of such payment or realized gain or (ii) the market discount which has not previously been included in income and is treated as having accrued on such note at the time of such payment or disposition. Market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the note, unless the U.S. Holder elects to accrue market discount on a constant yield basis. Once made, such an election may be revoked only with the consent of the IRS and, therefore, should only be made in consultation with a tax advisor.

A U.S. Holder may be required to defer the deduction of all or a portion of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a note with market discount until the maturity of the note or certain earlier dispositions, because a current deduction is only allowed to the extent that the interest expense exceeds the portion of market discount allocable to the days during the taxable year in which the note was held by the taxpayer. A U.S. Holder may elect to include market discount in income currently as it accrues (on either a ratable or constant yield basis), in which case the rules described above regarding the treatment as ordinary income of gain upon the disposition of the note and upon the receipt of certain cash payments and regarding the deferral of interest deductions will not apply. Generally, such currently included market discount is treated as ordinary interest for U.S. federal income tax purposes. Such an election will apply to all debt instruments with market discount acquired by the U.S. Holder on or after the first day of the taxable year to which such election applies and may be revoked only with the consent of the IRS. The election, therefore, should only be made in consultation with a tax advisor.

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Amortizable Bond Premium

If a U.S. Holder purchases a debt instrument for an amount that is greater than the sum of all amounts payable on the debt instrument after the purchase date, other than payments of qualified stated interest, such U.S. Holder will be considered to have purchased the debt instrument with “amortizable bond premium.” In general, amortizable bond premium with respect to any exchangeable debt instrument (such as a note) will be equal in amount to the excess, if any, of the tax basis (reduced as set forth in the following sentence) over the sum of all amounts payable on the debt instrument other than qualified stated interest. For this purpose only, a U.S. Holder’s tax basis in an exchangeable debt instrument is reduced by an amount equal to the value of such U.S. Holder’s option to exchange the exchangeable debt instrument for other property (such as cash and Brandywine common shares); the value of this exchange option may be determined under any reasonable method. However, in the case of a debt instrument that may be redeemed prior to maturity at the option of the issuer (such as the notes), the amount of amortizable bond premium is determined by substituting the first date on which the debt instrument may be redeemed (the “redemption date”) for the maturity date and the applicable redemption price on the redemption date for the amount payable at maturity, if the result would maximize the U.S. Holder’s yield to maturity (i.e., result in a smaller amount of amortizable bond premium properly allocable to the period before the redemption date). If the issuer does not in fact exercise its right to redeem the debt instrument on the applicable redemption date, the debt instrument will be treated (solely for purposes of the amortizable bond premium rules) as having matured and then as having been reissued for the U.S. Holder’s “adjusted acquisition price,” which is an amount equal to the U.S. Holder’s basis in the debt instrument (as determined under the applicable Treasury Regulations), less the sum of (i) any amortizable bond premium allocable to prior accrual periods and (ii) any payments previously made on the debt instrument (other than payments of qualified stated interest). The debt instrument deemed to have been reissued will again be subject to the amortizable bond premium rules with respect to the remaining dates on which the debt instrument is redeemable.

A U.S. Holder may elect to amortize bond premium on a debt instrument. Once made, the election applies to all taxable debt instruments then owned and thereafter acquired by the U.S. Holder on or after the first day of the taxable year to which such election applies, and may be revoked only with the consent of the IRS. The election, therefore, should only be made in consultation with a tax advisor. In general, a U.S. Holder amortizes bond premium by offsetting the qualified stated interest allocable to an accrual period with the bond premium allocable to the accrual period, which is determined under a constant yield method pursuant to the applicable Treasury Regulations. If the bond premium allocable to an accrual period exceeds the qualified stated interest allocable to such period, the excess is treated by the U.S. Holder as a bond premium deduction. The bond premium deduction for each accrual period is limited to the amount by which the U.S. Holder’s total interest inclusions on the debt instrument in prior accrual periods exceed the total amount treated by such U.S. Holder as a bond premium deduction on the debt instrument in prior accrual periods. Any amounts not deductible in an accrual period may be carried forward to the next accrual period and treated as bond premium allocable to that period.

Election to Include All Interest in Income Using a Constant Yield Method

All U.S. Holders may generally, upon election, include in income all interest (including stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium) that accrues on a debt instrument by using the constant yield method applicable to original issue discount, subject to certain limitations and exceptions. Because this election will affect how the U.S. Holder treats debt instruments other than the notes, it should be made only in consultation with a tax advisor.

Disposition of the Notes

Upon the sale, exchange (including an exchange for cash and any Brandywine common shares under the exchange right), redemption, repurchase, retirement or other disposition of a note, a U.S. Holder generally will recognize capital gain or loss equal to the difference between (i) the amount of cash proceeds and the fair market value of any other property (including Brandywine common shares) received on the disposition (except to the extent such amount is attributable to accrued but unpaid stated interest, which is taxable as ordinary income if not previously included in such holder’s income) and (ii) such U.S. Holder’s adjusted tax basis in the note. A U.S. Holder’s adjusted tax basis in a note generally will equal the cost of the note to such Holder (i) increased by any accrued market discount if the U.S. Holder has included the accrued market discount in income and (ii) decreased by (A) the amount of any payments, other than qualified stated interest payments, received, and (B) amortizable bond premium taken with respect to such note. Capital gain or loss recognized upon the disposition of a note will be a long-term capital gain or loss if the note was held for more than one year. The maximum tax rate on long-term capital gains to non-corporate U.S. Holders is generally 15% (for taxable years ending on or prior to December 31, 2010). The deductibility of capital losses may be subject to limitations.

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Upon the exchange of a note for cash and Brandywine common shares, if any, a U.S. Holder will have a tax basis in any Brandywine common shares received equal to the fair market value of such Brandywine common shares at the time of the exchange. The U.S. Holder’s holding period for any Brandywine common shares received upon an exchange of notes will begin on the date immediately following the date of such exchange.

Adjustments to Exchange Rate

The exchange rate is subject to adjustment under specified circumstances. Although it is not clear how or to what extent Section 305 of the Code and the applicable Treasury regulations would apply to the notes because the notes are issued by the Operating Partnership, rather than Brandywine, it is possible that the IRS would seek to apply Section 305 to the notes. If Section 305 were applicable, a holder of notes would, in certain circumstances, be deemed to have received a distribution with respect to Brandywine common shares if and to the extent that the exchange rate is adjusted, resulting in ordinary income to the extent of Brandywine’s current and accumulated earnings and profits. Adjustments to the exchange rate made pursuant to a bona fide reasonable adjustment formula which has the effect of preventing the dilution of the interest of the holders of the debt instruments will generally not be deemed to result in a constructive distribution of Brandywine common shares. Certain of the possible adjustments provided in the notes (including, without limitation, adjustments in respect of taxable dividends to Brandywine’s shareholders) do not qualify as being made pursuant to a bona fide reasonable adjustment formula. If such adjustments are made, we intend to take the position that you will be deemed to have received constructive distributions from Brandywine, even though you have not received any cash or property as a result of such adjustments. The tax consequences of the receipt of a distribution from Brandywine are described below under “— Taxation of U.S. Holders” and “— Taxation of U.S. Tax-Exempt Shareholders.”

Even if an adjustment to the exchange rate were not to result in a taxable constructive distribution to a holder of notes under Section 305 because the notes are issued by the Operating Partnership rather than Brandywine, it is possible that the IRS could assert that, under principles similar to those of Section 305, a holder should recognize taxable income, which might be considered ordinary income and that you should include such income upon the adjustment to the exchange rate or, alternatively, accrue such income prior to the adjustment.

Non-U.S. Holders of the Notes

The rules governing the U.S. federal income taxation of a Non-U.S. Holder are complex and no attempt will be made herein to provide more than a general summary of such rules. Non-U.S. Holders should consult their tax advisors to determine the effect of U.S. federal, state, local and foreign tax laws, as well as tax treaties, with regard to an investment in the notes.

Interest

A Non-U.S. Holder holding the notes on its own behalf generally will be exempt from U.S. federal income and withholding taxes on payments of interest on a note so long as such payments are not effectively connected with the conduct of a trade or business in the United States by such Non-U.S. Holder, unless, in the case of interest payments, such Non-U.S. Holder is a direct or indirect 10% or greater partner (as defined in section 871(h)(3) of the Code) in the Operating Partnership, a controlled foreign corporation related to the Operating Partnership or a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business. In order for a Non-U.S. Holder that is an individual or corporation (or entity treated as such for U.S. federal income tax purposes) to qualify for the exemption from taxation on interest, the “withholding agent” (generally, the last U.S. payor or a non-U.S. payor who is a qualified intermediary or withholding foreign partnership) must have received a statement (generally made on IRS Form W-8BEN) from the individual or corporation that: (i) is signed under penalties of perjury by the beneficial owner of the note, (ii) certifies that such owner is not a U.S. Holder and (iii) provides the beneficial owner’s name and address. Certain securities clearing organizations and other entities that are not beneficial owners, may provide a signed statement accompanied by a copy of the beneficial owner’s IRS Form W-8BEN to the withholding agent. An IRS Form W-8BEN is generally effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances renders any information on the form incorrect. Notwithstanding the preceding sentence, an IRS Form W-8BEN with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the withholding agent reports at least annually to the beneficial owner. The beneficial owner must inform the withholding agent within 30 days of such change and furnish a new IRS Form W-8BEN. A Non-U.S. Holder that is not an individual or corporation (or an entity treated as a corporation for U.S. federal income tax purposes) holding the notes on its own behalf may have substantially increased reporting requirements and should consult its tax advisor.

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To the extent that interest income with respect to a note is not exempt from U.S. withholding tax as described above, a Non-U.S. Holder may still be able to eliminate or reduce such taxes under an applicable income tax treaty.

Disposition of the Notes

Any gain realized on the sale, redemption, repurchase, exchange (including an exchange for cash and any Brandywine common shares under the exchange right), or other taxable disposition of a note by a Non-U.S. Holder (except to the extent such amount is attributable to accrued but unpaid stated interest, which would be taxable as described above) will be exempt from U.S. federal income and withholding taxes so long as: (i) the gain is not effectively connected with the conduct of a trade or business in the United States by such Non-U.S. Holder, (ii) in the case of a foreign individual, such Non-U.S. Holder is not present in the United States for 183 days or more in the taxable year, and (iii) the notes do not constitute “U.S. real property interests” within the meaning of the Foreign Investment in Real Property Tax Act (“FIRPTA”).

Although the applicable rules are not entirely clear, we intend to take the position that the notes will not constitute “U.S. real property interests” at the time of any sale, redemption, repurchase or exchange if Brandywine is a domestically-controlled REIT at such time. Brandywine will be a domestically-controlled REIT if at all times during a specified testing period it is a REIT and less than 50% in value of the Brandywine common shares are held directly or indirectly by non-U.S. persons. Brandywine believes that, currently, it is a domestically controlled REIT and, therefore, that the sale of Brandywine common shares would not be subject to taxation under FIRPTA. Because the Brandywine common shares are publicly traded, however, Brandywine cannot guarantee that it is or will continue to be a domestically controlled REIT.

If at the time of any redemption, repurchase or exchange, we cannot determine whether Brandywine is a domestically-controlled REIT, we intend to withhold 10% of any amounts payable on the redemption, repurchase or exchange by us of a note (including an exchange of a note for cash and any Brandywine common shares under the exchange right). Further, any other sale or disposition of a note may be subject to federal income tax withholding if Brandywine is not a domestically-controlled REIT at the time of such sale or disposition.

You are urged to consult your tax advisor as to whether the sale, redemption, repurchase or exchange of a note for Brandywine common shares is exempt from U.S. federal income tax under FIRPTA if the Brandywine common shares are part of a class of stock that is regularly traded on an established securities market and you held notes that, on the date of their acquisition, had a fair market value of five percent or less of the fair market value of the Brandywine common shares. If a sale, redemption, repurchase or exchange of a note for Brandywine common shares is exempt from U.S. federal income tax under FIRPTA, any amounts withheld from such payments to you may be refunded or credited against your federal income tax liability, if any, if you file with the IRS, on a timely basis, the required IRS forms.

Adjustments to Exchange Rate

The exchange rate is subject to adjustment in certain circumstances. Any such adjustment could, in certain circumstances, give rise to a deemed distribution or other income to Non-U.S. Holders of the notes. See “— U.S. Holders – Adjustments to Exchange Rate” above. In such circumstances, we intend to take the position that you will be deemed to have received constructive distributions from Brandywine, even though you have not received any cash or property as a result of such adjustments. The deemed distribution would be subject to the rules described under “— U.S. Taxation of Non-U.S. Holders” below.

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In the case of a deemed distribution, because such deemed distribution will not give rise to any cash from which any applicable U.S. federal withholding tax can be satisfied, the indenture provides that we may set off any withholding tax that we are required to collect with respect to any such deemed distribution against cash payments of interest or from cash or shares of Brandywine common shares otherwise deliverable to a holder upon an exchange of notes or a redemption or repurchase of a note. Until such time as judicial, legislative, or regulatory guidance becomes available that would, in the reasonable determination of the Operating Partnership, permit the Operating Partnership to treat such deemed distributions as other than deemed dividend distributions treated as ordinary income, we in general intend to withhold on such distributions at a 30% rate or whatever treaty rate is applicable to ordinary income dividends from REITs, to the extent such dividends are made out of Brandywine’s current or accumulated earnings and profits.

Interest or Gain Effectively Connected with Conduct of U.S. Trade or Business

Except to the extent that an applicable income tax treaty otherwise provides, a Non-U.S. Holder whose gain or interest income with respect to a note is effectively connected with the conduct of a trade or business in the United States by such Non-U.S. Holder, although exempt from the withholding tax previously discussed if the holder furnishes an IRS Form W-8ECI, will generally be subject to U.S. federal income tax on the gain or interest income at regular U.S. federal income tax rates, as if the holder were a U.S. person. In addition, if the Non-U.S. Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its “dividend equivalent amount,” as such term is defined in the Code, for the taxable year, subject to adjustment, unless it qualifies for a lower rate or an exemption under an applicable tax treaty.

Information Reporting and Backup Withholding Tax Applicable to Holders of the Notes

U.S. Holders

In general, backup withholding at the applicable rate will apply to payments on a note (including stated interest payments and payments of the proceeds from the sale, redemption, repurchase, exchange or other disposition of a note) to a U.S. Holder, unless the holder of the note (i) is a corporation or comes within certain exempt categories and, when required, demonstrates that fact or (ii) provides a correct taxpayer identification number, certifies as to its exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. Certain penalties may be imposed by the IRS on a holder that is required to supply information but does not do so in the proper manner. Information returns, to the extent required by applicable law, will be filed with the IRS in connection with payments on the notes.

Non-U.S. Holders

Information reporting requirements and backup withholding generally will not apply to payments on a note to a Non-U.S. Holder if the statement described above under “— Non-U.S. Holders of the Notes” is duly provided by such Holder, provided that the withholding agent does not have actual knowledge that the Holder is a U.S. person. Information reporting requirements and backup withholding will not apply to any payment of the proceeds of the sale of a note effected outside the United States by a foreign office of a “broker” (as defined in applicable Treasury regulations), unless such broker (i) is a U.S. person, (ii) derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, (iii) is a controlled foreign corporation within the meaning of the Code or (iv) is a U.S. branch of a foreign bank or a foreign insurance company. Payment of the proceeds of any such sale effected outside the United States by a foreign office of any broker that is described in (i), (ii) or (iii) of the preceding sentence will not be subject to backup withholding, but will be subject to the information reporting requirements unless such broker has documentary evidence in its records that the beneficial owner is a Non-U.S. Holder and certain other conditions are met, or the beneficial owner otherwise establishes an exemption. Payment of the proceeds of any such sale to or through the U.S. office of a broker is subject to information reporting and backup withholding requirements, unless the beneficial owner of the note provides the statement described above under “— Non-U.S. Holders of the Notes” or otherwise establishes an exemption.

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Backup withholding is not an additional tax. Any amounts withheld from a payment to a holder of a note under the backup withholding rules will be refunded or credited against the non-U.S. Holder’s federal income tax liability if certain required information is furnished to the IRS. Non-U.S. Holders should consult their tax advisors regarding application of backup withholding in their particular circumstances and the availability of and procedure for obtaining an exemption from backup withholding under current Treasury regulations.

Taxation of Brandywine Realty Trust as a REIT

The following discussion describes the material U.S. federal income tax consequences relating to the taxation of Brandywine Realty Trust as a REIT and the ownership and disposition of Brandywine’s common shares, into which the notes are exchangeable.

You are urged both to review the following discussion and to consult with your own tax advisor to determine the effect of ownership and disposition of our common shares on your individual tax situation, including any state, local or non-U.S. tax consequences.

General

Brandywine first elected to be taxed as a REIT for the taxable year ended December 31, 1986, and has operated and expects to continue to operate in such a manner so as to remain qualified as a REIT for federal income tax purposes. An entity that qualifies for taxation as a REIT and distributes to its shareholders an amount at least equal to 90% of its REIT taxable income (determined without regard to the deduction for dividends paid and by excluding any net capital gain) plus 90% of its income from foreclosure property (less the tax imposed on such income) minus any excess noncash income (as determined under the Code) is generally not subject to federal corporate income taxes on net income that it currently distributes to shareholders. This treatment substantially eliminates the “double taxation” (at the corporate and shareholder levels) that generally results from investment in a corporation. However, we will be subject to federal income tax as follows:

(1)	We will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains.
(2)	Under certain circumstances, we may be subject to the “alternative minimum tax” on our items of tax preference, if any.
(3)

If we have net income from prohibited transactions (which are, in general, certain sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business) such income will be subject to a 100% tax. See “—Sale of Partnership Property.”

(4)

If we should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), and nonetheless have maintained our qualification as a REIT because certain other requirements have been met, we will be subject to a 100% tax on the net income attributable to the greater of the amount by which we fail the 75% or 95% test, multiplied by a fraction intended to reflect our profitability.

(5)

If we should fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year, and (c) any undistributed taxable income from prior years, we would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed.

(6)

If we have (a) net income from the sale or other disposition of “foreclosure property” (which is, in general, property acquired by us by foreclosure or otherwise or default on a loan secured by the property) which is held primarily for sale to customers in the ordinary course of business or (b) other nonqualifying income from foreclosure property, we will be subject to tax on such income at the highest corporate rate.

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(7)

If we were to acquire any asset from a taxable “C” corporation in a carry-over basis transaction, we could be liable for specified tax liability inherited from that “C” corporation with respect to that corporation’s “built-in gain” in its assets. Built-in gain is the amount by which an asset’s fair market value exceeds its adjusted tax basis. We would not be subject to tax on the built in gain, however, if we do not dispose of the acquired property within the 10-year period following acquisition of such property.

Qualification of Brandywine as a REIT

The Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;
(2)	the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;
(3)	that would be taxable as a domestic corporation but for Sections 856 through 859 of the Code;
(4)	that is neither a financial institution nor an insurance company subject to certain provisions of the Code;
(5)	the beneficial ownership of which is held by 100 or more persons;
(6)

during the last half of each taxable year not more than 50% in value of the outstanding shares of which is owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include specified entities), after applying certain attribution rules;

(7)

that makes an election to be taxable as a REIT, or has made this election for a previous taxable year which has not been revoked or terminated, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status;

(8)	that uses a calendar year for federal income tax purposes and complies with the record keeping requirements of the Code and the Treasury Regulations; and
(9)	that meets other applicable tests, described below, regarding the nature of its income and assets and the amount of its distributions.

Conditions (1) through (4) must be satisfied during the entire taxable year, and condition (5) must be satisfied during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. We have previously issued common shares in sufficient proportions to allow us to satisfy requirements (5) and (6) (the “100 Shareholder” and “five-or-fewer” requirements). In addition, our Declaration of Trust provides restrictions regarding the transfer of our shares that are intended to assist us in continuing to satisfy the requirements described in conditions (5) and (6) above. See “—Description of Shares of Beneficial Interest – Restrictions on Transfer.” However, these restrictions may not ensure that we will, in all cases, be able to satisfy the requirements described in conditions (5) and (6) above. In addition, we have not obtained a ruling from the IRS as to whether the provisions of our Declaration of Trust concerning restrictions on transfer and conversion of common shares to “Excess Shares” will allow us to satisfy conditions (5) and (6). If we fail to satisfy such share ownership requirements, our status as a REIT will terminate. However, for our taxable years beginning on or after January 1, 2005, if the failure to meet the share ownership requirements is due to reasonable cause and not due to willful neglect, we may avoid termination of our REIT status by paying a penalty of $50,000.

To monitor compliance with condition (6) above, a REIT is required to send annual letters to its shareholders requesting information regarding the actual ownership of its shares. If we comply with the annual letters requirement and do not know or, exercising reasonable diligence, would not have known of our failure to meet condition (6) above, then we will be treated as having met condition (6) above.

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Qualified REIT Subsidiaries

We currently have several wholly-owned subsidiaries which are “qualified REIT subsidiaries” and we may have additional wholly-owned qualified REIT subsidiaries in the future. The Code provides that a corporation that is a qualified REIT subsidiary shall not be treated as a separate corporation, and all assets, liabilities and items of income, deduction and credit of a qualified REIT subsidiary shall be treated as assets, liabilities and items of income, deduction and credit of the REIT. A qualified REIT subsidiary is a corporation, other than a “taxable REIT subsidiary” (discussed below), all of the capital stock of which is owned by the REIT and that has not elected to be a taxable REIT subsidiary. In applying the requirements described herein, all of our qualified REIT subsidiaries will be ignored, and all assets, liabilities and items of income, deduction and credit of such subsidiaries will be treated as our assets, liabilities and items of income, deduction and credit. These subsidiaries, therefore, will not be subject to federal corporate income taxation, although they may be subject to state and local taxation.

Taxable REIT Subsidiaries

We currently have several taxable REIT subsidiaries, and may have additional taxable REIT subsidiaries in the future. A REIT may hold any direct or indirect interest in a corporation that qualifies as a taxable REIT subsidiary as long as the value of the REIT’s holdings of taxable REIT subsidiary securities do not exceed 20% of the value of the REIT’s total assets. To qualify as a taxable REIT subsidiary, the subsidiary and the REIT must make a joint election to treat the subsidiary as a taxable REIT subsidiary. A taxable REIT subsidiary also includes any corporation (other than a REIT or a qualified REIT subsidiary) in which a taxable REIT subsidiary directly or indirectly owns more than 35% of the total voting power or value. See “—Asset Tests” below. A taxable REIT subsidiary will pay tax at regular corporate income rates on any taxable income it earns.

A taxable REIT subsidiary can perform tenant services without causing the REIT to receive impermissible tenant services income under the REIT income tests. However, several provisions regarding the arrangements between a REIT and its taxable REIT subsidiaries ensure that a taxable REIT subsidiary will be subject to an appropriate level of federal income taxation. For example, a taxable REIT subsidiary is limited in its ability to deduct interest payments made to a REIT. In addition, a REIT will be obligated to pay a 100% penalty tax on some payments that it receives or on certain expenses deducted by the taxable REIT subsidiary if the economic arrangements between the REIT, the REIT’s tenants and the taxable REIT subsidiary are not comparable to similar arrangements among unrelated parties.

Ownership of Partnership Interests by a REIT

A REIT that is a partner in a partnership is deemed to own its proportionate share of the assets of the partnership and is deemed to receive the income of the partnership attributable to such share. In addition, the character of the assets and gross income of the partnership retains the same character in the hands of the REIT. Accordingly, our proportionate share of the assets, liabilities and items of income of the Operating Partnership are treated as assets, liabilities and items of income of ours for purposes of applying the requirements described herein. Brandywine has control over the Operating Partnership and most of the partnership and limited liability company subsidiaries of the Operating Partnership and intends to operate them in a manner that is consistent with the requirements for qualification of Brandywine as a REIT.

Income Tests

In order to qualify as a REIT, Brandywine must generally satisfy two gross income requirements on an annual basis. First, at least 75% of our gross income (excluding gross income from prohibited transactions) for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property (including “rents from real property” and, in certain circumstances, interest) or from certain types of temporary investments. Second, at least 95% of our gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from the same items which qualify under the 75% gross income test, and from dividends, interest and gain from the sale or disposition of securities.

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Rents received by a REIT will qualify as “rents from real property” in satisfying the gross income requirements described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of gross receipts or sales. Second, subject to certain limited exceptions, rents received from a tenant will not qualify as “rents from real property” in satisfying the gross income tests if the REIT, or a direct or indirect owner of 10% or more of the REIT, directly or constructively, owns 10% or more of such tenant (a “Related Party Tenant”). Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as “rents from real property.” Finally, in order for rents received with respect to a property to qualify as “rents from real property,” the REIT generally must not operate or manage the property or furnish or render services to tenants, except through an “independent contractor” who is adequately compensated and from whom the REIT derives no income, or through a taxable REIT subsidiary. The “independent contractor” requirement, however, does not apply to the extent the services provided by the REIT are “usually or customarily rendered” in connection with the rental of space for occupancy only, and are not otherwise considered “rendered to the occupant.” In addition, a de minimis rule applies with respect to non-customary services. Specifically, if the value of the non-customary service income with respect to a property (valued at no less than 150% of the direct costs of performing such services) is 1% or less of the total income derived from the property, then all rental income except the non-customary service income will qualify as “rents from real property.” A taxable REIT subsidiary may provide services (including noncustomary services) to a REIT’s tenants without “tainting” any of the rental income received by the REIT, and will be able to manage or operate properties for third parties and generally engage in other activities unrelated to real estate.

We do not anticipate receiving rent that is based in whole or in part on the income or profits of any person (except by reason of being based on a fixed percentage or percentages of gross receipts or sales consistent with the rules described above). We also do not anticipate receiving more than a de minimis amount of rents from any related party tenant or rents attributable to personal property leased in connection with real property that will exceed 15% of the total rents received with respect to such real property.

We provide services to our properties that we own through the Operating Partnership, and we believe that all of such services will be considered “usually or customarily rendered” in connection with the rental of space for occupancy only so that the provision of such services will not jeopardize the qualification of rent from the properties as “rents from real property.” In the case of any services that are not “usual and customary” under the foregoing rules, we will employ an “independent contractor” or a taxable REIT subsidiary to provide such services.

The Operating Partnership may receive certain types of income that will not qualify under the 75% or 95% gross income tests. In particular, dividends received from a taxable REIT subsidiary will not qualify under the 75% test. We believe, however, that the aggregate amount of such items and other non-qualifying income in any taxable year will not cause Brandywine to exceed the limits on non-qualifying income under either the 75% or 95% gross income tests.

If Brandywine fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, Brandywine may nevertheless qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. These relief provisions will be generally available if (1) the failure to meet such tests was due to reasonable cause and not due to willful neglect, (2) we have attached a schedule of the sources of our income to our return, and (3) any incorrect information on the schedule was not due to fraud with intent to evade tax. In addition, for taxable years beginning on or after January 1, 2005, we must also file a disclosure schedule with the IRS after we determine that we have not satisfied one of the gross income tests. It is not possible, however, to state whether in all circumstances Brandywine would be entitled to the benefit of these relief provisions. As discussed above in “Taxation of Brandywine as a REIT,” even if these relief provisions apply, a tax would be imposed based on nonqualifying income.

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Any gain realized by us on the sale of any property held as inventory or other property held primarily for sale to customers in the ordinary course of business, including Brandywine’s share of this type of gain realized by the Operating Partnership, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances of a particular transaction. We intend to hold properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing, owning and operating properties, and to make occasional sales of properties as are consistent with our investment objectives. We cannot provide any assurance, however, that the IRS might not contend that one or more of these sales are subject to the 100% penalty tax.

Asset Tests

At the close of each quarter of each taxable year, Brandywine must satisfy the following tests relating to the nature of our assets:

First, at least 75% of the value of our total assets must be represented by cash or cash items (which generally include receivables), government securities, “real estate assets” (which generally include interests in real property, interests in mortgages on real property and shares of other REITs), or, in cases where we receive proceeds from the issuance of shares of beneficial interest or publicly offered long-term (at least five-year) debt, temporary investments in stock or debt instruments during the one-year period following our receipt of such proceeds.

Second, of the investments not included in the 75% asset class, the value of any one issuer’s securities we own may not exceed 5% of the value of our total assets (“5% test”); and we may not own more than 10% of the vote or value of any one issuer’s outstanding securities (“10% test”), except for our interests in the Operating Partnership, noncorporate subsidiaries, taxable REIT subsidiaries and any qualified REIT subsidiaries, and except (with respect to the 10% value test) certain “straight debt” securities.

Effective for taxable years beginning after December 31, 2000, the safe harbor under which certain types of securities are disregarded for purposes of the 10% value limitation includes (1) straight debt securities (including straight debt securities that provides for certain contingent payments); (2) any loan to an individual or an estate; (3) any rental agreement described in Section 467 of the Code, other than with a “related person”; (4) any obligation to pay rents from real property; (5) certain securities issued by a State or any political subdivision thereof, or the Commonwealth of Puerto Rico; (6) any security issued by a REIT; and (7) any other arrangement that, as determined by the Secretary of the Treasury, is excepted from the definition of a security. In addition, for purposes of applying the 10% value limitation, (a) a REIT’s interest as a partner in a partnership is not considered a security; (b) any debt instrument issued by a partnership is not treated as a security if at least 75% of the partnership’s gross income is from sources that would qualify for the 75% REIT gross income test, and (c) any debt instrument issued by a partnership is not treated as a security to the extent of the REIT’s interest as a partner in the partnership.

Third, not more than 20% of the value of our assets may be represented by securities of one or more taxable REIT subsidiaries.

For purposes of the 75% asset test, the term “interest in real property” includes an interest in land and improvements thereon, such as buildings or other inherently permanent structures, including items that are structural components of such buildings or structures, a leasehold of real property, and an option to acquire real property, or a leasehold of real property.

For purposes of the asset tests, we are deemed to own our proportionate share of the assets of the Operating Partnership, any qualified REIT subsidiary, and each noncorporate subsidiary, rather than our interests in those entities. At least 75% of the value of our total assets have been and will be represented by real estate assets, cash and cash items, including receivables and government securities. In addition, except for our interests in the Operating Partnership, the noncorporate subsidiaries, another REIT, any taxable REIT subsidiary and any qualified REIT subsidiary, we have not owned, and will not own (1) securities of any one issuer the value of which exceeds 5% of the value of our total assets, or (2) more than 10% of the vote or value of any one issuer’s outstanding securities. We have not owned, and will not own, securities of taxable REIT subsidiaries with an aggregate value in excess of 20% of the value of our assets.

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As noted above, one of the requirements for qualification as a REIT is that a REIT not own more than 10% of the vote or value of any corporation other than the stock of a qualified REIT subsidiary (of which the REIT is required to own all of such stock), a taxable REIT subsidiary and stock in another REIT. The Operating Partnership owns all or substantially all of the voting securities of several entities that have elected to be taxed as corporations and are taxable REIT subsidiaries. We and each taxable REIT subsidiary have jointly made a taxable REIT subsidiary election and, therefore, ownership of such subsidiaries will not violate the 10% test.

We own, directly and indirectly, common shares of certain entities that have elected or will elect to be treated as real estate investment trusts (“Captive REITs”). Provided that each of the Captive REITs continues to qualify as a REIT (including satisfaction of the ownership, income, asset and distribution tests discussed herein) the common shares of the Captive REITs will qualify as real estate assets under the 75% test. However, if any Captive REIT fails to qualify as a REIT in any year, then the common shares of such Captive REIT will not qualify as real estate assets under the 75% test. In addition, because we own, directly or indirectly, more than 10% of the common shares of each Captive REIT, Brandywine would not satisfy the 10% test if any Captive REIT were to fail to qualify as a REIT. Accordingly, Brandywine’s qualification as a REIT depends upon the ability of each Captive REIT to continue to qualify as a REIT.

After initially meeting the asset tests at the close of any quarter, Brandywine will not lose its status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, the failure can be cured by disposition of sufficient nonqualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests, and to take such other action within 30 days after the close of any quarter as may be required to cure any noncompliance. However, there can be no assurance that such other action will always be successful. If we fail to cure any noncompliance with the asset tests within such time period, our status as a REIT would be lost.

For taxable years beginning on or after January 1, 2005, the Code provides relief from certain failures to satisfy the REIT asset tests. If the failure relates to the 5% test or 10% test, and if the failure is de minimis (does not exceed the lesser of $10 million or 1% of our assets as of the end of the quarter), we may avoid the loss of our REIT status by disposing of sufficient assets to cure the failure within 6 months after the end of the quarter in which the failure was identified. For failures to meet the asset tests that are more than a de minimis amount, we may avoid the loss of our REIT status if: the failure was due to reasonable cause, we file a disclosure schedule at the end of the quarter in which the failure was identified, we dispose of sufficient assets to cure the failure within 6 months after the end of the quarter, and we pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the non-qualifying assets.

Annual Distribution Requirements

In order to qualify as a REIT, Brandywine is required to distribute dividends (other than capital gain dividends) to our shareholders in an amount at least equal to (1) the sum of (a) 90% of its “REIT taxable income” (computed without regard to the dividends paid deduction and the REIT’s net capital gain) and (b) 90% of the net income (after tax), if any, from foreclosure property, minus (2) certain “excess” non-cash income. In addition, if we dispose of a built-in gain asset during the 10 year period following its acquisition, we will be required to distribute at least 90% of the built-in gain (after tax), if any, recognized on the disposition of such asset. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before Brandywine timely files its tax return for such year and if paid on or before the first regular dividend payment after such declaration. If Brandywine declares a dividend in October, November, or December of any year with a record date in one of those months and pays the dividend on or before January 31 of the following year, Brandywine will be treated as having paid the dividend on December 31 of the year in which the dividend was declared. To the extent that we do not distribute all of our net capital gain or we distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax on the undistributed amount at regular corporate tax rates. Furthermore, if we should fail to distribute during each calendar year (or, in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January following such calendar year) at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT net capital gain income for such year and (3) any undistributed taxable income from prior periods, we would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed.

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Brandywine intends to make timely distributions sufficient to satisfy the annual distribution requirements. In this regard, the limited partnership agreement of the Operating Partnership authorizes Brandywine, as general partner, to operate the partnership in a manner that will enable it to satisfy the REIT requirements and avoid the imposition of any federal income or excise tax liability. It is possible that we, from time to time, may not have sufficient cash or other liquid assets to meet the 90% distribution requirement due primarily to the expenditure of cash for nondeductible items such as principal amortization or capital expenditures. In order to meet the 90% distribution requirement, we may borrow or may cause the Operating Partnership to arrange for short-term or other borrowing to permit the payment of required distributions or declare a consent dividend, which is a hypothetical distribution to shareholders out of our earnings and profits. The effect of such a consent dividend (which, in conjunction with distributions actually paid, must not be preferential to those shareholders who agree to such treatment) would be that such shareholders would be treated for federal income tax purposes as if they had received such amount in cash, and they then had immediately contributed such amount back to Brandywine as additional paid-in capital. This would result in taxable income to those shareholders without the receipt of any actual cash distribution but would also increase their tax basis in their shares by the amount of the taxable income recognized.

Under certain circumstances, Brandywine may be able to rectify a failure to meet the distribution requirement for a given year by paying “deficiency dividends” to shareholders in a later year that may be included in Brandywine’s deduction for distributions paid for the earlier year. Thus, Brandywine may be able to avoid being taxed on amounts distributed as deficiency dividends; however, Brandywine will be required to pay to the IRS interest based upon the amount of any deduction taken for deficiency dividends.

For taxable years beginning on or after January 1, 2005, the Code provides relief for many failures to satisfy the REIT requirements. In addition to the relief provisions for failures to satisfy the income and asset tests (discussed above), the Code provides additional relief for other failures to satisfy REIT requirements. If the failure is due to reasonable cause and not due to willful neglect, and we elect to pay a penalty of $50,000 for each failure, we can avoid the loss of our REIT status.

If Brandywine fails to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, it will be subject to tax (including any applicable corporate alternative minimum tax) on its taxable income at regular corporate rates. Distributions to shareholders in any year in which Brandywine fails to qualify will not be deductible to us. In such event, to the extent of Brandywine’s current and accumulated earnings and profits, all distributions to shareholders will be taxable to them as dividends, and, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Under current law, such dividends should be taxable to individual shareholders at the 15% rate for qualified dividends provided that applicable holding period requirements are met. Unless entitled to relief under specific statutory provisions, Brandywine also will be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances Brandywine would be entitled to such statutory relief.

Income Taxation of the Operating Partnership, Subsidiary Partnerships and Their Partners

The following discussion summarizes certain Federal income tax considerations applicable to Brandywine’s investment in the Operating Partnership and the Operating Partnership’s subsidiary partnerships and limited liability companies (referred to as the “Subsidiary Partnerships”).

Classification of the Operating Partnership and Subsidiary Partnerships as Partnerships.

Brandywine owns all of its Properties or the economic interests therein through the Operating Partnership. Brandywine will be entitled to include in its income its distributive share of the income and to deduct its distributive share of the losses of the Operating Partnership (including the Operating Partnership’s share of the income or losses of the Subsidiary Partnerships) only if the Operating Partnership and the Subsidiary Partnerships (collectively, the “Partnerships”) are classified for Federal income tax purposes as partnerships rather than as associations taxable as corporations. For taxable periods prior to January 1, 1997, an organization formed as a partnership was treated as a partnership for Federal income tax purposes rather than as a corporation only if it had no more than two of the four corporate characteristics that the Treasury Regulations used to distinguish a partnership from a corporation for tax purposes. These four characteristics were continuity of life, centralization of management, limited liability and free transferability of interests.

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Neither the Operating Partnership nor any of the Subsidiary Partnerships requested a ruling from the IRS that it would be treated as a partnership for Federal income tax purposes.

Effective January 1, 1997, Treasury Regulations eliminated the four-factor test described above and, instead, permit partnerships and other non-corporate entities to be taxed as partnerships for federal income tax purposes without regard to the number of corporate characteristics possessed by such entity. Under those Treasury Regulations, both the Operating Partnership and each of the Subsidiary Partnerships will be classified as partnerships for federal income tax purposes except for any entity for which an affirmative election is made by the entity to be taxed as a corporation. Under a special transitional rule in the Treasury Regulations, the IRS will not challenge the classification of an existing entity such as the Operating Partnership or a Subsidiary Partnership for periods prior to January 1, 1997 if: (1) the entity has a “reasonable basis” for its classification; (2) the entity and each of its members recognized the federal income tax consequences of any change in classification of the entity made within the 60 months prior to January 1, 1997; and (3) neither the entity nor any of its members had been notified in writing on or before May 8, 1996 that its classification was under examination by the IRS. Neither the Operating Partnership nor any of the Subsidiary Partnerships changed its classification within the 60 month period preceding May 8, 1996, nor was any one of them notified that its classification as a partnership for federal income tax purposes was under examination by the IRS.

If for any reason the Operating Partnership or a Subsidiary Partnership were classified as an association taxable as a corporation rather than as a partnership for Federal income tax purposes, Brandywine would not be able to satisfy the income and asset requirements for REIT status. See “—Income Tests” and “—Asset Tests.” In addition, any change in any such Partnership’s status for tax purposes might be treated as a taxable event, in which case we might incur a tax liability without any related cash distribution. See “—Annual Distribution Requirements.” Further, items of income and deduction of any such Partnership would not pass through to its partner (e.g., Brandywine), and its partners would be treated as shareholders for tax purposes. Any such Partnership would be required to pay income tax at corporate tax rates on its net income and distributions to its partners would constitute dividends that would not be deductible in computing such Partnership’s taxable income.

Partnership Allocations

Although a partnership agreement will generally determine the allocation of income and losses among partners, such allocations will be disregarded for tax purposes if they do not comply with the provisions of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder, which require that partnership allocations respect the economic arrangement of the partners.

If an allocation is not recognized for Federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. The Operating Partnership’s allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder.

Tax Allocations With Respect to Contributed Properties

We believe that the fair market values of the properties contributed directly or indirectly to the Operating Partnership in various transactions were different than the tax basis of such Properties. Pursuant to Section 704(c) of the Code, items of income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for Federal income tax purposes in a manner such that the contributor is charged with or benefits from the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (the “Pre-Contribution Gain or Loss”). The partnership agreement of the Operating Partnership requires allocations of income, gain, loss and deduction attributable to such contributed property to be made in a manner that is consistent with Section 704(c) of the Code. Thus, if the Operating Partnership sells contributed property at a gain or loss, such gain or loss will be allocated to the contributing partners, and away from us, generally to the extent of the Pre-Contribution Gain or Loss.

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The Treasury Department has issued final regulations under Section 704(c) of the Code which give partnerships flexibility in ensuring that a partner contributing property to a partnership receives the tax benefits and burdens of any Pre-Contribution Gain or Loss attributable to the contributed property. These regulations permit partnerships to use any “reasonable method” of accounting for Pre-Contribution Gain or Loss. These regulations specifically describe three reasonable methods, including (1) the “traditional method” under current law, (2) the traditional method with the use of “curative allocations” which would permit distortions caused by Pre-Contribution Gain or Loss to be rectified on an annual basis and (3) the “remedial allocation method” which is similar to the traditional method with “curative allocations.” The partnership agreement of the Operating Partnership permits us, as general partner, to select one of these methods to account for Pre-Contribution Gain or Loss.

Depreciation

The Operating Partnership’s assets include a substantial amount of appreciated property contributed by its partners. Assets contributed to a partnership in a tax-free transaction generally retain the same depreciation method and recovery period as they had in the hands of the partner who contributed them to the partnership. Accordingly, a substantial amount of the Operating Partnership’s depreciation deductions for its real property are based on the historic tax depreciation schedules for the properties prior to their contribution to the Operating Partnership. The properties are being depreciated over a range of 15 to 40 years using various methods of depreciation which were determined at the time that each item of depreciable property was placed in service. Any depreciable real property purchased by the Partnerships is currently depreciated over 40 years. In certain instances where a partnership interest rather than real property is contributed to the Partnership, the real property may not carry over its recovery period but rather may, similarly, be subject to the lengthier recovery period.

Section 704(c) of the Code requires that depreciation as well as gain and loss be allocated in a manner so as to take into account the variation between the fair market value and tax basis of the property contributed. Thus, because much of the property contributed to the Operating Partnerships is appreciated, we will generally receive allocations of tax depreciation in excess of our percentage interest in the Operating Partnership. Depreciation with respect to any property purchased by the Operating Partnership subsequent to the admission of its partners, however, will be allocated among the partners in accordance with their respective percentage interests in the Operating Partnership.

As described previously, Brandywine, as a general partner of the Operating Partnership, may select any permissible method to account for Pre-Contribution Gain or Loss. The use of certain of these methods may result in us being allocated lower depreciation deductions than if a different method were used. The resulting higher taxable income and earnings and profits, as determined for federal income tax purposes, should decrease the portion of distributions which may be treated as a return of capital. See “—Taxation of Taxable Domestic Shareholders.”

Basis in Operating Partnership Interest

Our adjusted tax basis in each of the partnerships in which we have an interest generally (1) will be equal to the amount of cash and the basis of any other property contributed to such partnership by us, (2) will be increased by (a) our allocable share of such partnership’s income and (b) our allocable share of any indebtedness of such partnership, and (3) will be reduced, but not below zero, by our allocable share of (a) such partnership’s loss and (b) the amount of cash and the tax basis of any property distributed to us and by constructive distributions resulting from a reduction in our share of indebtedness of such partnership.

If our allocable share of the loss (or portion thereof) of any partnership in which we have an interest would reduce the adjusted tax basis of our partnership interest in such partnership below zero, the recognition of such loss will be deferred until such time as the recognition of such loss (or portion thereof) would not reduce our adjusted tax basis below zero. To the extent that distributions to us from a partnership, or any decrease in our share of the nonrecourse indebtedness of a partnership (each such decrease being considered a constructive cash distribution to the partners), would reduce our adjusted tax basis below zero, such distributions (including such constructive distributions) would constitute taxable income to us. Such distributions and constructive distributions normally would be characterized as long-term capital gain if our interest in such partnership has been held for longer than the long-term capital gain holding period (currently 12 months).

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Sale of Partnership Property

Generally, any gain realized by a partnership on the sale of property held by the partnership for more than 12 months will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. However, under requirements applicable to REITs under the Code, our share as a partner of any gain realized by the Operating Partnership on the sale of any property held as inventory or other property held primarily for sale to customers in the ordinary course of a trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. See “—Taxation of Brandywine as a REIT.” Such prohibited transaction income will also have an adverse effect upon our ability to satisfy the income tests for REIT status. See “—Income Tests.” Whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances with respect to the particular transaction. A safe harbor to avoid classification as a prohibited transaction exists as to real estate assets held for the production of rental income by a REIT if the following requirements are satisfied: (1) the REIT has held the property for at least four years, (2) aggregate expenditures of the REIT during the four-year period preceding the sale which are includible in basis do not exceed 30% of the net selling price of the property, (3) (a) during the taxable year the REIT has made no more than seven sales of property or, in the alternative, (b) the aggregate of the adjusted bases of all properties sold during the year does not exceed 10% of the adjusted bases of all of the REIT’s properties during the year, (4) in the case of property, not acquired through foreclosure or lease termination, the REIT has held the property for not less than four years for the production of rental income, and (5) if the requirement of clause (3) (a) is not satisfied, substantially all of the marketing and development expenditures were made through an independent contractor. Brandywine, as general partner of the Operating Partnership, believes that the Operating Partnership intends to hold its properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing, owning, operating and leasing properties and to make such occasional sales of the properties as are consistent with its and the Operating Partnership’s investment objectives. No assurance can be given, however, that every property sale by the Partnerships will constitute a sale of property held for investment.

Taxation of Shareholders

Taxation of Taxable U.S. Holders

Taxation of Distributions on Common Shares. As long as Brandywine qualifies as a REIT, distributions made to Brandywine’s taxable U.S. Holders out of current or accumulated earnings and profits (and not designated as capital gain dividends or qualified dividend income) will be dividends taxable to such U.S. Holders as ordinary income and will not be eligible for the dividends received deduction for corporations. Distributions that are designated as long-term capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed our actual net capital gain for the taxable year) without regard to the period for which the U.S. Holder has held its shares of beneficial interest. In general, U.S. Holders will be taxable on long term capital gains at a maximum rate of 15%, except that the portion of such gain that is attributable to depreciation recapture will be taxable at the maximum rate of 25%. However, corporate shareholders may be required to treat up to 20% of certain capital gain dividends as ordinary income.

For calendar years 2003 through 2010, distributions that are designated as qualified dividend income will be taxed at the same rate as long-term capital gains. We may designate a distribution as qualified dividend income to the extent of (1) qualified dividend income we receive during the current year (for example, dividends received from a taxable REIT subsidiary), plus (2) income on which we have been subject to corporate level tax during the prior year (for example, undistributed REIT taxable income), plus (3) any income attributable to the sale of a built in gain asset from the preceding year less the tax paid on that income. We expect that ordinary dividends paid by Brandywine generally will not be eligible for treatment as qualified dividend income to any significant extent.

Distributions in excess of current and accumulated earnings and profits will not be taxable to a U.S. Holder to the extent that they do not exceed the adjusted basis of the shareholder’s shares, but rather will reduce the adjusted basis of such shares. To the extent that distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of a U.S. Holder’s shares, such distributions will be included in income as long-term capital gain (or short-term capital gain if the shares have been held for 12 months or less) assuming the shares are a capital asset in the hands of the shareholder.

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Any distribution declared by us in October, November or December of any year payable to a shareholder of record on a specified date in any such month shall be treated as both paid by Brandywine and received by the shareholder on December 31 of such year, provided that the distribution is actually paid by Brandywine not later than the end of January of the following calendar year. Shareholders may not include in their individual income tax returns any of Brandywine’s losses.

Sale or Exchange of Common Shares. In general, a U.S. Holder will recognize capital gain or loss on the disposition of common shares equal to the difference between the sales price for such shares and the adjusted tax basis for such shares. Gain or loss recognized upon a sale or exchange of common shares by a U.S. Holder who has held such shares for more than one year will be treated as long-term capital gain or loss, respectively, and otherwise will be treated as short-term capital gain or loss. However, any loss upon a sale or exchange of shares by a U.S. Holder who has held such shares for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss to the extent such shareholder has received distributions from us required to be treated as long-term capital gain. U.S. Holders who realize a loss on the sale or exchange of shares may be required to file IRS Form 8886, Reportable Transaction Disclosure Statement, if the loss exceeds certain thresholds (for individual taxpayers, the threshold is $2,000,000 for a loss in a single taxable year). U.S. Holders should consult with their tax advisors regarding Form 8886 filing requirements.

Distributions from us and gain from the disposition of shares will not be treated as passive activity income and, therefore, U.S. Holders will not be able to apply any “passive losses” against such income. Distributions from us (to the extent they do not constitute a return of capital or capital gain dividends) and, on an elective basis, capital gain dividends and gain from the disposition of shares will generally be treated as investment income for purposes of the investment income limitation.

Backup Withholding and Information Reporting. In general, Brandywine will report to its U.S. Holders and the IRS the amount of distributions paid (unless the U.S. Holder is an exempt recipient such as a corporation) during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a shareholder may be subject to backup withholding at the rate of 28% with respect to distributions paid unless such shareholder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (b) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A shareholder that does not provide us with his correct taxpayer identification number may also be subject to penalties imposed by the IRS. Any amount paid as backup withholding may be credited against the shareholder’s income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any shareholders who fail to certify their non-foreign status to Brandywine. See “—Taxation of Foreign Shareholders.”

Taxation of Tax-Exempt Shareholders

Distributions by us to a shareholder that is a tax-exempt entity should not constitute “unrelated business taxable income” (“UBTI”), as defined in Section 512(a) of the Code provided that the tax-exempt entity has not financed the acquisition of its shares with “acquisition indebtedness” within the meaning of the Code and the shares are not otherwise used in an unrelated trade or business of the tax-exempt entity.

In the case of a “qualified trust” (generally, a pension or profit-sharing trust) holding shares in a REIT, the beneficiaries of the trust are treated as holding shares in the REIT in proportion to their actuarial interests in the qualified trust, instead of treating the qualified trust as a single individual (the “look-through exception”). A qualified trust that holds more than 10% of the shares of a REIT is required to treat a percentage of REIT dividends as UBTI if the REIT incurs debt to acquire or improve real property. This rule applies, however, only if (1) the qualification of the REIT depends upon the application of the “look through” exception (described above) to the restriction on REIT shareholdings by five or fewer individuals, including qualified trusts (see “Description of Shares of Beneficial Interest—Restrictions on Transfer”) and (2) the REIT is “predominantly held” by qualified trusts, i.e., if either (a) a single qualified trust holds more than 25% by value of the interests in the REIT or (b) one or more qualified trusts, each owning more than 10% by value, holds in the aggregate more than 50% of the interests in the REIT. The percentage of any dividend paid (or treated as paid) to such a qualified trust that is treated as UBTI is equal to the amount of modified gross income (gross income less directly connected expenses) from the unrelated trade or business of the REIT (treating the REIT as if it were a qualified trust), divided by the total modified gross income of the REIT. A de minimis exception applies where the percentage is less than 5%.

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Taxation of Non-U.S. Holders

The rules governing United States Federal income taxation of Non-U.S. Holders are complex and no attempt will be made herein to provide more than a summary of such rules. Prospective Non-U.S. Holders should consult with their own tax advisors to determine the impact of Federal, state and local income and estate tax laws with regard to an investment in our shares, including any reporting requirements.

Distributions made by us that are not attributable to gain from sales or exchanges by us of United States real property interests and not designated by us as capital gains dividends will be treated as dividends of ordinary income to the extent that they are made out of current or accumulated earnings and profits of Brandywine. Such distributions will ordinarily be subject to a withholding tax equal to 30% of the gross amount of the distribution unless an applicable tax treaty reduces or eliminates that tax. However, if income from the investment in our shares is treated as effectively connected with the Non-U.S. Holder’s conduct of a United States trade or business, the Non-U.S. Holder generally will be subject to a tax at graduated rates, in the same manner as U.S. Holders are taxed with respect to such distributions (and may also be subject to the 30% branch profits tax in the case of a shareholder that is a foreign corporation). We expect to withhold United States income tax at the rate of 30% on the gross amount of any such distributions made to a Non-U.S. Holder unless (1) a lower treaty rate applies and the Non-U.S. Holder files a W-8BEN (or applicable substitute form) or (2) the Non-U.S. Holder files an IRS Form W-8ECI with us claiming that the distribution is effectively connected income. Distributions in excess of our current and accumulated earnings and profits will not be taxable to a shareholder to the extent that such distributions do not exceed the adjusted basis of the shareholder’s shares, but rather will reduce the adjusted basis of the shareholder in such shares. To the extent that distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of a Non-U.S. Holder’s shares, such distributions will give rise to tax liability if the Non-U.S. Holder would otherwise be subject to tax on any gain from the sale or disposition of its shares, as described below. If it cannot be determined at the time a distribution is made whether or not such distribution will be in excess of current and accumulated earnings and profits, the distributions will be subject to withholding at the same rate as dividends. However, amounts thus withheld are refundable to the shareholder if it is subsequently determined that such distribution was, in fact, in excess of our current and accumulated earnings and profits.

For any year in which Brandywine qualifies as a REIT, except as provided below for certain distributions after January 1, 2005, distributions that are attributable to gain from sales or exchanges by us of United States real property interests will be taxed to a Non-U.S. Holder under the provisions of the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”). Under FIRPTA, distributions attributable to gain from sales of United States real property interests are taxed to a Non-U.S. Holder as if such gain were effectively connected with a United States business. Individuals who are Non-U.S. Holders will be required to report such gain on a U.S. federal income tax return and such gain will be taxed at the normal capital gain rates applicable to U.S. individual shareholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). Also, distributions subject to FIRPTA may be subject to a 30% branch profits tax in the hands of a foreign corporate shareholder not entitled to treaty relief. Brandywine is required by applicable Treasury Regulations to withhold 35% of any distribution that could be designated by us as a capital gains dividend. The amount is creditable against the Non-U.S. Holder’s U.S. tax liability.

For distributions after January 1, 2005, distributions attributable to gain from sales or exchanges by us of United States real property interests are treated as ordinary dividends (not subject to FIRPTA) if the distribution is made to a Non-U.S. Holder with respect to any class of stock which is “regularly traded” on an established securities market located in the United States and if the Non-U.S. Holder did not own more than 5% of such class of stock at any time during the taxable year. Accordingly, such distributions will generally be subject to a 30% U.S. withholding tax (subject to reduction under applicable treaty) and a Non-U.S. Holder will not be required to report the distribution on a U.S. tax return. In addition, the branch profits tax will not apply to such distributions.

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Gain recognized by a Non-U.S. Holder upon a sale of shares generally will not be taxed under FIRPTA if Brandywine is a “domestically controlled REIT,” defined generally as a REIT in which at all times during a specified testing period less than 50% in value of the shares of beneficial interest was held directly or indirectly by foreign persons. It is currently anticipated that we will be a “domestically controlled REIT,” and therefore the sale of shares by a Non-U.S. Holder will not be subject to taxation under FIRPTA. However, because the shares may be traded, we cannot be sure that we will continue to be a “domestically controlled REIT.” Gain not subject to FIRPTA will be taxable to a Non-U.S. Holder if (1) investment in the shares is effectively connected with the Non-U.S. Holder’s United States trade or business, in which case the Non-U.S. Holder will be subject to the same treatment as U.S. Holders with respect to such gain or (2) the Non-U.S. Holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s capital gains. If the gain on the sale of shares were to be subject to taxation under FIRPTA, the Non-U.S. Holder would be subject to the same treatment as U.S. Holders with respect to such gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals).

If we were not a domestically controlled REIT, a sale of common shares by a Non-U.S. Holder would not be subject to taxation under FIRPTA as a sale of a U.S. real property interest if (1) our common shares were “regularly traded” on an established securities market within the meaning of applicable Treasury regulations and (2) the Non-U.S. Holder did not actually, or constructively under specified attribution rules under the Code, own more than 5% of our common shares at any time during the shorter of the five-year period preceding the disposition or the holder’s holding period.

Even if our common shares were not regularly traded on an established securities market, a Non-U.S. Holder would not be subject to taxation under FIRPTA as a sale of a U.S. real property interest if such Non-U.S. Holder’s common shares had a fair market value on the date of acquisition that was equal to or less than 5% of our regularly traded class of shares with the lowest fair market value. For purposes of this test, if a Non-U.S. Holder acquired shares of common shares and subsequently acquired additional shares at a later date, then all such shares would be aggregated and valued as of the date of the subsequent acquisition. If our common shares are not regularly traded, under FIRPTA the purchaser of common shares may be required to withhold 10% of the purchase price and remit this amount to the IRS.

Statement of Share Ownership

Brandywine is required to demand annual written statements from the record holders of designated percentages of our shares disclosing the actual owners of the shares. Brandywine must also maintain, within the Internal Revenue District in which it is required to file its federal income tax return, permanent records showing the information Brandywine has received as to the actual ownership of such shares and a list of those persons failing or refusing to comply with such demand.

Other Tax Consequences

Brandywine, the Operating Partnership, the Subsidiary Partnerships and Brandywine’s shareholders may be subject to state or local taxation in various state or local jurisdictions, including those in which it or they transact business or reside. The state and local tax treatment of Brandywine, the Operating Partnership, the Subsidiary Partnerships and Brandywine’s shareholders may not conform to the federal income tax consequences discussed above. Consequently, prospective shareholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in our securities.

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SELLING SECURITYHOLDERS

We originally issued the notes to Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Bear Stearns & Co. Inc. and Lehman Brothers Inc. in a private placement completed in October 2006. The notes were immediately resold by the initial purchasers to persons reasonably believed by the initial purchasers to be qualified institutional buyers within the meaning of Rule 144A under the Securities Act in transactions exempt from registration under the Securities Act. Selling securityholders, including their transferees, pledgees or donees or their successors, may from time to time offer and sell the notes and the Brandywine common shares into which the notes are exchangeable in certain circumstances pursuant to this prospectus and any accompanying prospectus supplement. Our registration of the notes and the Brandywine common shares issuable, in certain circumstances, upon exchange of the notes does not necessarily mean that the selling securityholders will sell all or any of the notes or the Brandywine common shares. Unless set forth below, none of the selling securityholders has had within the past three years any material relationship with us or any of our predecessors or affiliates.

The following table sets forth certain information concerning the principal amount of notes beneficially owned by each selling securityholder and the number of shares of Brandywine common shares that may be offered from time to time by each selling securityholder under this prospectus. The information is based on information provided to us by or on behalf of the selling securityholders on or prior to November 6, 2006. The number of Brandywine common shares issuable upon exchange of the notes shown in the table below represents the maximum number of Brandywine common shares issuable upon exchange of the notes assuming exchange of the full amount of notes held by each holder at the initial exchange rate of 25.4065 Brandywine common shares per $1,000 principal amounts of the notes. This exchange rate is subject to adjustments in certain circumstances. Because the selling securityholders may offer all or some portion of the notes or Brandywine common shares issuable upon exchange of the notes, we have assumed for purposes of the table below that the named selling securityholders will sell all of the notes or exchange all of the notes and sell all of the Brandywine common shares issuable upon exchange of the notes offered pursuant to this prospectus. In addition, the selling securityholders identified below may have sold, transferred or otherwise disposed of all or a portion of their notes since the date on which they provided the information regarding their notes in transactions exempt from the registration requirements of the Securities Act. Information about the selling securityholders may change over time. Any changed information given to us by the selling securityholders will be set forth in a prospectus supplement if and when necessary or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part. Because the selling securityholders may offer all or some of their notes or the underlying Brandywine common shares from time to time, we cannot estimate the amount of notes or underlying Brandywine common shares that will be held by the selling securityholders upon the termination of any particular offering. See “Plan of Distribution” for further information.

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To our knowledge, except as described below, the selling securityholders have sole voting and investment power with respect to all of the securities shown as beneficially owned by them.

Name *	Aggregate Principal Amount of Notes Beneficially Owned That May be Sold ($)	Percentage of Notes Outstanding **	Number of Brandywine Common Shares That May be Sold ***	Other Brandywine Common Shares Beneficially Owned Before the Offering and Assumed to be Owned Following the Offering	Percentage of Outstanding Common Shares Beneficially Owned Following the Offering ****

Black Diamond Convertible Offshore LDC	2,000,000	—	14,493	—	—
Black Diamond Offshore Ltd.	823,000	—	5,964	—	—
CNH CA Master Account, L.P.	10,000,000	2.90%	72,464	—	—
Double Black Diamond Offshore LDC	5,177,000	1.50%	37,514	—	—
DBAG London	15,000,000	4.35%	108,696	—	—
Deutche Bank Securities Inc.	7,500,000	2.17%	54,348	—	—
Ellington Overseas Partners, LTD	500,000	—	3,623	—	—
JMG Capital Partners, LP	10,000,000	2.90%	72,464	—	—
JMG Triton Offshore Fund, Ltd.	7,500,000	2.17%	54,348	—	—
KBC Financial Products USA Inc.	6,000,000	1.74%	43,478	—	—
SuttonBrook Capital Portfolio L.P.	10,000,000	2.90%	72,464	—	—
Vicis Capital Master Fund	4,000,000	1.16%	28,986	—	—
All other holders of notes or future transferees of such holders*****

*	See “Plan of Distribution” in this prospectus.
**	Unless otherwise noted, none of these selling securityholders beneficially own 1% or more of the outstanding notes.
***

Represents an estimate of the maximum number of Brandywine common shares issuable upon exchange of all of the holder’s notes at the initial exchange rate of 25.4065 Brandywine common shares per $1,000 principal amount of the notes, or an estimated aggregate maximum of 2,500,000 Brandywine common shares issuable to all holders of the notes. This exchange rate is subject to adjustment as described under “Description of Notes — Exchange Rights.” The number of Brandywine common shares issuable upon exchange of the notes may change in the future as a result of adjustments to the exchange rate and the price of the Brandywine common shares at the time of the exchange of the notes.

****

Calculated based on Rule 13d-3 of the Exchange Act, using 88,249,748 Brandywine common shares outstanding as of November 6, 2006. In calculating these percentages for each holder of notes, we also treated as outstanding the estimated number of Brandywine common shares issuable upon exchange of that holder’s notes at the initial exchange rate. However, we did not assume the exchange of any other holder’s notes. Based on the 88,249,748 Brandywine common shares outstanding as of November 6, 2006, unless otherwise noted, none of these selling securityholders would beneficially own 1% or more of the outstanding Brandywine common shares following the sale of securities in the offering.

*****

Assumes that any other holder of notes or any future direct or indirect transferee of any such holder does not beneficially own any Brandywine common shares other than the Brandywine common shares issuable upon exchange of the notes at the initial exchange rate.

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PLAN OF DISTRIBUTION

The selling securityholders and their successors, which includes their pledgees, donees, partnership distributees and other transferees receiving the notes and Brandywine common shares, if any, issuable upon the exchange of the notes from the selling securityholders in non-sale transfers, may sell the notes and the underlying Brandywine common shares directly to purchasers or through underwriters, broker-dealers or agents. Underwriters, broker-dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling securityholders or the purchasers. These discounts, concessions or commissions may be in excess of those customary in the types of transactions involved.

The notes and the underlying Brandywine common shares may be sold in one or more transactions at:

•	fixed prices that may be changed;
•	prevailing market prices at the time of sale;
•	prices related to the prevailing market prices;
•	varying prices determined at the time of sale; or
•	negotiated prices.

These sales may be effected in a variety of transactions, which may involve cross or block transactions, including the following:

•

on any national securities exchange or quotation service on which the notes or the Brandywine common shares may be listed or quoted at the time of sale, including the New York Stock Exchange in the case of the Brandywine common shares;

•	in the over-the-counter-market;
•	in transactions otherwise than on these exchanges or services or in the over-the-counter market (privately negotiated transactions);
•

through the writing and exercise of options (including the issuance of derivative securities), whether these options or such other derivative securities are listed on an options or other exchange or otherwise;

•	through the settlement of short sales; or
•	through any combination of the foregoing, or by any legally available means.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the transaction.

Selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions which may in turn engage in short sales of the notes or the underlying Brandywine common shares and deliver these securities to close out short positions. In addition, the selling securityholders may sell the notes and the underlying Brandywine common shares short and deliver the notes and underlying Brandywine common shares to close out short positions or loan or pledge the notes or the underlying Brandywine common shares to broker-dealers or other financial institutions that in turn may sell such securities. Selling securityholders may also enter into option or other transactions with broker- dealers or other financial institutions that require the delivery to the broker-dealers or other financial institutions of the notes or the underlying Brandywine common shares or enter into transactions in which a broker-dealer makes purchases as a principal for resale for its own account or through other types of transactions.

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Selling securityholders may decide not to sell all or a portion of the notes and the underlying Brandywine common shares offered by them pursuant to this prospectus or may decide not to sell notes or the underlying Brandywine common shares under this prospectus. In addition, selling securityholders may sell or transfer their notes and shares of Brandywine common shares issuable upon exchange of the notes other than by means of this prospectus. In particular, any securities covered by this prospectus that qualify for sale pursuant to Rule 144, Rule 144A or Regulation S under the Securities Act may be sold thereunder, rather than pursuant to this prospectus.

The aggregate proceeds to the selling securityholders from the sale of the notes or underlying Brandywine common shares will be the purchase price of the notes or Brandywine common shares less any discounts and commissions. A selling securityholder reserves the right to accept and, together with their agents, to reject any proposed purchase of notes or Brandywine common shares to be made directly or through agents. We will not receive any of the proceeds from this offering.

In order to comply with the securities laws of some jurisdictions, if applicable, the holders of notes and Brandywine common shares into which the notes are exchangeable may sell in some jurisdictions through registered or licensed broker dealers. In addition, under certain circumstances in some jurisdictions, the holders of notes and the Brandywine common shares into which the notes are exchangeable may be required to register or qualify the securities for sale or comply with an available exemption from the registration and qualification requirements.

Brandywine common shares are listed on the New York Stock Exchange under the symbol “BDN.” We do not intend to apply for listing of the notes on any securities exchange or for quotation through Nasdaq. The notes are designated for trading on The PORTAL Market. However, notes sold pursuant to this prospectus will no longer be eligible for trading on The PORTAL Market. Accordingly, no assurance can be given as to the development of liquidity or any trading market for the notes.

The selling securityholders and any underwriters, broker-dealers or agents who participate in the distribution of the notes and the underlying Brandywine common shares may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any profits on the sale of the notes or the underlying Brandywine common shares by selling securityholders and any discounts, commissions or concessions received by any such broker-dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act. If the selling securityholders were deemed to be underwriters, the selling securityholders will be subject to the prospectus delivery requirements of the Securities Act and may be subject to liabilities including, but not limited to, those of sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

If the notes and the underlying Brandywine common shares are sold through underwriters or broker-dealers, the selling securityholders will be responsible for underwriting discounts or commissions or agent’s commissions.

To the extent that any selling securityholder is a “broker-dealer”, or is an affiliate of a “broker-dealer” that did not acquire its notes in the ordinary course of its business or that at the time of its purchase of its notes had an agreement or understanding, directly or indirectly, with any person to distribute its notes, the SEC may take the view that such selling securityholder is, under the SEC’s interpretations, an “underwriter” within the meaning of the Securities Act.

The selling securityholders and any other persons participating in the distribution of the notes or underlying Brandywine common shares will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the notes and the underlying Brandywine common shares by the selling securityholders and any such other person. In addition, Regulation M of the Exchange Act may restrict the ability of any person engaged in the distribution of the notes and the underlying Brandywine common shares to engage in market making activities with respect to the particular notes and underlying Brandywine common shares being distributed for a period of up to five business days prior to the commencement of such distribution. This may affect the marketability of the notes and the underlying Brandywine common shares and the ability to engage in market making activities with respect to the notes and the underlying Brandywine common shares.

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If required, the specific notes or Brandywine common shares to be sold, the names of the selling securityholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part.

Brandywine and the Operating Partnership entered into a registration rights agreement for the benefit of the holders of the notes to register the notes and Brandywine common shares into which the notes are exchangeable under applicable federal securities laws under specific circumstances and specific times. Under the registration rights agreement, the selling securityholders and Brandywine and the Operating Partnership have agreed to indemnify each other and our respective controlling persons against, and in certain circumstances to provide contribution with respect to, specific liabilities in connection with the offer and sale of the notes and the Brandywine common shares, including liabilities under the Securities Act. We will pay substantially all of the expenses incident to the registration of the notes and the Brandywine common shares, except that the selling securityholders will pay all brokers’ commissions and, in connection with an underwritten offering, if any, underwriting discounts and commissions. See “Description of Notes – Registration Rights; Additional Interest” in this prospectus.

LEGAL MATTERS

Certain legal matters with respect to the notes, the Brandywine common shares issuable upon exchange of the notes and the guarantee, as well as certain tax matters, will be passed upon by Pepper Hamilton LLP, counsel to Brandywine and the Operating Partnership.

EXPERTS

The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2005 for Brandywine Realty Trust have been so incorporated in reliance on the report (which contains an explanatory paragraph on management's assessment of the effectiveness of internal control over financial reporting and on the effectiveness of internal control over financial reporting due to the exclusion of Brandywine's investments in Four and Six Tower Bridge Associates from management's assessment of internal control over financial reporting as of December 31, 2005) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for Brandywine Operating Partnership for the year ended December 31, 2005 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The audited historical financial statements included as Exhibit 99.1 to the relevant Brandywine Realty Trust's and Brandywine Operating Partnership's Current Report on Form 8-K/A dated September 27, 2006, of Prentiss Properties Trust have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table itemizes the expenses incurred by the registrants in connection with the issuance and registration of the securities being registered hereunder. All amounts shown are estimates pursuant to Rule 511 of Regulation S-K except the Securities and Exchange Commission registration fee and the New York Stock Exchange (NYSE) subsequent listing fee. The NYSE subsequent listing fee assumes the notes are exchanged for 2,500,000 Brandywine common shares.

SEC Registration Fee	$36,915
NYSE Subsequent Listing Fee	$9,375
Printing and Engraving Expenses	$25,000
Legal Fees and Expenses	$75,000
Accounting Fees and Expenses	$50,000
Miscellaneous	$5,000

Total	$201,290

All of the costs above will be paid for by the registrants.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Brandywine Realty Trust

The Maryland REIT Law permits a Maryland real estate investment trust to include in its Declaration of Trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Brandywine’s Declaration of Trust contains a provision which eliminates such liability to the maximum extent permitted by the Maryland REIT Law.

The Maryland REIT Law permits a Maryland REIT to indemnify and advance expenses to its trustees and officers to the same extent as permitted for directors and officers of a Maryland corporation under the Maryland General Corporation Law. In the case of directors and officers of a Maryland corporation, the Maryland General Corporation Law permits a Maryland corporation to indemnify present and former directors and officers against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of such service, unless it is established that either: (1) the act or omission of the director or officer was material to the matter giving rise to the proceeding and either (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty; (2) the director or officer actually received an improper personal benefit in money, property or services; or (3) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Brandywine’s Bylaws require Brandywine to indemnify, without a preliminary determination of the ultimate entitlement to indemnification, (1) any present or former trustee, officer or shareholder who has been successful, on the merits or otherwise, in the defense of a proceeding to which he was made a party by reason of such status, against reasonable expenses incurred by him in connection with the proceeding; (2) any present or former trustee or officer against any claim or liability to which he may become subject by reason of such status unless it is established that (a) his act or omission was committed in bad faith or was the result of active and deliberate dishonesty, (b) he actually received an improper personal benefit in money, property or services or (c) in the case of a criminal proceeding, he had reasonable cause to believe that his act or omission was unlawful; and (3) each shareholder or former shareholder against any claim or liability to which he may be subject by reason of such status as a shareholder or former shareholder.

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In addition, Brandywine’s Bylaws require Brandywine to pay or reimburse, in advance of final disposition of a proceeding, reasonable expenses incurred by a present or former trustee, officer or shareholder made a party to a proceeding by reason of his status as a trustee, officer or shareholder provided that, in the case of a trustee or officer, Brandywine shall have received (1) a written affirmation by the trustee or officer of his good faith belief that he has met the applicable standard of conduct necessary for indemnification by Brandywine as authorized by the Bylaws and (2) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by Brandywine if it shall ultimately be determined that the applicable standard of conduct was not met. The Bylaws also (1) permit Brandywine, with the approval of its trustees, to provide indemnification and payment or reimbursement of expenses to a present or former trustee, officer or shareholder who served Brandywine’s predecessor in such capacity, and to any of Brandywine’s employees or agents of its predecessor, (2) provide that any indemnification or payment or reimbursement of the expenses permitted by Brandywine’s Bylaws shall be furnished in accordance with the procedures provided for indemnification and payment or reimbursement of expenses under Section 2-418 of the Maryland General Corporation Law for directors of Maryland corporations and (iii) permit Brandywine to provide such other and further indemnification or payment or reimbursement of expenses as may be permitted by the Maryland General Corporation Law for directors of Maryland corporations.

Brandywine Operating Partnership, L.P.

The limited partnership agreement of Brandywine Operating Partnership, L.P., referred to in the prospectus as the Operating Partnership, also provides for indemnification by the Operating Partnership of Brandywine and its trustees and officers for any costs, expenses or liabilities incurred by them by reason of any act performed by them for or on behalf of the Operating Partnership; provided that such person’s conduct was taken in good faith and in the belief that such conduct was in the best interests of the Operating Partnership and that such person was not guilty of fraud, willful misconduct or gross negligence.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our trustees and officers pursuant to the foregoing provisions or otherwise, we have been advised that, although the validity and scope of the governing statute has not been tested in court, in the opinion of the SEC, such indemnification is against public policy as expressed in Securities Act and is, therefore, unenforceable. In addition, indemnification may be limited by state securities laws.

Item 16.	Exhibits

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

3.1.1

Amended and Restated Declaration of Trust of Brandywine amended and restated as of May 12, 1997 (Previously filed as an exhibit to Brandywine’s Current Report on Form 8-K dated June 9, 1997 and incorporated herein by reference).

3.1.2

Articles of Amendment to Declaration of Trust of Brandywine dated September 4, 1997 (Previously filed as an exhibit to Brandywine’s Current Report on Form 8-K dated September 10, 1997 and incorporated herein by reference).

3.1.3

Articles of Amendment to Declaration of Trust of Brandywine dated May 15, 1998 (Previously filed as an exhibit to Brandywine’s Current Report on Form 8-K dated June 3, 1998 and incorporated herein by reference).

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3.1.4

Articles Supplementary to Declaration of Trust of Brandywine dated September 28, 1998 (Previously filed as an exhibit to Brandywine’s Current Report on Form 8-K dated October 13, 1998 and incorporated herein by reference).

3.1.5

Articles of Amendment to Declaration of Trust of Brandywine dated March 19, 1999 (Previously filed as an exhibit to Brandywine’s Annual Report on Form 10-K for the fiscal year ended December 31, 1998 and incorporated herein by reference).

3.1.6

Articles Supplementary to Declaration of Trust of Brandywine dated April 19, 1999 (Previously filed as an exhibit to Brandywine’s Current Report on Form 8-K dated April 26, 1999 and incorporated herein by reference).

3.1.7

Articles Supplementary to Declaration of Trust of Brandywine dated December 30, 2003 (Previously filed as an exhibit to Brandywine’s Form 8-A dated December 29, 2003 and incorporated herein by reference).

3.1.8

Articles Supplementary to Declaration of Trust of Brandywine dated February 5, 2004 (Previously filed as an exhibit to Brandywine’s Form 8-A dated February 5, 2004 and incorporated herein by reference).

3.1.9

Articles of Amendment to Declaration of Trust of Brandywine dated October 3, 2005 (Previously filed as an exhibit to Brandywine’s Current Report on Form 8-K dated October 4, 2005 and incorporated herein by reference).

3.1.10

Amended and Restated Agreement of Limited Partnership of Brandywine Operating Partnership, L.P. (Previously filed as an exhibit to the Company’s Form 8-K dated December 17, 1997 and incorporated herein by reference).

3.1.11

First Amendment to Amended and Restated Agreement of Limited Partnership of the Operating Partnership (Previously filed as an exhibit to the Company’s Form 8-K dated December 17, 1997 and incorporated herein by reference).

3.1.12

Second Amendment to the Amended and Restated Agreement of Limited Partnership Agreement of the Operating Partnership (Previously filed as an exhibit to the Company’s Form 8-K dated April 13, 1998 and incorporated herein by reference).

3.1.13

Third Amendment to the Amended and Restated Agreement of Limited Partnership of the Operating Partnership (Previously filed as an exhibit to the Company’s Form 8-K dated May 14, 1998 and incorporated herein by reference)

3.1.14

Fourth Amendment to the Amended and Restated Agreement of Limited Partnership of the Operating Partnership (Previously filed as an exhibit to the Company’s Form 8-K dated October 13, 1998 and incorporated herein by reference).

3.1.15

Fifth Amendment to the Amended and Restated Agreement of Limited Partnership of the Operating Partnership (Previously filed as an exhibit to the Company’s Form 8-K dated October 13, 1998 and incorporated herein by reference).

3.1.16

Sixth Amendment to the Amended and Restated Agreement of Limited Partnership of the Operating Partnership (Previously filed as an exhibit to the Company’s Form 8-K dated October 13, 1998 and incorporated herein by reference).

3.1.17

Seventh Amendment to the Amended and Restated Agreement of Limited Partnership of the Operating Partnership (Previously filed as an exhibit to the Company’s Form 10-K for the fiscal year ended December 31, 2003 and incorporated herein by reference).

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3.1.18

Eighth Amendment to the Amended and Restated Agreement of Limited Partnership of the Operating Partnership (Previously filed as an exhibit to the Company’s Form 10-K for the fiscal year ended December 31, 2003 and incorporated herein by reference).

3.1.19

Ninth Amendment to the Amended and Restated Agreement of Limited Partnership of the Operating Partnership (Previously filed as an exhibit to the Company’s Form 10-K for the fiscal year ended December 31, 2003 and incorporated herein by reference).

3.1.20

Tenth Amendment to the Amended and Restated Agreement of Limited Partnership of the Operating Partnership (Previously filed as an exhibit to the Company’s Form 10-K for the fiscal year ended December 31, 2003 and incorporated herein by reference).

3.1.21

Eleventh Amendment to the Amended and Restated Agreement of Limited Partnership of the Operating Partnership (Previously filed as an exhibit to the Company’s Form 10-K for the fiscal year ended December 31, 2003 and incorporated herein by reference).

3.1.22

Twelfth Amendment to the Amended and Restated Agreement of Limited Partnership of the Operating Partnership (Previously filed as an exhibit to the Company’s Form 10-K for the fiscal year ended December 31, 2003 and incorporated herein by reference).

3.1.23

Thirteenth Amendment to the Amended and Restated Agreement of Limited Partnership of the Operating Partnership (Previously filed as an exhibit to the Company’s Form 8-K dated September 21, 2004 and incorporated herein by reference).

3.1.24

Fourteenth Amendment to the Amended and Restated Agreement of Limited Partnership of the Operating Partnership (Previously filed as an exhibit to the Company’s Form 8-K dated January 10, 2006 and incorporated herein by reference).

3.1.25

Fifteenth Amendment to the Amended and Restated Agreement of Limited Partnership of the Operating Partnership (Previously filed as an exhibit to the Company’s Form 8-K dated August 18, 2006 and incorporated herein by reference).

3.2	Amended and Restated Bylaws of Brandywine (Previously filed as an exhibit to Brandywine’s Current Report on Form 8-K dated October 14, 2003 and incorporated herein by reference).
4.1

Indenture dated October 22, 2004 by and among Brandywine, the Operating Partnership, certain wholly owned subsidiaries of the Operating Partnership named thereon and The Bank of New York, as Trustee (Previously filed as an exhibit to Brandywine’s Current Report on Form 8-K dated October 22, 2004).

4.2

First Supplemental Indenture dated May 25, 2005 by and among Brandywine, the Operating Partnership, certain wholly-owned subsidiaries of the Operating Partnership named therein and The Bank of New York, as Trustee (Previously filed as an exhibit to Brandywine’s Current Report on Form 8-K dated May 26, 2005 and incorporated herein by reference).

4.3

Second Supplemental Indenture dated October 4, 2006 by and among Brandywine, the Operating Partnership and The Bank of New York, as Trustee (Previously filed as an exhibit to Brandywine’s Current Report on Form 8-K dated October 4, 2006 and incorporated herein by reference).

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4.4

Form of 3.875% Exchangeable Senior Notes due 2026 and related Guarantee (Previously filed as an exhibit to Brandywine’s Current Report on Form 8-K dated October 4, 2006 and incorporated herein by reference).

4.5

Registration Rights Agreement dated October 4, 2006 among Brandywine, the Operating Partnership and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Bear, Stearns & Co. Inc. and Lehman Brothers Inc. (Previously filed as an exhibit to Brandywine’s Current Report on Form 8-K dated October 4, 2006 and incorporated herein by reference).

5.1	Opinion of Pepper Hamilton LLP regarding the validity of the securities being registered.	*
8.1	Opinion of Pepper Hamilton LLP regarding tax matters	*
12.1

Statement of computation of ratios of earnings to combined fixed charges and preferred share distributions of Brandywine (Previously filed as an exhibit to Brandywine’s Form 10-Q for the quarter ended June 30, 2006 and incorporated herein by reference).

12.2

Statement of computation of ratios of earnings to fixed charges of the Operating Partnership (Previously filed as an exhibit to the Operating Partnership’s Form 10-Q for the quarter ended June 30, 2006 and incorporated herein by reference).

23.1	Consent of PricewaterhouseCoopers LLP (Philadelphia).	*
23.2	Consent of PricewaterhouseCoopers LLP (Philadelphia).	*
23.3	Consent of PricewaterhouseCoopers LLP (Dallas).	*
23.4	Consent of PricewaterhouseCoopers LLP (Dallas).	*
23.5	Consent of Pepper Hamilton LLP (included in Exhibit 5.1).
23.6	Consent of Pepper Hamilton LLP (included in Exhibit 8.1).
24.1	Power of Attorney (included as part of the signature page in this registration statement).
25.1	Statement of Eligibility of The Bank of New York on Form T-1.	*
*	Filed herewith.

ITEM 17.	UNDERTAKINGS

(a) The undersigned registrants hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee“ table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrants pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

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(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) (A) Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Exchange Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Exchange Act, and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on November 8, 2006.

BRANDYWINE REALTY TRUST
By:	/s/ Gerard H. Sweeney

Name: Gerard H. Sweeney
Title: President and Chief Executive Officer

BRANDYWINE OPERATING PARTNERSHIP, L.P.
By:	Brandywine Realty Trust, its General Partner

By:	/s/ Gerard H. Sweeney

Name: Gerard H. Sweeney
Title: President and Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this registration statement and Power of Attorney have been signed by the following persons in the capacity and on the dates indicated.

KNOW ALL MEN BY THESE PRESENTS, that each person whose name appears below hereby constitutes and appoints Gerard H. Sweeney his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

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Signature	Title(s)	Date

	President, Chief Executive Officer and Trustee (Principal Executive Officer)	November 8, 2006
/s/ Gerard H. Sweeney

Gerard H. Sweeney

	Vice President – Finance and Treasurer (Principal Financial Officer)	November 8, 2006
/s/ Timothy M. Martin

Timothy M. Martin

	Vice President and Chief Accounting Officer (Principal Accounting Officer)	November 8, 2006
/s/ Scott W. Fordham

Scott W. Fordham

	Chairman of the Board of Trustees	November 8, 2006
/s/ Walter D’Alessio

Walter D’Alessio

	Trustee	November 8, 2006
/s/ D. Pike Aloian

D. Pike Aloian

	Trustee	November 8, 2006
/s/ Thomas F. August

Thomas F. August

/s/ Donald E. Axinn	Trustee	November 8, 2006

Donald E. Axinn

	Trustee	November 8, 2006
/s/ Wyche Fowler

Wyche Fowler

	Trustee	November 8, 2006
/s/ Michael J. Joyce

Michael J. Joyce

	Trustee	November 8, 2006
/s/ Anthony A. Nichols, Sr.

Anthony A. Nichols, Sr.

	Trustee	November 8, 2006
/s/ Charles P. Pizzi

Charles P. Pizzi

	Trustee	November 8, 2006
/s/ Michael V. Prentiss

Michael V. Prentiss

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EXHIBIT INDEX

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

3.1.1

Amended and Restated Declaration of Trust of Brandywine amended and restated as of May 12, 1997 (Previously filed as an exhibit to Brandywine’s Current Report on Form 8-K dated June 9, 1997 and incorporated herein by reference).

3.1.2

Articles of Amendment to Declaration of Trust of Brandywine dated September 4, 1997 (Previously filed as an exhibit to Brandywine’s Current Report on Form 8-K dated September 10, 1997 and incorporated herein by reference).

3.1.3

Articles of Amendment to Declaration of Trust of Brandywine dated May 15, 1998 (Previously filed as an exhibit to Brandywine’s Current Report on Form 8-K dated June 3, 1998 and incorporated herein by reference).

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3.1.4

Articles Supplementary to Declaration of Trust of Brandywine dated September 28, 1998 (Previously filed as an exhibit to Brandywine’s Current Report on Form 8-K dated October 13, 1998 and incorporated herein by reference).

3.1.5

Articles of Amendment to Declaration of Trust of Brandywine dated March 19, 1999 (Previously filed as an exhibit to Brandywine’s Annual Report on Form 10-K for the fiscal year ended December 31, 1998 and incorporated herein by reference).

3.1.6

Articles Supplementary to Declaration of Trust of Brandywine dated April 19, 1999 (Previously filed as an exhibit to Brandywine’s Current Report on Form 8-K dated April 26, 1999 and incorporated herein by reference).

3.1.7

Articles Supplementary to Declaration of Trust of Brandywine dated December 30, 2003 (Previously filed as an exhibit to Brandywine’s Form 8-A dated December 29, 2003 and incorporated herein by reference).

3.1.8

Articles Supplementary to Declaration of Trust of Brandywine dated February 5, 2004 (Previously filed as an exhibit to Brandywine’s Form 8-A dated February 5, 2004 and incorporated herein by reference).

3.1.9

Articles of Amendment to Declaration of Trust of Brandywine dated October 3, 2005 (Previously filed as an exhibit to Brandywine’s Current Report on Form 8-K dated October 4, 2005 and incorporated herein by reference).

3.1.10

Amended and Restated Agreement of Limited Partnership of Brandywine Operating Partnership, L.P. (Previously filed as an exhibit to the Company’s Form 8-K dated December 17, 1997 and incorporated herein by reference).

3.1.11

First Amendment to Amended and Restated Agreement of Limited Partnership of the Operating Partnership (Previously filed as an exhibit to the Company’s Form 8-K dated December 17, 1997 and incorporated herein by reference).

3.1.12

Second Amendment to the Amended and Restated Agreement of Limited Partnership Agreement of the Operating Partnership (Previously filed as an exhibit to the Company’s Form 8-K dated April 13, 1998 and incorporated herein by reference).

3.1.13

Third Amendment to the Amended and Restated Agreement of Limited Partnership of the Operating Partnership (Previously filed as an exhibit to the Company’s Form 8-K dated May 14, 1998 and incorporated herein by reference)

3.1.14

Fourth Amendment to the Amended and Restated Agreement of Limited Partnership of the Operating Partnership (Previously filed as an exhibit to the Company’s Form 8-K dated October 13, 1998 and incorporated herein by reference).

3.1.15

Fifth Amendment to the Amended and Restated Agreement of Limited Partnership of the Operating Partnership (Previously filed as an exhibit to the Company’s Form 8-K dated October 13, 1998 and incorporated herein by reference).

3.1.16

Sixth Amendment to the Amended and Restated Agreement of Limited Partnership of the Operating Partnership (Previously filed as an exhibit to the Company’s Form 8-K dated October 13, 1998 and incorporated herein by reference).

3.1.17

Seventh Amendment to the Amended and Restated Agreement of Limited Partnership of the Operating Partnership (Previously filed as an exhibit to the Company’s Form 10-K for the fiscal year ended December 31, 2003 and incorporated herein by reference).

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3.1.18

Eighth Amendment to the Amended and Restated Agreement of Limited Partnership of the Operating Partnership (Previously filed as an exhibit to the Company’s Form 10-K for the fiscal year ended December 31, 2003 and incorporated herein by reference).

3.1.19

Ninth Amendment to the Amended and Restated Agreement of Limited Partnership of the Operating Partnership (Previously filed as an exhibit to the Company’s Form 10-K for the fiscal year ended December 31, 2003 and incorporated herein by reference).

3.1.20

Tenth Amendment to the Amended and Restated Agreement of Limited Partnership of the Operating Partnership (Previously filed as an exhibit to the Company’s Form 10-K for the fiscal year ended December 31, 2003 and incorporated herein by reference).

3.1.21

Eleventh Amendment to the Amended and Restated Agreement of Limited Partnership of the Operating Partnership (Previously filed as an exhibit to the Company’s Form 10-K for the fiscal year ended December 31, 2003 and incorporated herein by reference).

3.1.22

Twelfth Amendment to the Amended and Restated Agreement of Limited Partnership of the Operating Partnership (Previously filed as an exhibit to the Company’s Form 10-K for the fiscal year ended December 31, 2003 and incorporated herein by reference).

3.1.23

Thirteenth Amendment to the Amended and Restated Agreement of Limited Partnership of the Operating Partnership (Previously filed as an exhibit to the Company’s Form 8-K dated September 21, 2004 and incorporated herein by reference).

3.1.24

Fourteenth Amendment to the Amended and Restated Agreement of Limited Partnership of the Operating Partnership (Previously filed as an exhibit to the Company’s Form 8-K dated January 10, 2006 and incorporated herein by reference).

3.1.25

Fifteenth Amendment to the Amended and Restated Agreement of Limited Partnership of the Operating Partnership (Previously filed as an exhibit to the Company’s Form 8-K dated August 18, 2006 and incorporated herein by reference).

3.2	Amended and Restated Bylaws of Brandywine (Previously filed as an exhibit to Brandywine’s Current Report on Form 8-K dated October 14, 2003 and incorporated herein by reference).
4.1

Indenture dated October 22, 2004 by and among Brandywine, the Operating Partnership, certain wholly owned subsidiaries of the Operating Partnership named thereon and The Bank of New York, as Trustee (Previously filed as an exhibit to Brandywine’s Current Report on Form 8-K dated October 22, 2004).

4.2

First Supplemental Indenture dated May 25, 2005 by and among Brandywine, the Operating Partnership, certain wholly-owned subsidiaries of the Operating Partnership named therein and The Bank of New York, as Trustee (Previously filed as an exhibit to Brandywine’s Current Report on Form 8-K dated May 26, 2005 and incorporated herein by reference).

4.3

Second Supplemental Indenture dated October 4, 2006 by and among Brandywine, the Operating Partnership and The Bank of New York, as Trustee (Previously filed as an exhibit to Brandywine’s Current Report on Form 8-K dated October 4, 2006 and incorporated herein by reference).

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4.4

$345,000,000 3.875% Exchangeable Senior Notes due 2026, and related Guarantee (Previously filed as an exhibit to Brandywine’s Current Report on Form 8-K dated October 4, 2006 and incorporated herein by reference).

4.5

Registration Rights Agreement dated October 4, 2006 among Brandywine, the Operating Partnership and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Bear, Stearns & Co. Inc. and Lehman Brothers Inc. (Previously filed as an exhibit to Brandywine’s Current Report on Form 8-K dated October 4, 2006 and incorporated herein by reference).

5.1	Opinion of Pepper Hamilton LLP regarding the validity of the securities being registered.	*
8.1	Opinion of Pepper Hamilton LLP regarding tax matters	*
12.1

Statement of computation of ratios of earnings to combined fixed charges and preferred share distributions of Brandywine (Previously filed as an exhibit to Brandywine’s Form 10-Q for the quarter ended June 30, 2006 and incorporated herein by reference).

*
12.2

Statement of computation of ratios of earnings to fixed charges of the Operating Partnership. (Previously filed as an exhibit to the Operating Partnership’s Form 10-Q for the quarter ended June 30, 2006 and incorporated herein by reference).

*
23.1	Consent of PricewaterhouseCoopers LLP (Philadelphia)	*
23.2	Consent of PricewaterhouseCoopers LLP (Philadelphia).	*
23.3	Consent of PricewaterhouseCoopers LLP (Dallas).	*
23.4	Consent of PricewaterhouseCoopers LLP (Dallas).	*
23.5	Consent of Pepper Hamilton LLP (included in Exhibit 5.1).
23.6	Consent of Pepper Hamilton LLP (included in Exhibit 8.1).
24.1	Power of Attorney (included as part of the signature page in this registration statement).
25.1	Statement of Eligibility of The Bank of New York on Form T-1.	*
*	Filed herewith.